Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among:

MARVELL TECHNOLOGY GROUP LTD.,

a Bermuda exempted company;

MAUI HOLDCO, INC.,

a Delaware corporation;

MAUI ACQUISITION COMPANY LTD,

a Bermuda exempted company;

INDIGO ACQUISITION CORP.,

a Delaware corporation;

and

INPHI CORPORATION,

a Delaware corporation

Dated as of October 29, 2020

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EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Statutory Merger Agreement

Exhibit C	-	Form of Amended and Restated Certificate of Incorporation of HoldCo

Exhibit D	-	Form of Amended and Restated Bylaws of HoldCo

Exhibit E	-	Form of Marvell Bye-Law Amendment

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of October 29, 2020, by and among: (a) MARVELL TECHNOLOGY GROUP LTD., a Bermuda exempted company (“Marvell”); (b) MAUI HOLDCO, INC., a Delaware corporation and a wholly owned Subsidiary of Marvell (“HoldCo”); (c) MAUI ACQUISITION COMPANY LTD, a Bermuda exempted company and a wholly owned Subsidiary of HoldCo (“Bermuda Merger Sub”); (d) INDIGO ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of HoldCo (“Delaware Merger Sub”); and (e) INPHI CORPORATION, a Delaware corporation (the “Company”). Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub and the Company are referred to collectively in this Agreement as the “parties” and individually as a “party”; and Marvell and the Company are referred to collectively in this Agreement as the “Principal Parties” and individually as a “Principal Party.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Marvell organized HoldCo, and HoldCo organized each of Bermuda Merger Sub and Delaware Merger Sub, for the purpose of effecting the transactions contemplated by this Agreement.

B. Marvell, HoldCo and Bermuda Merger Sub intend to effect a merger of Bermuda Merger Sub into Marvell (the “Bermuda Merger”) in accordance with this Agreement, a Statutory Merger Agreement in substantially the form of Exhibit B (the “Statutory Merger Agreement”) and the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”). Upon consummation of the Bermuda Merger, Bermuda Merger Sub will cease to exist and Marvell will become a wholly owned Subsidiary of HoldCo.

C. Immediately after the consummation of the Bermuda Merger, the Company, HoldCo and Delaware Merger Sub intend to effect a merger of Delaware Merger Sub into the Company (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”). Upon consummation of the Delaware Merger, Delaware Merger Sub will cease to exist and the Company will become a wholly owned Subsidiary of HoldCo.

D. The respective boards of directors of HoldCo, Marvell and Bermuda Merger Sub have approved this Agreement, the Statutory Merger Agreement and the Bermuda Merger.

E. The respective boards of directors of HoldCo, Delaware Merger Sub and the Company have approved this Agreement and the Delaware Merger.

F. For U.S. federal income Tax purposes, it is intended that: (i) the Mergers, taken together, qualify as a transaction described in Section 351(a) of the Code; (ii) the Bermuda Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; and (iii) this Agreement constitutes a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTIONS

1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, at the Bermuda Merger Effective Time, Bermuda Merger Sub will be merged with and into Marvell and the separate corporate existence of Bermuda Merger Sub will cease in accordance with Section 104H of the Bermuda Companies Act. Marvell will become a wholly owned Subsidiary of HoldCo and will continue as the surviving company in the Bermuda Merger (the “Surviving Bermuda Company”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Delaware Merger Effective Time, Delaware Merger Sub will be merged with and into the Company, and the separate existence of Delaware Merger Sub will cease. The Company will become a wholly owned Subsidiary of HoldCo and will continue as the surviving corporation in the Delaware Merger (the “Surviving Delaware Corporation”).

1.2 Effects of the Mergers. The Bermuda Merger will have the effects set forth in this Agreement, the Statutory Merger Agreement and in the applicable provisions of the Bermuda Companies Act. The Delaware Merger will have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing. The consummation of the Contemplated Transactions (the “Closing”) will take place at the offices of Hogan Lovells US LLP, 4085 Campbell Avenue, Suite 100, Menlo Park, California, 94025 (or, at the Principal Parties’ joint election, by means of a virtual closing through electronic exchange of signatures) at 8:00 a.m. (California time) on the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than those conditions set forth in Sections 6.6 and 7.6, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time or date as the Principal Parties may jointly designate. Notwithstanding anything to the contrary contained in this Section 1.3, if the Closing would otherwise be required to occur under this Section 1.3 during the last seven days of any fiscal quarter of Marvell, then, subject to the continued satisfaction or waiver of the conditions set forth in Section 6 and Section 7 (other than those conditions set forth in Sections 6.6 and 7.6, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), the Closing shall occur instead on the earlier of (a) the second Business Day of the following fiscal quarter of Marvell and (b) the End Date, unless the Principal Parties jointly designate another date. The date on which the Closing actually takes place is referred to as the “Closing Date.”

1.4 Bermuda Merger Effective Time; Delaware Merger Effective Time.

(a) Subject to the provisions of this Agreement and the Statutory Merger Agreement, Marvell, HoldCo and Bermuda Merger Sub shall: (i) duly execute the Statutory Merger Agreement on the Closing Date; (ii) on or prior to the Closing Date, cause an application for registration of the Surviving Bermuda Company (the “Bermuda Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act along with the documents required by Section 108(2) of the Bermuda Companies Act; and (iii) cause to be included in the Bermuda Merger Application a request that the Registrar issue the certificate of merger with respect to the Bermuda Merger (the “Bermuda Merger Certificate”) on the Closing Date at the time designated by Marvell and set forth in the Bermuda Merger Application. The Bermuda Merger shall become effective on the issuance of the Bermuda Merger Certificate by the Registrar at the time and date shown on the Bermuda Merger Certificate (the time at which the Bermuda Merger becomes effective being referred to as the “Bermuda Merger Effective Time”).

(b) Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL and specifying that the Delaware Merger will become effective one minute after the Bermuda Merger Effective Time shall be duly executed by the Company in connection with the Closing and, substantially concurrently with the Closing on the Closing Date, filed with the Secretary of State of the State of Delaware. The Delaware Merger will become effective as of the time specified in such certificate of merger (the time at which the Delaware Merger becomes effective being referred to as the “Delaware Merger Effective Time”).

1.5 Constituent Documents. Unless otherwise mutually agreed by the Principal Parties prior to the Closing:

(a) the memorandum of association and bye-laws of the Surviving Bermuda Company shall be amended and restated as of the Bermuda Merger Effective Time to conform to the memorandum of association and bye-laws of Bermuda Merger Sub in effect immediately prior to the Bermuda Merger Effective Time, except that the name of the company reflected therein shall be “Marvell Technology Group Ltd.”;

(b) the certificate of incorporation and bylaws of the Surviving Delaware Corporation shall be amended and restated as of the Delaware Merger Effective Time to conform to the certificate of incorporation and bylaws of Delaware Merger Sub as in effect immediately prior to the Delaware Merger Effective Time, except that the name of the corporation reflected therein shall be “Inphi Corporation”; and

(c) the certificate of incorporation and bylaws of HoldCo will be amended and restated as of the Bermuda Merger Effective Time to conform to Exhibit C and Exhibit D, respectively (it being understood and agreed that the name of the Entity set forth in Exhibit C and Exhibit D may be changed by Marvell prior to the Closing).

1.6 Directors and Officers. Unless otherwise mutually agreed by the Principal Parties prior to the Closing:

(a) the directors and officers of the Surviving Bermuda Company immediately after the Bermuda Merger Effective Time will be the respective individuals who are the directors and officers (including the corporate secretary) of Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be;

(b) the directors and officers of the Surviving Delaware Corporation immediately after the Delaware Merger Effective Time will be the respective individuals who are the directors and officers of Delaware Merger Sub immediately prior to the Delaware Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and

(c) the directors and officers of HoldCo immediately after the Bermuda Merger Effective Time will be the respective individuals who are the directors and officers of Marvell immediately prior to the Bermuda Merger Effective Time, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Prior to the Delaware Merger Effective Time, Marvell shall take all necessary corporate action to cause the Chief Executive Officer of the Company to become a member of the board of directors of HoldCo, effective immediately after the Delaware Merger Effective Time.

1.7 Conversion of Shares.

(a) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any further action on the part of Marvell, HoldCo, Bermuda Merger Sub or any shareholder of Marvell:

(i) any Marvell Common Shares held, directly or indirectly, by any wholly owned Subsidiary of Marvell (other than HoldCo and Bermuda Merger Sub) or by any Inphi Entity immediately prior to the Bermuda Merger Effective Time will be unaffected by the Bermuda Merger and will remain issued and outstanding as an equal number of common shares of the Surviving Bermuda Company;

(ii) any Marvell Common Shares held by Marvell in Marvell’s treasury or held, directly or indirectly, by HoldCo or Bermuda Merger Sub immediately prior to the Bermuda Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(iii) except as provided in Sections 1.7(a)(i) and 1.7(a)(ii), and subject to Sections 1.7(d), 1.10, 1.11(g) and 1.13, each Marvell Common Share that is issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into the right to receive one share of HoldCo Common Stock; and

(iv) each common share, $1.00 par value per share, of Bermuda Merger Sub issued and outstanding immediately prior to the Bermuda Merger Effective Time will be converted into one common share of the Surviving Bermuda Company.

(b) At the Bermuda Merger Effective Time, each share of HoldCo Common Stock that is outstanding immediately prior to the Bermuda Merger Effective Time will remain outstanding. Immediately after the Bermuda Merger Effective Time, all shares of HoldCo Common Stock owned by the Surviving Bermuda Company shall be surrendered to HoldCo, and no consideration will be delivered in exchange therefor.

(c) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any further action on the part of the Company, HoldCo, Delaware Merger Sub or any stockholder of the Company:

(i) any shares of Company Common Stock held, directly or indirectly, by any wholly owned Subsidiary of the Company or by any Marvell Entity (other than HoldCo and Delaware Merger Sub) immediately prior to the Delaware Merger Effective Time will be unaffected by the Delaware Merger and will remain outstanding as an equal number of shares of common stock of the Surviving Delaware Corporation;

(ii) any shares of Company Common Stock held, directly or indirectly, by the Company (or held in the Company’s treasury) or by HoldCo or Delaware Merger Sub immediately prior to the Delaware Merger Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(iii) except as provided in Sections 1.7(c)(i) and 1.7(c)(ii), and subject to Sections 1.7(d), 1.11 and 1.12, each share of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time will be converted into the right to receive: (A) 2.323 (the “Exchange Ratio”) shares of HoldCo Common Stock; and (B) $66.00 in cash, without interest (the “Per Share Cash Amount”); and

(iv) each share of the common stock, $0.001 par value per share, of Delaware Merger Sub outstanding immediately prior to the Delaware Merger Effective Time will be converted into one share of common stock of the Surviving Delaware Corporation.

(d) If, during the period commencing on the date of this Agreement and ending at the Delaware Merger Effective Time (the “Pre-Closing Period”), the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Per Share Cash Amount and the Exchange Ratio will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. If, during the Pre-Closing Period, the issued and outstanding Marvell Common Shares or the outstanding shares of HoldCo Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by Marvell or HoldCo during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Exchange Ratio (but not the Per Share Cash Amount) and the consideration payable pursuant to Section 1.7(a)(iii) will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

(e) No fraction of a share of HoldCo Common Stock shall be issued in connection with the Delaware Merger, and no certificates or scrip for any such fractional share shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of HoldCo Common Stock (after aggregating all fractions of a share of HoldCo Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder’s Company Stock Certificate(s) or the transfer of Uncertificated Company Shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Marvell Common Share on the Marvell Stock Exchange on the date the Delaware Merger becomes effective.

1.8 Closing of Transfer Books.

(a) At the Bermuda Merger Effective Time: (i) except for Marvell Common Shares that continue to be held by a Subsidiary of the Surviving Bermuda Company or an Inphi Entity following the Bermuda Merger

Effective Time in accordance with Section 1.7(a)(i), all Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time (each such certificate, a “Marvell Share Certificate”) or uncertificated Marvell Common Shares represented by book entry positions (each such share, an “Uncertificated Marvell Share”) shall cease to have any rights as shareholders of Marvell, other than the rights, if any, that such holders may have under Section 106(6) of the Bermuda Companies Act; and (ii) the share transfer books of Marvell shall be closed with respect to all Marvell Common Shares issued and outstanding immediately prior to the Bermuda Merger Effective Time. No further transfer of any such Marvell Common Shares shall be made on such share transfer books after the Bermuda Merger Effective Time. If, after the Bermuda Merger Effective Time, a valid Marvell Share Certificate or Uncertificated Marvell Share is presented to the Exchange Agent or to the Surviving Bermuda Company or HoldCo, such Marvell Share Certificate or Uncertificated Marvell Share shall be canceled and may be exchanged as provided in Section 1.10.

(b) At the Delaware Merger Effective Time: (i) except for Disregarded Company Shares, all shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book entry positions (each such share, an “Uncertificated Company Share”) shall cease to have any rights as stockholders of the Company, other than the rights, if any, that such holders may have under Section 262 of the DGCL; and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Delaware Merger Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Delaware Merger Effective Time. If, after the Delaware Merger Effective Time, a valid Company Stock Certificate or Uncertificated Company Share is presented to the Exchange Agent or to the Surviving Delaware Corporation or HoldCo, such Company Stock Certificate or Uncertificated Company Share shall be canceled and shall be exchanged as provided in Section 1.11.

1.9 Exchange Fund. On or prior to the Closing Date, HoldCo shall, and Marvell shall cause HoldCo to, select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Mergers (the “Exchange Agent”). Subject to Section 1.12, promptly after the Delaware Merger Effective Time on the Closing Date, HoldCo shall: (a) deposit with the Exchange Agent certificates or book entry positions representing the shares of HoldCo Common Stock issuable pursuant to Sections 1.7(a)(iii) and 1.7(c)(iii); and (b) cause to be deposited with the Exchange Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.7(c)(iii) (including payments to be made in lieu of fractional shares). The HoldCo Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to the deposited shares of HoldCo Common Stock are referred to collectively as the “Exchange Fund.” The cash portion of the Exchange Fund will be invested by the Exchange Agent as directed by HoldCo; provided, however, that any such investments shall be in short-term obligations of the United States with maturities of no more than 30 days or guaranteed by the United States and backed by the full faith and credit of the United States. No investment of the Exchange Fund shall relieve HoldCo or the Exchange Agent from promptly paying the cash consideration payable pursuant to Section 1.11(a), and following any losses from any such investment, HoldCo shall promptly provide additional cash funds to the Exchange Agent in the amount of such losses to the extent the funds in the Exchange Fund are insufficient for such purposes, which additional funds will be deemed to be part of the Exchange Fund.

1.10 Exchange of Marvell Share Certificates. Each Marvell Share Certificate, other than a certificate representing a Disregarded Marvell Share, will, from and after the Bermuda Merger Effective Time, represent an equivalent number of shares of HoldCo Common Stock. At the Bermuda Merger Effective Time, the Exchange Agent will credit in the stock ledger and other appropriate books and records of HoldCo an equivalent number of shares of HoldCo Common Stock for any Uncertificated Marvell Shares represented by book entry positions, other than Disregarded Marvell Shares. After the Bermuda Merger Effective Time, if an exchange of Marvell Share Certificates for new certificates representing shares of HoldCo Common Stock is required by applicable Legal Requirements, or is desired at any time by HoldCo, then HoldCo may arrange, in its sole discretion, for such exchange on a one-for-one-share basis.

1.11 Exchange of Company Stock Certificates.

(a) As soon as reasonably practicable (and in any event within three Business Days) after the Delaware Merger Effective Time, the Exchange Agent will mail to the Persons who, as of immediately prior to the Delaware Merger Effective Time, were record holders of Company Stock Certificates and Uncertificated Company Shares: (i) a letter of transmittal in customary form (including a provision confirming that delivery of a Company Stock Certificate or transfer of an Uncertificated Company Share will be effected, and risk of loss and title to such Company Stock Certificate or such Uncertificated Company Share will pass, only upon proper delivery of such Company Stock Certificate or transfer of such Uncertificated Company Share to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates or transfer of Uncertificated Company Shares in exchange for Delaware Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange (or compliance with the reasonable procedures established by the Exchange Agent for transfer of Uncertificated Company Shares), together with the delivery of a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or HoldCo, the holder of such Company Stock Certificate or Uncertificated Company Shares will be entitled to receive in exchange therefor the Delaware Merger Consideration that such holder has the right to receive pursuant to Section 1.7, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate or Uncertificated Company Shares and the Company Stock Certificate or Uncertificated Company Shares so surrendered or transferred will be canceled. Until surrendered or transferred as contemplated by this Section 1.11(a), each Company Stock Certificate and Uncertificated Company Share shall be deemed, from and after the Delaware Merger Effective Time, to represent only the right to receive Delaware Merger Consideration as contemplated by Section 1.7(c).

(b) No dividends or other distributions declared or made with respect to HoldCo Common Stock with a record date after the Delaware Merger Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or to the holder of any Uncertificated Company Share that has not been transferred, in each case with respect to the HoldCo Common Stock that such holder has the right to receive in the Delaware Merger, until such holder surrenders such Company Stock Certificate or transfers such Uncertificated Company Share in accordance with this Section 1.11 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

(c) In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Delaware Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares or Uncertificated Company Shares is registered if: (i) any such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer; and (ii) such holder has paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Delaware Merger Consideration to a Person other than such holder (or has established to the reasonable satisfaction of HoldCo that such bonds and Taxes have been paid or are not applicable).

(d) If any Company Stock Certificate is lost, stolen or destroyed, HoldCo may, in its discretion and as a condition precedent to the payment of any Delaware Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as HoldCo may direct) as indemnity against any claim that may be made against the Exchange Agent, HoldCo or the Surviving Delaware Corporation with respect to such Company Stock Certificate. No interest will be paid or will accrue on any cash consideration payable to holders of Company Stock Certificates or in respect of Uncertificated Company Shares pursuant to Section 1.7.

(e) Any portion of the Exchange Fund that remains undistributed to former holders of shares of Company Common Stock as of the date that is 365 days after the date on which the Delaware Merger becomes effective will be delivered to HoldCo upon demand, and any former holders of shares of Company Common Stock who have not theretofore surrendered their Company Stock Certificates, or complied with the procedures established by the Exchange Agent for transfer of Uncertificated Company Shares, in accordance with this Section 1.11 may thereafter look only to HoldCo for satisfaction of their claims for Delaware Merger Consideration and any dividends or distributions with respect to the shares of HoldCo Common Stock included in the Delaware Merger Consideration.

(f) If any Company Stock Certificate has not been surrendered, or any Uncertificated Company Share has not been transferred, by the earlier of (i) the fifth anniversary of the date on which the Delaware Merger becomes effective and (ii) the date immediately prior to the date on which the Delaware Merger Consideration that such Company Stock Certificate or Uncertificated Company Share represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such Delaware Merger Consideration will, to the extent permitted by applicable Legal Requirements, become the property of HoldCo, free and clear of any claim or interest of any Person previously entitled thereto. None of HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or the Exchange Agent will be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Delaware Merger Consideration (or dividends or distributions with respect to shares of HoldCo Common Stock included in the Delaware Merger Consideration) delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(g) Each of the Exchange Agent, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or any Marvell Common Share, Company Equity Award or Marvell Equity Award such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.12 Dissenting Company Stockholders.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Company Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Delaware Merger Consideration in accordance with Section 1.7(c)(iii), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Company Shares.

(b) If any Dissenting Company Shares lose their status as such (through failure to perfect or otherwise), then such Dissenting Company Shares will be deemed automatically to have been converted into, as of the Delaware Merger Effective Time, and to represent only, the right to receive Delaware Merger Consideration in accordance with Section 1.7, without interest thereon, upon surrender of the Company Stock Certificate representing such shares or, if such shares are Uncertificated Company Shares, upon compliance with the procedures established by the Exchange Agent for the transfer of such Uncertificated Company Shares, and HoldCo shall promptly deposit (or cause to be deposited) in the Exchange Fund additional cash in an amount sufficient to pay the cash portion of the Delaware Merger Consideration in respect of such shares of Company Common Stock that are no longer Dissenting Company Shares.

(c) The Company shall give Marvell: (i) prompt notice of any demand for appraisal received by the Company prior to the Delaware Merger Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Delaware Merger Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not voluntarily make any payment or settlement offer prior to the Delaware Merger Effective Time with respect to any such demand, notice or instrument unless Marvell has given its prior written consent to such payment or settlement offer.

1.13 Dissenting Marvell Shareholders.

(a) At the Bermuda Merger Effective Time, all Dissenting Marvell Shares will be canceled and, unless otherwise required by applicable Bermuda Legal Requirements, converted into the right to receive the shares of HoldCo Common Stock such holder is entitled to receive pursuant to Section 1.7(a)(iii), and any holder of Dissenting Marvell Shares shall, if the fair value of a Dissenting Marvell Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than the fair value of the share of HoldCo Common Stock exchanged therefor, be entitled to receive such difference from the Surviving Bermuda Company by payment made within 30 days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b) If a holder of Dissenting Marvell Shares who sought to exercise such holder’s right to appraisal fails to properly exercise, or effectively withdraws or otherwise waives, such holder’s right to appraisal (such withdrawal or waiver, an “Appraisal Withdrawal”), then such holder shall have no other rights with respect to such Dissenting Marvell Shares other than as contemplated by Section 1.7(a)(iii).

1.14 Further Action. If, at any time after the Delaware Merger Effective Time, any further action is determined by HoldCo to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bermuda Company or the Surviving Delaware Corporation with full right, title and possession of and to all rights and property of Marvell, Bermuda Merger Sub, the Company and Delaware Merger Sub, then the officers and directors of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation are fully authorized (in the name of Marvell, in the name of Bermuda Merger Sub, in the name of the Company, in the name of Delaware Merger Sub or otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub as follows (it being understood that the representations and warranties contained in this Section 2 are subject to: (a) the exceptions and disclosures set forth in the Company Disclosure Schedule (subject to Section 9.6); and (b) the disclosures in any Company SEC Report filed with the SEC at least three Business Days before the date of this Agreement (but (i) without giving effect to any amendment thereto filed with the SEC thereafter, (ii) excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other statement or other disclosure that is similarly predictive or forward-looking, and (iii) excluding any Company SEC Reports that are not publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) on the date that is three Business Days before the date of this Agreement)):

2.1 Subsidiaries; Due Organization; Etc.

(a) Part 2.1(a) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. Neither the Company nor any of the other Inphi Entities owns any capital stock of, or any equity interest of any nature in, any other Entity, other than another Inphi Entity. None of the Inphi Entities has at any time been a general partner of or otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. None of the Inphi Entities has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except for the Subsidiaries of the Company, and except for immaterial equity interests held as passive investments, the Company does not directly or indirectly own any material equity or similar material interest in, or any material interest convertible into or exchangeable or exercisable for, any material equity or similar material interest in, any other Entity.

(b) Each of the Inphi Entities is duly organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all necessary corporate, limited liability company or other organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole. Each of the Inphi Entities is qualified to do business as a foreign entity and is in good standing (in jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on the Company.

2.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Marvell accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Inphi Entities, including all amendments thereto. The Company has Made Available to Marvell accurate and complete copies of the final approved minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of equity securities and board of directors or similar governing body (and to the extent applicable, each committee thereof) of the Company for the period from December 31, 2018 through the date of this Agreement. The final and approved minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors or similar governing body (and to the extent applicable, each committee thereof) of the Company Made Available to Marvell are complete and redacted only with respect to discussions of the Contemplated Transactions or other similar strategic transactions, and not with respect to any other matter. No Inphi Entity is in violation of any of the provisions of the certificate of incorporation or bylaws (or equivalent charter and organizational documents), including all amendments thereto, of such Entity, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock, of which 52,102,241 shares were issued and outstanding as of the close of business on October 26, 2020 (the “Inphi Listing Date”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares were issued or outstanding as of the close of business on the Inphi Listing Date. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Inphi Entities. There is no Inphi Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Inphi Entities is under any obligation under, or is bound by, any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.

(b) As of the close of business on the Inphi Listing Date: (i) 697,717 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans; (ii) 700,869 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Company ESPP”); (iii) (A) 3,749,548

shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company RSUs, (B) up to a maximum of 46,393 shares of Company Common Stock (34,338 shares of Company Common Stock assuming target performance) are subject to issuance and/or delivery pursuant to Company PSUs and (C) up to a maximum of 1,065,626 shares of Company Common Stock (478,840 shares of Company Common Stock assuming target performance) are subject to issuance and/or delivery pursuant to Company MSUs; (iv) no shares of Company Restricted Stock are outstanding; (v) no shares of Company Common Stock are subject to stock appreciation rights, whether granted under the Company Equity Plans or otherwise; (vi) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans; and (vii) 5,694,936 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the close of business on the Inphi Listing Date: (1) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (2) the employee identification number of the holder of such Company Equity Award; (3) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Company Common Stock); (4) the exercise price (if any) of such Company Equity Award; (5) the date on which such Company Equity Award was granted; (6) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (7) the date on which such Company Equity Award expires; (8) if such Company Equity Award is a Company Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (9) if such Company Equity Award is a Company RSU, whether such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”); (10) if such Company Equity Award is a Company RSU, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule; and (11) whether the vesting of such Company Equity Award would be accelerated, in whole or in part, as a result of the Delaware Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise). From the close of business on the Inphi Listing Date until the date of this Agreement, no shares of Company Common Stock or Company Preferred Stock have been issued, except for shares of Company Common Stock issued pursuant to the exercise of Company Options or the vesting of Company RSUs, Company PSUs or Company MSUs, in each case, outstanding on the Inphi Listing Date and in accordance with their terms.

(c) The Company has Made Available to Marvell accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding, and the forms of all stock option, stock appreciation right, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise).

(d) Except (w) as set forth in Part 2.3(b) of the Company Disclosure Schedule, (x) for the Convertible Notes and the Capped Call Confirmations, (y) for shares of Company Common Stock issued following the Inphi Listing Date pursuant to the exercise of Company Options or the vesting of Company RSUs, Company PSUs or Company MSUs, in each case, outstanding as of the Inphi Listing Date and in accordance with their terms and (z) as may be issued in compliance with Section 4.2(b)(ii), there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Inphi Entities; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Inphi Entities; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract (other than the Indentures) under which any of the Inphi Entities is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) All outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Inphi Entities have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole.

(f) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2018 have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in each Certification are accurate and complete as of its date. For purposes of this Agreement, (A) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and (B) the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which any document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no unresolved written comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that, individually or in the aggregate, will not be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. To the Knowledge of the Company, no financial statements of any Person other than the Inphi Entities are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Inphi Entities maintain: (i) “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by the Exchange Act and, to the Knowledge of the Company, the

Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting; and (ii) “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by the Exchange Act, and such disclosure controls and procedures are designed to provide reasonable assurances that all material information concerning the Inphi Entities is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has Made Available to Marvell accurate and complete copies of the policies, manuals and other documents promulgating such disclosure controls and procedures. The Company is in material compliance with the applicable listing and other rules and regulations of the New York Stock Exchange and Nasdaq and, since January 1, 2018, has not received any notice from the New York Stock Exchange or Nasdaq asserting any non-compliance with such rules and regulations.

(d) The Company has Made Available to Marvell accurate and complete copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by any of the Inphi Entities since January 1, 2018.

(e) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Inphi Entity has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(f) Since January 1, 2018, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports or except as may have been required or permitted by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

2.5 Absence of Changes. Between December 31, 2019 and the date of this Agreement, there has not been any Material Adverse Effect on the Company, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on the Company. Between June 30, 2020 and the date of this Agreement, none of the Inphi Entities has taken any action, or authorized, approved, committed, agreed or offered to take any action, that if taken during the Pre-Closing Period would require Marvell’s consent under Section 4.2(b)(iii), Section 4.2(b)(iv) (with respect to the Company itself), Section 4.2(b)(v), Section 4.2(b)(x), Section 4.2(b)(xi), Section 4.2(b)(xii), Section 4.2(b)(xv), Section 4.2(b)(xvi), Section 4.2(b)(xvii), Section 4.2(b)(xix) or Section 4.2(b)(xxi). Since December 31, 2019, there has not been any change in any Inphi Entity’s sales patterns, pricing policies, accounts receivable or accounts payable or any “channel stuffing” or other sale method (including entering into any strategic purchase arrangement or providing any incentive (such as reduced pricing, extended payment terms or other similar incentives) designed to encourage accelerated purchases of Inphi Products) that would have, or would reasonably be expected to have, the effect of artificially increasing the Inphi Entities’ consolidated revenues for fiscal year 2020.

2.6 Title to Assets. Except with respect to the Inphi Entities’ real property (which is covered by Section 2.7) and with respect to the Inphi Entities’ Intellectual Property Rights (which is covered by Section 2.8), the Inphi Entities own, and have good and valid title to, all assets purported to be owned by them that are material to the Inphi Entities, taken as a whole, including: (a) all such assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company

Balance Sheet); and (b) all such other assets reflected in the books and records of the Inphi Entities as being owned by the Inphi Entities. All of such assets are owned by the Inphi Entities free and clear of any Encumbrances, except for Permitted Encumbrances.

2.7 Real Property; Equipment; Leasehold.

(a) None of the Inphi Entities owns any real property or any interest in real property. Part 2.7(a) of the Company Disclosure Schedule sets forth an accurate and complete description of each real property lease, sublease or occupancy agreement pursuant to which any of the Inphi Entities leases, subleases or occupies real property from any other Person (the “Leases”). (All real property leased or subleased to the Inphi Entities, including all buildings, structures, fixtures and other improvements leased or subleased to the Inphi Entities, are referred to as the “Leased Real Property.”) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Inphi Entities have a valid and binding leasehold interest in each Leased Real Property pursuant to a Lease, free and clear of all Encumbrances, other than Permitted Encumbrances; (ii) all of the Leases are valid and in full force and effect; and (iii) to the Knowledge of the Company, there is no default or event which, with the passage of time, the giving of notice or both, would become a default by any party under any Lease. The Company has Made Available to Marvell accurate and complete copies of all Leases.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all of the buildings, fixtures, additions and other improvements to the Leased Real Property are adequate and suitable in all respects for the purpose of conducting the Inphi Entities’ business as presently conducted. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened in writing that materially adversely affects, or would materially adversely affect, the continuation of any Inphi Entity’s present use or operation of any Leased Real Property. To the Knowledge of the Company, there is no existing plan or study by any Governmental Body or any other Person that challenges or otherwise adversely affects the continuation of any Inphi Entity’s present use or operation of any Leased Real Property. The Company has not received any written notice of any condemnation proceedings relating to any Leased Real Property and, to the Knowledge of the Company, no condemnation proceedings relating to any Leased Real Property are pending or threatened in writing.

2.8 Intellectual Property.

(a) The Company has Made Available to Marvell a schedule accurately identifying: (i) each item of Registered IP in which any Inphi Entity has (or purports to have) an ownership interest, or an exclusive license or similar exclusive right; (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration or serial number and date; and (iii) the record owner and, if different, the legal owner and beneficial owner (and if any other Person has an ownership interest in such item of Registered IP, the nature of such ownership interest).

(b) Part 2.8(b)(i) of the Company Disclosure Schedule accurately identifies each Inphi Inbound License that includes any Intellectual Property or Intellectual Property Rights that are incorporated or embodied in any Inphi Product and each other material Inphi Inbound License. Part 2.8(b)(ii) of the Company Disclosure Schedule accurately identifies each material Inphi Outbound License, other than a Contract entered into by an Inphi Entity in the ordinary course of business pursuant to which the Inphi Entity grants to its customer a nonexclusive license to use Inphi APIs, firmware or other Software in the customer’s own product as a component thereof (and no other license to Inphi IP). Part 2.8(b)(iii) of the Company Disclosure Schedule accurately identifies each Inphi Patent License. The Company has not exclusively licensed any of its APIs, firmware or other Software.

(c) The Inphi Entities own all right, title and interest in and to (i) the Inphi IP and (ii) all Intellectual Property and Intellectual Property Rights in, or incorporated or embodied in, each Inphi Product (other than

Intellectual Property and Intellectual Property Rights licensed to the Inphi Entities under Inphi Inbound Licenses), in each case, free and clear of any Encumbrances, except for Permitted Encumbrances. Without limiting the generality of the foregoing: (i) all assignments, documents and instruments necessary to perfect the rights of the Inphi Entities in any Inphi IP that is Registered IP have been duly executed and validly delivered, filed and otherwise recorded with the appropriate Governmental Body, and, to the Knowledge of the Company, each recording is in compliance with all applicable Legal Requirements; (ii) each Person who is or was involved in the creation, invention, contribution or development of any material Intellectual Property or Intellectual Property Rights in the course of that Person’s work with or for any Inphi Entity has validly and irrevocably assigned to an Inphi Entity all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such Intellectual Property and Intellectual Property Rights; (iii) to the Knowledge of the Company and except as set forth on Part 2.8(c)(iii) of the Company Disclosure Schedule, no Governmental Body, university, college, or other educational institution has or purports to have any ownership in, or rights to, any Inphi IP; (iv) each Inphi Entity has taken commercially reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise maintain and preserve its Intellectual Property Rights, and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; (v) to the Knowledge of the Company, except as set forth on Part 2.8(c)(v) of the Company Disclosure Schedule, (A) none of the Inphi Entities: (1) is or has been a member or promoter of, made any submission or contribution to, or is subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person (each, a “Standards Organization”) that does or would obligate any Inphi Entity to grant or offer a license or other right to, or otherwise impair its control of, any Inphi IP; or (2) has received a request in writing from any Person for any license or other right to any Inphi IP in connection with the activities of or any participation in any Standards Organization and (B) no Inphi IP is subject to any commitment that does or would require the grant of any license or right to any Person or otherwise limit any Inphi Entity’s control of any Inphi IP or has been, is or was required to be, identified by an Inphi Entity or, to the Knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization; and (vi) to the Knowledge of the Company, the Inphi Entities own or otherwise have sufficient rights in, and after the Closing the Surviving Delaware Corporation will continue to own and otherwise have sufficient rights in, all Intellectual Property Rights necessary to conduct the business of the Inphi Entities as currently conducted and currently planned by the Inphi Entities to be conducted.

(d) All Inphi IP that is Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable (other than pending applications). Without limiting the generality of the foregoing, to the Knowledge of the Company: (i) with respect to each item of Inphi IP that is Registered IP, all necessary: (A) fees, payments and filings have been timely submitted to the relevant Governmental Body or domain name registrar; and (B) other actions have been timely taken, in the case of each of clauses “(A)” and “(B),” to maintain each such item of Inphi IP that is Registered IP in full force and effect; and (ii) no Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any such Inphi IP is being, has been, or would reasonably be expected to be contested or challenged.

(e) To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a Consent is required to avoid any of the following): (i) a loss of, or Encumbrance on, any Inphi IP; (ii) a material breach of or default under, or the termination of, any Inphi Inbound License, Inphi Outbound License or Inphi Patent License; (iii) the grant, assignment or transfer to any other Person of any material license or other right, immunity, or interest under, in or to any Inphi IP or Intellectual Property Rights owned by HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates or the satisfaction of any condition as a result of which any Person would be permitted to exercise any license or other right, immunity, or interest under, in or to any Inphi IP or Intellectual Property Right owned by HoldCo, Marvell, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates; (iv) HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates being bound by, or subject to, any exclusivity commitment, non-competition agreement or other limitation or restriction on the operation of their respective businesses or the use, exploitation, assertion or enforcement of Intellectual Property or Intellectual Property Rights anywhere in the world; (v) a reduction of any royalties or other payments that an Inphi Entity would otherwise be entitled to with respect to any Inphi IP; or (vi) HoldCo, the Surviving Delaware Corporation, the Surviving Bermuda Company or any of their Affiliates being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Inphi Entities prior to the Closing.

(f) To the Knowledge of the Company, no Inphi Entity has ever infringed, misappropriated or otherwise violated or made unlawful use of any Intellectual Property or Intellectual Property Right of any other Person, and none of the Inphi Products or the conduct of the business of any Inphi Entity infringes, violates or makes unlawful use of any Intellectual Property Right of any other Person, and no Inphi Product contains any Intellectual Property misappropriated from any other Person, in each case in any material way or in a manner that would, or would reasonably be expected to, create a material liability for any of the Inphi Entities. Without limiting the generality of the foregoing and except as set forth on Part 2.8(f) of the Company Disclosure Schedule: (i) no infringement, misappropriation, unlawful use or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened against any Inphi Entity or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Inphi Entity with respect to such claim or Legal Proceeding; and (ii) since January 1, 2018, no Inphi Entity has received any written notice or, to the Knowledge of the Company, other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Inphi Product, or by any Inphi Entity, of any Intellectual Property or Intellectual Property Right of another Person, including: (A) any letter or other communication asserting infringement, misappropriation, violation or unlawful use or threatening litigation, or suggesting or offering that any Inphi Entity obtain a license to any Intellectual Property Right of another Person and implying or suggesting that any Inphi Entity has been or is infringing, misappropriating, violating or making unlawful use of any such Intellectual Property or Intellectual Property Right; or (B) any letter or other communication requesting or demanding defense of, or indemnification with respect to, any infringement claim.

(g) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or lapse of time, result in the delivery, license or disclosure of (or a requirement that any Inphi Entity or other Person deliver, license, or disclose) any Source Material for any Inphi Product or other material Inphi IP to any escrow agent or other Person. To the Knowledge of the Company, no event has occurred or circumstance or condition exists that, with or without notice or lapse of time, will, or would reasonably be expected to, give rise to an obligation to deliver, license or disclose any Source Material for any Inphi Product or other material Inphi IP to any escrow agent or other Person.

(h) To the Knowledge of the Company and except as set forth on Part 2.8(h) of the Company Disclosure Schedule, no Inphi Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that an Inphi Entity grant a license under or to, or refrain from asserting or enforcing, its Intellectual Property Rights or that any other Software included in the Inphi IP or any Inphi Product, or part thereof, be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge. Each Inphi Entity has at all times complied with, and is currently in compliance with, all of the licenses, conditions, and other requirements applicable to Open Source Software.

(i) The Inphi Entities’ receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Inphi Contract; (ii) applicable Information Privacy and Security Laws; and (iii) applicable policies and procedures adopted by the Inphi Entities relating to Protected Information. Each Inphi Entity has all lawful bases, authorizations, rights, consents, data processing agreements and data transfer agreements that are required under any applicable Information Privacy and Security Law to receive, access, use and disclose

Protected Information in such Inphi Entity’s possession or under its control in connection with the operation of the business of such Inphi Entity.

(j) To the Knowledge of the Company, the Inphi Entities have adopted, and are and have been in compliance with, commercially reasonable policies and procedures that apply to the Inphi Entities with respect to privacy, data protection, processing, security and the collection and use of Protected Information gathered or accessed in the course of the operations of the Inphi Entities. Employees of the Inphi Entities who have access to Protected Information have received documented training (in accordance with industry standards) with respect to compliance with all applicable Information Privacy and Security Laws.

(k) Each Inphi Entity appropriately protects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption. Each Inphi Entity has implemented and maintains a comprehensive information security program that, to the Knowledge of the Company: (i) complies with all applicable Information Privacy and Security Laws and general industry standards; (ii) identifies internal and external risks to the security of any proprietary or confidential information in its possession, including Protected Information and the rights and freedoms of the subjects of that Protected Information; (iii) monitors and protects Protected Information and all IT Systems against any unauthorized use, access, interruption, modification or corruption, in each case in conformance with applicable Information Privacy and Security Laws; (iv) implements, monitors and maintains appropriate, adequate and effective administrative, organizational, technical and physical safeguards to control the risks described in clauses “(ii)” and “(iii)” above; (v) is described in written data security policies and procedures; (vi) assesses each of the Inphi Entities’ data security practices, programs and risks; and (vii) maintains incident response and notification procedures in compliance with applicable Information Privacy and Security Laws, including in the case of any breach of security compromising Protected Information. Each Inphi Entity is taking, and has at all times taken, all required steps to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Inphi Entity provides similar safeguards, in each case, in compliance with applicable Information Privacy and Security Laws and consistent with general industry standards.

(l) Each Inphi Entity has taken reasonable measures to secure all Inphi Technology prior to selling, distributing, deploying or making it available and has made patches and updates to such Inphi Technology in accordance with industry standards. Without limiting the generality of the foregoing, each Inphi Entity has performed penetration tests and vulnerability scans of all Inphi Technology and those tests and scans were conducted in accordance with industry standards. Except as set forth on Part 2.8(l) of the Company Disclosure Schedule, each vulnerability identified by any such tests or scans has been fully remediated. To the Knowledge of the Company, no Inphi Technology contains any listening or recording device of which the user or customer is not made aware, “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or instructions or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, Protected Information, information processed by Inphi Technology, or a computer system or network or other device on which such code is stored or installed; or (ii) materially damaging or destroying any data or file without the user’s consent.

(m) To the Knowledge of the Company, there has been no data security breach of any IT System, or unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Inphi Entities. In each of the past five calendar years, each Inphi Entity has performed a security risk assessment in accordance with industry standards and addressed all known threats and deficiencies identified in those security risk assessments.

(n) No Inphi Entity (i) is under investigation by any Governmental Body for a violation of any Information Privacy and Security Law; or (ii) has received any written notice or audit request from a Governmental Body relating to any such violation.

(o) To the Knowledge of the Company, the collection, storage, processing, transfer, sharing and destruction of Protected Information in connection with the Contemplated Transactions, and the execution, delivery and performance of this Agreement and the Contemplated Transactions, complies with each of the Inphi Entities’ applicable privacy notices and policies and with all applicable Information Privacy and Security Laws. To the Knowledge of the Company, each Inphi Entity will continue to have at least the same rights to use, process and disclose Protected Information after the Closing as such Inphi Entity had before the Closing.

2.9 Material Contracts.

(a) Part 2.9(a) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each of the following Inphi Contracts:

(i) any Contract: (A) pursuant to which any of the Inphi Entities is or may become obligated to make or provide any severance, termination, change in control or similar payment or benefit to any Inphi Associate following the consummation of the Delaware Merger that is in addition to any applicable statutory requirement; or (B) pursuant to which any of the Inphi Entities is or may become obligated to make any bonus (paid in cash or stock) or similar payment (other than payments constituting base salary) in excess of $50,000 to any Inphi Associate immediately prior to, in connection with or following the consummation of the Delaware Merger;

(ii) any Contract, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions;

(iii) any collective bargaining, union or works council agreement;

(iv) any material Contract relating to the acquisition, development, transfer, sale or disposition of any business unit or product line or Inphi IP, outside the ordinary course of business, except for assignments of Intellectual Property and Intellectual Property Rights to Inphi Entities from their employees or contractors on standard forms used by such Inphi Entities;

(v) any Contract: (A) involving a material joint venture, strategic alliance, partnership or sharing of profits or revenue or similar agreement; or (B) for any capital expenditure to be made after the date of this Agreement in excess of $500,000;

(vi) any Contract relating to the acquisition, transfer, development (including joint development) or joint ownership of any material Intellectual Property or Intellectual Property Rights, except for assignments of Intellectual Property and Intellectual Property Rights to Inphi Entities from their employees or contractors on standard forms used by such Inphi Entities;

(vii) any Contract: (A) relating to the disposition or acquisition by any Inphi Entity of any assets (other than dispositions of inventory in the ordinary course of business consistent with past practice) or any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $5,000,000 individually or $20,000,000 in the aggregate for all such Contracts; or (B) pursuant to which any Inphi Entity will acquire any interest, or will make an investment for consideration in excess of $10,000,000, in any other Person, other than another Inphi Entity;

(viii) any Contract imposing any restriction in any material respect on the right or ability of any Inphi Entity: (A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person.

(ix) any Contract that: (A) grants exclusive rights to license, market, sell or deliver any product or service of any Inphi Entity; (B) contains any “most favored nation” or similar pricing provision in favor of the customer counterparty; (C) contains a right of first refusal, first offer or first negotiation with respect to an asset owned by an Inphi Entity; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or any portion of an Inphi Entity’s requirements from any third party;

(x) any mortgage, indenture, guarantee, loan, credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, in each case, in excess of $2,500,000, other than: (A) accounts receivable and accounts payable; and (B) loans to or guarantees of obligations of direct or indirect wholly owned Subsidiaries of the Company, in each case, arising or provided in the ordinary course of business consistent with past practice;

(xi) any Contract: (A) that creates any material obligation under any interest rate, currency or commodity derivative or hedging transaction; or (B) pursuant to which any Inphi Entity creates or grants a material Encumbrance on any of its properties or other assets;

(xii) any Contract: (A) with a customer of any Inphi Entity that has not been fully performed under which the Inphi Entities received payments of more than $5,000,000 in the aggregate, other than a purchase order for the sale of products in the ordinary course of business under which the Inphi Entities have received payments of less than $5,000,000; or (B) with a Major Supplier that has not been fully performed under which the Inphi Entities have made payments of more than $5,000,000 in aggregate, other than purchase requisitions for the purchase of products or services in the ordinary course of business under which the Inphi Entities have made payments of less than $5,000,000 in aggregate;

(xiii) any Contract providing for outsourcing, contract manufacturing, testing, assembly or fabrication, as applicable, of any product, technology or service of an Inphi Entity under which any of the Inphi Entities has made (or must make) payments in excess of $2,500,000 in aggregate in fiscal year 2019 or during the first nine months of calendar year 2020;

(xiv) any Contract that contemplates or involves the payment by or to any Inphi Entity in an amount in excess of $5,000,000 in the aggregate for the sale or purchase of products in fiscal year 2019 or during the first nine months of calendar year 2020, or that contemplates or involves the performance of services by or for any Inphi Entity for payments in excess of $5,000,000 in the aggregate in fiscal year 2019 or during the first nine months of calendar year 2020, other than a purchase order for the sale or purchase of products or services in the ordinary course of business under which the Inphi Entities have made or received payments of less than $5,000,000 in aggregate;

(xv) any settlement, conciliation or similar Contract: (A) that materially restricts or imposes any material obligation on any Inphi Entity or materially disrupts the business of any of the Inphi Entities as currently conducted; or (B) that would require any of the Inphi Entities to pay consideration valued at more than $5,000,000 in the aggregate after the date of this Agreement;

(xvi) any Contract that contains an epidemic failure, epidemic defect, recall or other similar or extraordinary remedy in favor of the customer counterparty for any defect, error or failure of any product, part or component thereof;

(xvii) any material Government Contract;

(xviii) any Contract (other than a Contract under any Company Equity Plan or a Contract evidencing any Company Equity Award on the form or forms used by the Company in the ordinary course of business and Made Available to Marvell): (A) relating to the future acquisition, issuance, voting, registration, sale or transfer of any security, other than the Convertible Notes; (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any security; or (C) providing any of the Inphi Entities with any right of first refusal or similar right with respect to, or right to repurchase or redeem, any security;

(xix) any Contract that would obligate an Inphi Entity to make any payment of more than $1,000,000 in connection with any of the Contemplated Transactions or under which the counterparty to any Contract could accelerate any payment of more than $1,000,000 under such Contract in connection with any of the Contemplated Transactions;

(xx) any Contract involving payments of more than $2,500,000 in any calendar year relating to any vendor managed inventory, consignment or other arrangement in which an Inphi Entity has responsibility for maintaining inventory levels, delivering products within specified lead times or retaining title or risk of non-sale on products, parts or components delivered to the counterparty; and

(xxi) any other Contract, if a breach of such Contract could reasonably be expected to have or result in a Material Adverse Effect on the Company.

For purposes of this Agreement, Inphi Contracts of the type required to be set forth in Part 2.9(a) of the Company Disclosure Schedule, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) and each Lease shall be deemed to constitute a “Material Contract.” The Company has Made Available to Marvell an accurate and complete copy of each Material Contract.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole, each Inphi Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions. None of the Inphi Entities, and, to the Knowledge of the Company, no other Person, has materially violated or breached, or committed any material default under, any Inphi Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Inphi Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Inphi Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Inphi Contract; (iv) give any Person the right to accelerate the maturity or performance of any Inphi Contract that constitutes a Material Contract; or (v) give any Person the right to cancel, terminate or modify any Inphi Contract that constitutes a Material Contract. Since January 1, 2018, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible material violation or breach of, or default under, any Material Contract.

2.10 Inphi Products. No Inphi Entity is obligated to (a) provide any recipient of any Inphi Product or prototype (or any other Person) with any upgrade, improvement or enhancement of an Inphi Product or prototype or (b) design or develop a new product, or a customized, improved or new version of an Inphi Product, for any other Person. No Inphi Product has ever been the subject of any recall or other similar action of any Governmental Body.

2.11 Major Customers and Suppliers.

(a) Part 2.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each End Customer and each Supply Chain Customer who was one of the 10 largest sources of revenues for the Inphi Entities during (i) fiscal year 2019 or (ii) the first nine months of calendar year 2020, based on amounts paid or payable during such period (each, a “Major Customer”). No Inphi Entity has any pending material dispute with any Major Customer. To the Knowledge of the Company, no Inphi Entity has received any written notice or other communication from any Major Customer to the effect that such Major Customer will likely not continue as a customer of any of the Inphi Entities or to the effect that such Major Customer intends to terminate or materially modify any existing Contract with any of the Inphi Entities, including by materially reducing the scale of the business conducted with, any of the Inphi Entities. To the Knowledge of the Company, the Inphi Entities have satisfied all material commitments, as and when such material commitments have been required to be satisfied, under each Contract with a Major Customer with respect to Inphi Products that are currently under development, including commitments relating to delivery schedules and product performance.

(b) Part 2.11(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each supplier who was one of the 10 largest suppliers of the Inphi Entities during (i) fiscal year 2019 or (ii) the first nine months of calendar year 2020, based on amounts paid or payable to such suppliers during such period (each a “Major Supplier”). No Inphi Entity has any pending material dispute with any Major Supplier. To the Knowledge of the Company, no Inphi Entity has received any written notice or other communication from any Major Supplier to the effect that such Major Supplier will likely not continue as a supplier of any of the Inphi Entities or to the effect that such Major Supplier intends to terminate or materially modify any existing Contract with any of the Inphi Entities, including by materially reducing the scale of the business conducted with, any of the Inphi Entities.

2.12 Liabilities.

(a) None of the Inphi Entities has any Liability of any nature, whether accrued, absolute, contingent, matured or unmatured or otherwise, other than: (i) liabilities identified as such in the “liabilities” column of the Company Balance Sheet; (ii) liabilities that have been incurred by the Inphi Entities since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices; (iii) liabilities for performance of executory obligations under Inphi Contracts, to the extent such liabilities did not arise as a result of a breach of such Inphi Contracts or a breach or violation of any warranty under such Inphi Contracts; (iv) liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Company or to the Inphi Entities, taken as a whole; and (v) liabilities described in Part 2.12(a) of the Company Disclosure Schedule.

(b) Part 2.12(b) of the Company Disclosure Schedule lists all indebtedness of the Inphi Entities for borrowed money outstanding as of the date of this Agreement in excess of $1,750,000 in the aggregate (other than any indebtedness owed to another Inphi Entity).

(c) Part 2.12(c) of the Company Disclosure Schedule sets forth all obligations of the Inphi Entities outstanding as of the date of this Agreement in respect of interest rate or currency obligations, swaps, hedges, capped call transactions or similar arrangements that are material to the Inphi Entities, taken as a whole.

2.13 Compliance with Legal Requirements.

(a) Each of the Inphi Entities is, and has at all times since January 1, 2015 been, in compliance with all applicable Legal Requirements, except as would not, individually or in the aggregate, reasonably be expected to be material to the Inphi Entities, taken as a whole. To the Knowledge of the Company, since January 1, 2018, none of the Inphi Entities has received any written notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except for such actual or possible violations or failures to comply as would not reasonably be expected to be, individually or in the aggregate, material to any Inphi Entity or to the Inphi Entities, taken as a whole.

(b) None of the Inphi Entities, and, to the Knowledge of the Company, no director, officer, other employee or any agent or third party acting on behalf of any of the Inphi Entities, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Legal Requirement, including the Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act of 2010; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. For purposes of this Section 2.13(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Legal Requirement, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. Since January 1, 2015, none of the Inphi Entities or any other Entity under any Inphi Entity’s control has been investigated, charged or prosecuted for any violation of any applicable Legal Requirement. None of the Inphi Entities or any

Entity under any Inphi Entity’s control has disclosed to any Governmental Body information that establishes or indicates that an Inphi Entity violated, or has disclosed to any Governmental Body that an Inphi Entity may have violated, any Legal Requirement applicable to the Inphi Entities, or is aware of any circumstances that would reasonably be expected to give rise to an investigation in the future.

(c) Since January 1, 2015, each of the Inphi Entities and, to the Knowledge of the Company, each Entity under any Inphi Entity’s control: (i) has been and is in compliance, in all material respects, with all U.S. Export and Import Laws and all applicable Foreign Export and Import Laws; and (ii) has complied with all of its licenses, registrations and other authorizations for export, re-export, deemed (re)export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business.

(d) None of the Inphi Entities or, to the Knowledge of the Company, any of their respective directors, officers, employees or any agent acting on behalf of any of the Inphi Entities: (i) is or has been a Person with whom transactions are prohibited or limited under any U.S. Export and Import Law or Foreign Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other similar Governmental Body; (ii) has violated or made a disclosure (voluntary or otherwise) regarding compliance with any U.S. Export and Import Law or Foreign Export and Import Law or any other similar Legal Requirement; (iii) has engaged in any transaction or otherwise dealt directly or indirectly with the Crimea Region of Ukraine/Russia since December 19, 2014, or with Cuba, Iran, North Korea, Sudan or Syria since October 5, 2015 with respect to any goods, software or services, or any other country against which the U.S. maintains an arms embargo if the transaction involved goods, software, services or technology controlled by ITAR; or (iv) has employed or is currently employing at any of its facilities any national of Cuba, Iran, North Korea, Sudan or Syria who is not a U.S. citizen or permanent resident of the U.S., or a person ordinarily resident in the Crimea region of Ukraine/Russia who is not a U.S. citizen or permanent resident of the U.S.

(e) None of the Inphi Entities has been cited or fined for failure to comply with any U.S. Export and Import Law or Foreign Export and Import Law, and no economic sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is or has been pending or, to the Knowledge of the Company, threatened against any Inphi Entity or any officer or director of any Inphi Entity (in his or her capacity as an officer or director of any Inphi Entity) by or before (or, in the case of a threatened matter, that would come before) any Governmental Body.

2.14 Governmental Authorizations.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole: (i) the Inphi Entities hold, and since January 1, 2016 have held, all material Governmental Authorizations, and have made all filings required under applicable Legal Requirements, necessary to enable the Inphi Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted; (ii) all such Governmental Authorizations are valid and in full force and effect; and (iii) each Inphi Entity is, and since January 1, 2016 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2018, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Part 2.14(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Inphi Entities by any Governmental Body or otherwise. Each of the Inphi Entities is in full compliance with all of the terms and requirements of each grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule, except where the failure to be in full compliance would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole. Neither the execution, delivery or performance of this Agreement nor the consummation of the Mergers or any of the other Contemplated Transactions will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule.

2.15 Tax Matters. Except as could not reasonably be expected to have or result in a Material Adverse Effect on the Company:

(a) (i) each of the Tax Returns required to be filed by or on behalf of any Inphi Entity with any Governmental Body (the “Inphi Entity Returns”) (A) has been filed on or before the applicable due date (including any extensions of such due date) and (B) is accurate and complete in all material respects; and (ii) all Taxes for which the Inphi Entities are liable have been timely paid or accrued (in accordance with GAAP);

(b) the Company Balance Sheet fully accrues all actual and contingent liabilities of the Inphi Entities for Taxes with respect to all periods through the date of this Agreement, except for liabilities for Taxes incurred since the date of the Company Balance Sheet in the ordinary course of the operation of the business of the Inphi Entities;

(c) no extension or waiver of the limitation period applicable to any of the Inphi Entity Returns has been granted (by the Company or any other Person) and remains in effect;

(d) (i) no Tax audit, claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Inphi Entity in respect of any Tax; (ii) there are no Encumbrances for Taxes upon any of the assets of any of the Inphi Entities except liens for current Taxes not yet due and payable or delinquent; (iii) no deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Body against any Inphi entity that remains unpaid; and (iv) no written claim has ever been made by any Governmental Body in a jurisdiction where an Inphi Entity does not file a Tax Return that it is or may be subject to taxation in that jurisdiction;

(e) since October 1, 2018, no Inphi Entity has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock qualifying for tax-free treatment under Section 355 of the Code;

(f) no Inphi Entity has any Liability for the Taxes of any Person (other than another Inphi Entity) under Treas. Reg. § 1.1502-6 (or any similar provision of any state, local or foreign Legal Requirement, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except for an agreement (i) that will terminate as of the Closing and for which no payments will be due after the Closing or (ii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes) or otherwise;

(g) none of the Inphi Entities is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement (i) solely between the Inphi Entities, (ii) that will terminate as of Closing or (iii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes);

(h) since January 1, 2016, the Inphi Entities have complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Legal Requirements relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of all required transfer pricing reports);

(i) no Inphi Entity has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Legal Requirement;

(j) the aggregate net Tax liability of the Inphi Entities under Section 965 of the Code as of December 31, 2018 was $0;

(k) none of the Inphi Entities will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 or 263A of the Code (or any comparable provision under any state, local or foreign Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local or foreign Tax Legal Requirements) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received outside the ordinary course of business prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing;

(l) no Inphi Entity has taken any action, and the Company does not have any Knowledge of any fact, agreement, plan or other circumstance, that would reasonably be expected to preclude (i) the Bermuda Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code; and

(m) each of the Inphi Entities has withheld from each payment or deemed payment made to each Inphi Associate, its past and present suppliers, creditors, stockholders and other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies and complied with all reporting and record retention requirements related to such Taxes.

2.16 Employee and Labor Matters; Benefit Plans.

(a) The Company has Made Available to Marvell an accurate and complete list (redacted to the extent required by applicable Legal Requirements) of all current employees (identified by employee identification number) of each of the Inphi Entities as of the date of this Agreement, and reflects: (i) their dates of hire or retention; (ii) their job titles or positions; (iii) their current annual base salaries or hourly wages; (iv) their current year annual target bonus or commission amounts; (v) any other material compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (vi) any Governmental Authorizations that are required for them to perform their services for the respective Inphi Entity; (vii) any promises made to them with respect to changes or additions to their compensation or benefits; (viii) their city and state or country of employment or service; (ix) their employer or employing entity; (x) the annual vacation or paid time off entitlement in days and any accrued and unpaid vacation pay or paid time off entitlements as of September 30, 2020; (xi) leave of absence status and reason and expected date of return to active employment, if any; (xii) whether such employees are classified as exempt or non-exempt under the Fair Labor Standards Act or the applicable Legal Requirements of the jurisdiction where such employees are located; and (xiii) their status as full-time, part-time, temporary or seasonal employees. The employment of each employee of an Inphi Entity who performs services for such Inphi Entity exclusively or primarily in the United States is terminable by such Inphi Entity “at will” (and without penalty or Liability, whether in respect of severance payments and benefits or otherwise) and the employment of each employee of an Inphi Entity who performs services for such Inphi Entity exclusively or primarily outside the United States is terminable either “at will” or at the expiration of a standard notice period as set forth in applicable local regulations or contained in a written Contract Made Available to Marvell. The Company has Made Available to Marvell accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, employee acknowledgments, and other materials relating to employment with the Inphi Entities in effect as of the date of this Agreement.

(b) None of the Inphi Entities is a party to, subject to, or under any obligation to bargain for, or is negotiating or required to negotiate the terms of, any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any Inphi Associate or other Contract with a labor organization, union, works council or similar entity representing any Inphi Associate, and there are no labor organizations, unions, works councils or similar entities representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employee or Contract Worker of any of the Inphi Entities. To the Knowledge of the Company, there are no organizing, election or other activities pending or threatened by or on behalf of any union, works council, employee representative or other labor organization or group of employees with respect to any Inphi Associate. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any Inphi Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Inphi Associate. No Inphi Entity has ever agreed to recognize any labor union, works council or other collective bargaining representative, nor has any labor union, works council or other collective bargaining representative been certified as the exclusive bargaining representative of any Inphi Associate. There is no challenge regarding representation as to any labor union, works council, employee association or other collective bargaining representative with respect to any Inphi Associate, and no labor union, works council or other collective bargaining representative claims to or, to the Knowledge of the Company, is seeking to represent any Inphi Associate. There is no union, works council, employee representative or other labor organization, which, pursuant to any applicable Legal Requirement, must provide consent or otherwise be notified or consulted, or with which negotiations need to be conducted, in connection with any of the Contemplated Transactions. None of the Inphi Entities has ever engaged in any unfair labor practice of any nature. None of the Inphi Entities is involved in any negotiation regarding a claim or grievance with any trade union or other body representing employees or former employees. Since January 1, 2015: (i) there has not been any unfair labor practice complaint, charge or suit pending or, to the Knowledge of the Company, threatened against any Inphi Entity before the U.S. National Labor Relations Board or any similar body or Entity in the United States or any other country in which any Inphi Entity has employees or performs services; and (ii) no Inphi Entity has received any demand letter, draft of suit or other communication related to any matter described in clause “(i)” above. To the Knowledge of the Company, (A) no petition has been filed with the National Labor Relations Board or any similar agency requesting certification of a collective bargaining representative and (B) no other union organizing efforts are pending or threatened. There are no slowdowns, strikes, pickets, boycotts, group work stoppages, labor disputes, industrial disputes, controversies, labor interruptions, attempts to organize or union organizing activity, or any similar activity or dispute in progress, or, to the Knowledge of the Company, pending or threatened against or affecting any of the Inphi Entities or any of their employees.

(c) Part 2.16(c) of the Company Disclosure Schedule accurately sets forth, with respect to each individual who is a consultant or other independent contractor of any Inphi Entity or has provided services as an independent contractor since January 1, 2019 and will be paid more than $100,000:

(i) the name of such consultant or independent contractor, the Inphi Entity that has engaged such independent contractor, location of service (including state and country) of engagement and the date on which such independent contractor was originally engaged by such Inphi Entity;

(ii) whether such consultant or independent contractor is subject to a written Contract or is engaged through an agency or on a contingency basis (and, as applicable, identifies the Contract governing such engagement);

(iii) a description of such consultant or independent contractor’s performance objectives, services, duties and responsibilities;

(iv) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such consultant or independent contractor from any Inphi Entity with respect to services performed in the calendar year ended December 31, 2019 and services performed during the first nine months of calendar year 2020;

(v) the terms of current compensation of such consultant or independent contractor; and

(vi) any Governmental Authorization that is held by such consultant or independent contractor and that relates to or is useful in connection with the business of any Inphi Entity.

Accurate and complete copies of all Contracts identified in Part 2.16(c)(ii) of the Company Disclosure Schedule have been Made Available to Marvell.

(d) Except as would not, individually or in the aggregate, reasonably be expected to result in a material Liability being incurred by any Inphi Entity: (i) each Inphi Associate that renders or has rendered services to any of the Inphi Entities that is or was classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is and was properly characterized as such for all purposes (including (A) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Legal Requirements, (B) applicable Tax Legal Requirements and (C) unemployment insurance and worker’s compensation obligations); and (ii) the Inphi Entities have properly classified and treated each such individual in accordance with all applicable Legal Requirements and for purposes of all applicable Inphi Employee Plans and perquisites. Since January 1, 2018, none of the Inphi Entities has received any notice from any Person disputing such classification. No Contract Worker is eligible to participate in any Inphi Employee Plan that is provided to employees of an Inphi Entity. None of the Inphi Entities has ever had any temporary, seasonal or leased employees that were not treated and accounted for in all respects as employees of such Inphi Entity.

(e) No Person has claimed or, to the Knowledge of the Company, has reason to claim that any Inphi Associate or other Person affiliated or associated with any Inphi Entity: (i) is in violation of any term of any employment Contract, patent disclosure agreement, enforceable noncompetition agreement, enforceable nonsolicitation agreement or any enforceable restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. To the Knowledge of the Company, no Inphi Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, manufacture or sale of any product or proposed product, or the development or sale of any service or proposed service, of any Inphi Entity. Each Inphi Associate is legally authorized to work in all locations where he or she performs services for the Company. Each Inphi Associate has successfully passed all background checks and all other verification reviews expressly required by any Inphi Entity, Inphi Contract or applicable certification or accreditation requirement, or other license, registration or membership requirements which are necessary or required for each Inphi Associate to perform services for the Inphi Entities.

(f) Each Inphi Entity is, and since October 1, 2017 each Inphi Entity has been, in compliance with all Employment Laws in all material respects. Since October 1, 2017, none of the Inphi Entities has effectuated a plant closing, termination, relocation, mass layoff, furlough, separation from position, reduction, or other termination of any current or former employee of any Inphi Entity that has imposed or would impose any obligation or other Liability upon any Inphi Entity under WARN or would otherwise require any Inphi Entity to notify or consult with, prior to or after the Delaware Merger Effective Time, any Governmental Body or other Person with respect to the impact of the Contemplated Transactions. None of the Inphi Entities is a party to any Contract or subject to any Legal Requirement that restricts any Inphi Entity from relocating, consolidating, merging or closing, in whole or in part, any portion of the business of such Inphi Entity. Since January 1, 2017, each of the Inphi Entities has properly accrued in the ordinary course of business, and in all material respects has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation for any services performed, directly or indirectly, for any Inphi Entity as of the date of this Agreement. None of the Inphi Entities has any material liability for any arrears of wages, salaries, overtime pay, premium pay, commissions, bonuses, benefits, severance pay or other amounts, including pursuant to any Contract, policy, practice or applicable Legal Requirement, or any Taxes or any penalty for failure to comply with any of the foregoing. None of the Inphi Entities has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business consistent with past practice). Each of the Inphi Entities maintains in all material respects accurate and complete records of all hours worked by each employee eligible for overtime compensation and compensates all employees in all material respects in accordance with the requirements of the Fair Labor Standards Act and the applicable Legal Requirements of all jurisdictions where such Inphi Entity maintains employees. Since January 1, 2017, each of the Inphi Entities has been in compliance with the requirements of the Immigration Reform Control Act of 1986 in all material respects, and each employee who requires permission and/or authorization to work in the jurisdiction in which they carry out their employment had at the time of hire current and appropriate permission and/or authorization to work in that jurisdiction in all material respects. None of the Inphi Entities’ policies or practices has been, or, to the Knowledge of the Company, is currently being audited or investigated by any Governmental Body. There are no claims, charges, complaints or Legal Proceedings related to any Inphi Associate that are pending or, to the Knowledge of the Company, threatened against any Inphi Entity by or before any Governmental Body or arbitrator relating to any Employment Law.

(g) Since January 1, 2016, no allegation, complaint, charge or claim (formal or informal) of sexual harassment, sexual assault, sexual misconduct, gender discrimination or similar behavior (a “Sexual Misconduct Allegation”) has been made against any person who is or was an officer, director, manager or supervisory-level employee of any Inphi Entity in such person’s capacity as such or, to the Knowledge of the Company, in any other capacity. No Inphi Entity has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating directly or indirectly to any Sexual Misconduct Allegation against any Inphi Entity or any person who is or was an officer, director or manager of any Inphi Entity.

(h) Part 2.16(h) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Inphi Employee Plan and each material Inphi Employee Agreement and separately identifies each material Foreign Inphi Plan. Except as required by this Agreement, or to the extent permitted pursuant to Section 4.2(b), none of the Inphi Entities intends, and none of the Inphi Entities has committed, to establish or enter into any new arrangement that would constitute an Inphi Employee Plan or Inphi Employee Agreement, or to materially modify any Inphi Employee Plan or Inphi Employee Agreement (except to conform any such Inphi Employee Plan or Inphi Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Marvell in writing). The Company has Made Available to Marvell, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Inphi Employee Plan and each material Inphi Employee Agreement, including all amendments thereto; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Inphi Employee Plan; (iii) the most recently filed annual report (Form 5500 Series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Inphi Employee Plan; (iv) the trust agreement, insurance Contract or other funding instrument, if any, with respect to each material Inphi Employee Plan; (v) all discrimination tests required under the Code for each Inphi Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (vi) the most recent IRS determination or opinion letter issued with respect to each Inphi Employee Plan intended to be qualified under Section 401(a) of the Code.

(i) Each Inphi Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all applicable Legal Requirements, including ERISA and the Code. Any Inphi Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each Foreign Inphi Plan intended to qualify for special tax treatment satisfies all requirements for such treatment. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Inphi Employee Plan between the Company and such Inphi Employee Plan or, to the Knowledge of the Company, between any other Person and such Inphi Employee

Plan. Each Inphi Employee Plan that does not constitute a contract can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to HoldCo, the Marvell Entities, the Inphi Entities or any ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated by the IRS, DOL or any other Governmental Body with respect to any Inphi Employee Plan. None of the Inphi Entities or any ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Inphi Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each of the Inphi Entities and ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Inphi Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports. Each Foreign Inphi Plan that is required to be registered or approved by any Governmental Body under applicable Legal Requirements has been so registered or approved.

(j) None of the Inphi Entities, and none of their respective ERISA Affiliates, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) Inphi Pension Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Inphi Employee Plan is or has been funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Inphi Employee Plan subject to ERISA holds stock issued by the Company or any of its current ERISA Affiliates as a plan asset. The fair market value of the assets of each funded Foreign Inphi Plan, the Liability of each insurer for any Foreign Inphi Plan funded through insurance, or the book reserve established for any Foreign Inphi Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Inphi Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Inphi Plan, and none of the Contemplated Transactions will cause any such assets or insurance obligations to be less than such benefit obligations.

(k) No Inphi Employee Plan or Inphi Employee Agreement provides (except at no cost to the Inphi Entities or any Affiliate of any Inphi Entity), or reflects or represents any Liability of any of the Inphi Entities or any Affiliate of any Inphi Entity to provide, post-termination or retiree life insurance, post-termination or retiree health benefits (except for COBRA reimbursements pursuant to a severance agreement that do not continue for more than 18 months) or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements.

(l) Except as set forth in Part 2.16(l) of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Inphi Associate; or (ii) create any limitation or restriction on the right of any Inphi Entity to merge, amend or terminate any Inphi Employee Plan or Inphi Employee Agreement. Without limiting the generality of the foregoing, no amount payable to any Inphi Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. None of the Inphi Entities has any obligation to compensate any Inphi Associate for any Taxes incurred by such Inphi Associate under Section 4999 of the Code.

(m) Each Inphi Employee Plan, Inphi Employee Agreement or other Contract between any Inphi Entity and any Inphi Associate that is a “nonqualified deferred compensation plan” subject to Section 409A is and has at all times been administered in documentary and operational compliance with the requirements of Section 409A.

No Inphi Entity has any obligation to gross-up or otherwise reimburse any Inphi Associate for any tax incurred by such person pursuant to Section 409A.

(n) Each Inphi Entity is, and since May 1, 2020 has been, in compliance in all material respects with all applicable guidelines and requirements from the U.S. Centers for Disease Control and Prevention, the U.S. federal Occupational Safety and Health Administration, and all applicable non-U.S., state and local Governmental Bodies regarding COVID-19 safety precautions. If any employee of any Inphi Entity has tested positive for COVID-19, the Inphi Entities have taken all responsive action required under applicable Legal Requirements with respect to such employee, except as would not reasonably be expected to have or result in a material Liability to any Inphi Entity. Since March 1, 2020, no Inphi Entity has: (i) taken any material action adversely affecting the terms or conditions of employment of its current or former employees or other service providers related to the COVID-19 pandemic in any material respect, including implementing workforce reductions, terminations, furloughs, deferral of payment or providing compensation or benefits, or temporary or permanent reductions in compensation, benefits or working schedules or Inphi Employee Plans; or (ii) applied for or received any loan or deferred Tax, or claimed any Tax credit, under any applicable Legal Requirement or any directive issued by, or under any program implemented or sponsored by, any Governmental Body or public health agency in connection with the COVID-19 pandemic.

2.17 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on the Company, each of the Inphi Entities is, and since January 1, 2015 has been, in compliance in all material respects with, and is not subject to any material Liability under, all applicable Environmental Laws, including timely applying for, possessing, maintaining, and materially complying with the terms and conditions of all material Governmental Authorizations required under applicable Environmental Laws. To the Knowledge of the Company, none of the properties currently or formerly owned, leased or operated by any of the Inphi Entities contains any Hazardous Materials in amounts exceeding the levels allowed by, requiring investigation or remediation under, or otherwise permitted by, applicable Environmental Laws and that would reasonably be expected to result in a material Liability of any Inphi Entity.

(b) Since January 1, 2018, or earlier for matters that remain unresolved, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other communication from any Person that alleges that any of the Inphi Entities is not in material compliance with, or has any material Liability under, any Environmental Law. Except as could not reasonably be expected to result in a material Liability to any Inphi Entity, there has been no Release at, on, under or from any Leased Real Property or any other property that is or was owned, operated or leased by any of the Inphi Entities or at any property or facility at which any Inphi Entity has arranged for the transportation, disposal or treatment of Hazardous Materials.

(c) The Company has Made Available to Marvell copies of all material environmental assessments, Governmental Authorizations, reports, audits and other material documents in the Inphi Entities’ possession or under their control that relate to the Inphi Entities’ compliance with or any Liability under any Environmental Law or the environmental condition of any real property that any of the Inphi Entities currently or formerly has owned, operated, or leased.

2.18 Insurance. The Company has Made Available to Marvell a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Inphi Entities. Each of such insurance policies is in full force and effect, no written notice of a material default or termination has been received by any Inphi Entity in respect thereof and all premiums due thereon have been paid in full. Since January 1, 2019, none of the Inphi Entities has received any written notice or, to the Knowledge of the Company, other written communication regarding any: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.19 Legal Proceedings; Orders.

(a) There is no Legal Proceeding pending, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding, against or involving any Inphi Entity. None of the Legal Proceedings identified in Part 2.19(a) of the Company Disclosure Schedule has had or, if adversely determined, could reasonably be expected to have or result in, a Material Adverse Effect on the Company. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected, as of the date of this Agreement, to give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no Order to which any of the Inphi Entities, or any of the assets owned or used by any of the Inphi Entities, is subject that would reasonably be expected to, individually or in the aggregate, materially impact the business or operations of the Inphi Entities. To the Knowledge of the Company, no officer or other key employee of any of the Inphi Entities is subject to any Order that prohibits such officer or employee from performing such officer’s or employee’s duties or responsibilities as officers or employees of any of the Inphi Entities.

2.20 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject, in the case of the consummation of the Delaware Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company’s board of directors (at a meeting duly called and held) has: (a) unanimously determined that the Delaware Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Delaware Merger; (c) subject to any future Company Adverse Recommendation Change made in accordance with Section 5.2(f), unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Delaware Merger or any of the other Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.21 Takeover Statutes; No Rights Plan. Assuming the accuracy of Marvell’s representations and warranties set forth in Section 3.16, the Company’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement as it relates to the Delaware Merger. None of such actions by the Company’s board of directors has been amended, rescinded or modified. There are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) in the United States applicable to this Agreement, as it relates to the Delaware Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

2.22 No Existing Discussions. As of the date of this Agreement, none of the Inphi Entities, and no Representative of any of the Inphi Entities, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Company Acquisition Proposal.

2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger.

2.24 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Delaware Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Inphi Entities; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Delaware Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Inphi Entities, or any of the assets owned or used by any of the Inphi Entities, is subject; (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Inphi Entities or that otherwise relates to the business of any of the Inphi Entities or to any of the assets owned or used by any of the Inphi Entities; (d) contravene, conflict with or result in a material violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Material Contract; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Inphi Entities (except for minor liens that do not, individually or in the aggregate, adversely affect the value or use of such asset for its current and anticipated purposes in any material respect); except with respect to clauses “(b)” through “(e)” above, for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to be material to the Inphi Entities, taken as a whole. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust Legal Requirement, any Legal Requirement administered by any Requesting Authority, the Bermuda Companies Act or the Nasdaq Rules and listing standards, none of the Inphi Entities is, or will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the Mergers or any of the other Contemplated Transactions by the Company, except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole. Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, any foreign antitrust Legal Requirement and the Nasdaq Rules and listing standards, none of the Inphi Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Mergers or any of the other Contemplated Transactions, except as would not reasonably be expected to be, individually or in the aggregate, material to the Inphi Entities, taken as a whole.

2.25 Fairness Opinion. The Company’s board of directors has received from Qatalyst Partners LP (“Qatalyst”), financial advisor to the Company, its opinion to the effect that, as of the date of its opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the holders of Company Common Stock in the Delaware Merger pursuant to the terms of this Agreement is fair, from a financial point of view, to such holders (other than Marvell and its Affiliates) entitled to receive such consideration. The Company shall furnish a complete copy of such written opinion to Marvell as soon as practicable following the execution of this Agreement for informational purposes only, and the Company has received the consent of Qatalyst to include such opinion in the Joint Proxy Statement/Prospectus.

2.26 Advisors’ Fees. Except for Qatalyst, no broker, finder or investment banker is entitled to any brokerage, finder’s success, completion or similar fee or commission in connection with the Delaware Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Inphi Entities. The Company has furnished to Marvell accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Qatalyst.

2.27 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the shareholders of Marvell or at the time of the Company Stockholders’ Meeting or the Marvell Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Marvell or HoldCo for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

Section 3. REPRESENTATIONS AND WARRANTIES OF MARVELL

Marvell represents and warrants to the Company as follows (it being understood that the representations and warranties contained in this Section 3 are subject to: (a) the exceptions and disclosures set forth in the Marvell Disclosure Schedule (subject to Section 9.6); and (b) the disclosures in any Marvell SEC Report filed with the SEC at least three Business Days before the date of this Agreement (but (i) without giving effect to any amendment thereto filed with the SEC thereafter, (ii) excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other statement or other disclosure that is similarly predictive or forward-looking and (iii) excluding any Marvell SEC Reports that are not publicly available on EDGAR on the date that is three Business Days before the date of this Agreement)):

3.1 Due Organization. Marvell is an exempted company validly existing and in good standing under the laws of Bermuda. HoldCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bermuda Merger Sub is an exempted company validly existing and in good standing under the laws of Bermuda. Delaware Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub is, to the extent required, duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary (to the extent such concept is recognized in such jurisdiction), except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on Marvell.

3.2 Organizational Documents. Marvell has Made Available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto through the date of this Agreement, of Marvell. Marvell has Made Available to the Company accurate copies of the final approved minutes of the meetings (including any actions taken by written consent without a meeting) of the holders of equity securities and board of directors (and to the extent applicable, each committee thereof) of Marvell for the period from December 31, 2018 through the date of this Agreement and such copies are complete and redacted only with respect to discussions of the Contemplated Transactions or other similar strategic transactions, and not with respect to any other matter. None of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub is in violation of any of the provisions of its certificate of incorporation, memorandum of association, bye-laws or other charter or organizational documents, including all amendments thereto, of such Entity, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell.

3.3 Capitalization, Etc.

(a) As of the date of this Agreement, the authorized share capital of Marvell consists of 992,000,000 Marvell Common Shares and 8,000,000 Marvell Preferred Shares, Marvell does not hold any of its share capital in its treasury and no Marvell Common Shares are held by any of the Marvell Entities. As of the close of business on October 26, 2020 (the “Marvell Listing Date”): (i) 671,475,214 Marvell Common Shares were issued; (ii) no Marvell Preferred Shares were issued; (iii) 3,083,086 Marvell Common Shares were subject to issuance pursuant to Marvell Options; (iv) 13,875,064 Marvell Common Shares were subject to issuance pursuant to Marvell RSUs; and (v) 4,522,773 Marvell Common Shares (assuming achievement of the target level of performance at the end of the applicable performance period) were subject to issuance pursuant to Marvell PSUs.

(b) As of the close of business on the Marvell Listing Date: (i) 78,958,591 Marvell Common Shares were reserved for future issuance pursuant to Marvell’s Amended and Restated 1995 Stock Option Plan (assuming achievement of the target level of performance for Marvell PSUs at the end of the applicable performance period); and (ii) 34,838,922 Marvell Common Shares were reserved for future issuance pursuant to the Marvell ESPP. From the close of business on the Marvell Listing Date until the date of this Agreement, no Marvell Common Shares or Marvell Preferred Shares have been issued except for Marvell Common Shares issued pursuant to the exercise of Marvell Options or the vesting of Marvell RSUs or Marvell PSUs, in each case outstanding on the Marvell Listing Date and in accordance with their terms.

(c) All of the issued and outstanding Marvell Common Shares have been duly authorized and validly issued, and are fully paid, and no further capital calls can be made in respect of such shares.

(d) As of the date of this Agreement, except (x) as set forth in Sections 3.3(a) and 3.3(b), and (y) for changes since the Marvell Listing Date resulting from the exercise of Marvell Options outstanding on the Marvell Listing Date or the vesting of Marvell RSUs or Marvell PSUs outstanding on the Marvell Listing Date in accordance with their terms, there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Marvell Common Shares that has been issued or granted by Marvell; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Marvell Common Shares that has been issued or entered into by Marvell; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Marvell is or may become obligated to sell or otherwise issue any Marvell Common Shares or any other securities.

3.4 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by Marvell or any of its officers with the SEC since February 3, 2018 have been so filed on a timely basis. Other than HoldCo, none of Marvell’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each registration statement, proxy statement, Certification and other statement, report, schedule form and other document filed by Marvell with the SEC since February 3, 2018, and each amendment thereto (the “Marvell SEC Reports”), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Marvell SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Marvell SEC Reports, the principal executive officer and principal financial officer of

Marvell have made all Certifications, and the statements contained in each Certification were accurate and complete as of its date. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Marvell SEC Reports. As of the date of this Agreement, to the Knowledge of Marvell, none of the Marvell SEC Reports is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements (including any related notes and auditor reports) contained or incorporated by reference in the Marvell SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of Marvell and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Marvell and its consolidated Subsidiaries for the periods covered thereby.

(c) Marvell maintains: (i) “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by the Exchange Act and, to the Knowledge of Marvell, Marvell has disclosed, based on its most recent evaluation of internal control over financial reporting, to Marvell’s auditors and the audit committee of Marvell’s board of directors or similar governing body (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect Marvell’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in Marvell’s internal control over financial reporting; and (ii) “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as required by the Exchange Act, and such disclosure controls and procedures are effective in all material respects to ensure that all material information concerning the Marvell Entities is made known on a timely basis to the individuals responsible for the preparation of Marvell’s filings with the SEC and other public disclosure documents. Marvell is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq and, since January 1, 2018, has not received any notice from Nasdaq asserting any non-compliance with such rules and regulations.

(d) Marvell is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Marvell Entity has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e) Since February 2, 2019, there have been no changes in any of Marvell’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to Marvell’s financial statements (including, any related notes thereto) contained in the Marvell SEC Reports, except as described in the Marvell SEC Reports or except as may have been permitted or required by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

3.5 Absence of Changes. Between February 1, 2020 and the date of this Agreement: (a) there has not been any Material Adverse Effect on Marvell, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect on Marvell; (b) Marvell has not declared, accrued, set aside or paid any dividend, other than an ordinary quarterly dividend of $0.06 per Marvell Common Share; and (c) there has been any change in any Marvell Entity’s sales patterns, pricing policies, accounts receivable or accounts payable or any “channel stuffing” or other sale method (including entering into any strategic purchase arrangement or providing any incentive (such as reduced pricing, extended payment terms or other similar incentives) designed to encourage accelerated purchases of Marvell Products) that would have, or would reasonably be expected to have, the effect of artificially increasing the Marvell Entities’ consolidated revenues in fiscal year 2021.

3.6 Intellectual Property.

(a) The Marvell Entities own all right, title and interest in and to the Marvell IP (other than Intellectual Property and Intellectual Property Rights licensed to the Marvell Entities) free and clear of any Encumbrances (except for Permitted Encumbrances), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell. To the Knowledge of Marvell, all Marvell IP that is Registered IP is subsisting, valid and enforceable (other than pending applications), in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

(b) To the Knowledge of Marvell, no Marvell Entity and no Marvell Product is currently infringing or otherwise violating any Intellectual Property Right of any other Person or, at any time since October 1, 2014, has infringed or otherwise violated any Intellectual Property Right of any other Person, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

(c) To the Knowledge of Marvell, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell: (i) with respect to each item of Marvell IP that is Registered IP, all necessary fees, payments and filings have been timely submitted to the relevant Governmental Body or domain name registrar and other actions have been timely taken, in each case, to maintain each such item of Marvell IP that is Registered IP in full force and effect; and (ii) no legal proceeding to which the Marvell Entities are party is or has been pending in which the ownership, scope, validity or enforceability of any Marvell IP that is Registered IP is being or has been challenged; and (iii) no legal proceeding is pending against any Marvell Entity in which a third party has claimed that a Marvell Entity is infringing or otherwise violating the Intellectual Property Rights of such third party.

(d) Each Marvell Entity has, in accordance with applicable Legal Requirements, taken commercially reasonable efforts to protect its rights in and to its material trade secrets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Marvell.

3.7 Liabilities. None of the Marvell Entities has any accrued, absolute or other liability of the nature required to be disclosed in the “liabilities” column of a balance sheet prepared in accordance with GAAP, other than: (a) liabilities reflected in the Marvell Balance Sheet; (b) liabilities that have been incurred by the Marvell Entities since the date of the Marvell Balance Sheet in the ordinary course of business; and (c) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Marvell.

3.8 Compliance with Legal Requirements. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell: (a) each of the Marvell Entities is, and since February 2, 2019 has been, in compliance with all applicable Legal Requirements; (b) between February 2, 2019 and the date of this Agreement, none of the Marvell Entities has received any written notice from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; (c) between February 2, 2019 and the date of this Agreement, none of the Marvell Entities or any Entity under any Marvell Entity’s control has disclosed to any Governmental Body information that establishes or indicates that a Marvell Entity violated, or has disclosed to any Governmental Body that an Marvell Entity may have violated, any Legal Requirement applicable to the Marvell Entities, or is aware of any circumstances that would reasonably be expected to give rise to an investigation in the future; and (d) since February 2, 2015, has complied with all of its licenses, registrations and other authorizations for export, re-export, deemed (re)export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business.

3.9 Governmental Authorizations. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell, since February 2, 2019: (a) each of the Marvell Entities holds, and has held, all Governmental Authorizations, and has made all filings required under applicable Legal Requirements, necessary to enable the Marvell Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted; (b) all of the Governmental Authorizations referred to in clause “(a)” above have been valid and in full force and effect; and (c) each Marvell Entity has complied in all material respects with the terms and requirements of the Governmental Authorizations referred to in clause “(a)” above.

3.10 Tax Consequences. No Marvell Entity has taken any action, and neither Marvell nor HoldCo has any Knowledge of any fact, agreement, plan or other circumstance, that would reasonably be expected to preclude (a) the Bermuda Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (b) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code.

3.11 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Marvell: (a) each of the Marvell Entities is, and since February 2, 2019 has been, in compliance with all applicable Environmental Laws, including timely applying for, possessing, maintaining and complying with the terms and conditions of all material Governmental Authorizations required under applicable Environmental Laws; and (b) between February 2, 2019 (or earlier for matters that remain unresolved) and the date of this Agreement, none of the Marvell Entities has received any written notice or, to the Knowledge of Marvell, other written communication from any Governmental Body that alleges that any of the Marvell Entities is not in material compliance with, or has any material liability under, any Environmental Law.

3.12 Legal Proceedings; Orders. Except as would not, individually or in the aggregate, have or result in a Material Adverse Effect on Marvell: (a) there is no Legal Proceeding pending against or that, to the Knowledge of Marvell, is being threatened against any Marvell Entity; and (b) to the Knowledge of Marvell, there is no investigation by any Governmental Body pending or being threatened against any Marvell Entity. No Marvell Entity is subject to any Order that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Marvell.

3.13 Authority; Binding Nature of Agreement.

(a) Each of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject to: (i) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by the Required Marvell Shareholder Vote; (ii) the adoption of this Agreement by Marvell in its capacity as sole stockholder of HoldCo; (iii) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by HoldCo in its capacity as sole shareholder of Bermuda Merger Sub; and (iv) the adoption of this Agreement by HoldCo in its capacity as sole stockholder of Delaware Merger Sub. The execution and delivery of this Agreement by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub and the consummation by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub, other than: (A) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by the Required Marvell Shareholder Vote, and executing and delivering the Statutory Merger Agreement and filing the Bermuda Merger Application with the Registrar pursuant to the Bermuda Companies Act; (B) the adoption of this Agreement by Marvell in its capacity as sole stockholder of HoldCo; (C) the approval of this Agreement, the Statutory Merger Agreement and the Bermuda Merger by HoldCo in its capacity as sole shareholder of Bermuda Merger Sub; and (D) the adoption of this Agreement by HoldCo in its capacity as sole stockholder of Delaware Merger Sub. This Agreement has been duly executed and delivered by Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub and constitutes the legal, valid and binding obligation of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub, enforceable against Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b) The board of directors of Marvell, as of the date of this Agreement, has unanimously: (i) determined that the consideration payable pursuant to Section 1.7(a)(iii) constitutes fair value for each Marvell

Common Share in accordance with the Bermuda Companies Act; (ii) determined that the Delaware Merger Consideration constitutes fair value for each share of Company Common Stock in accordance with the Bermuda Companies Act; (iii) determined that the Bermuda Merger, on the terms and subject to the conditions set forth in this Agreement, is fair to, and in the best interests of, Marvell; (iv) approved the Bermuda Merger, this Agreement and the Statutory Merger Agreement; (v) approved the Marvell Bye-Law Amendment; and (vi) resolved, subject to Section 5.3(f), to recommend approval of the Bermuda Merger, this Agreement, the Statutory Merger Agreement and the Marvell Bye-Law Amendment to Marvell’s shareholders (the recommendation described in clause “(vi)” above being referred to as the “Marvell Board Recommendation”).

3.14 Vote Required. The Required Marvell Shareholder Vote is the only vote of Marvell’s shareholders that is necessary to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger.

3.15 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub, nor the consummation of the Bermuda Merger by Marvell, Bermuda Merger Sub and HoldCo, the Delaware Merger by Delaware Merger Sub and HoldCo, or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, memorandum of association, bye-laws or other charter or organizational documents of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub; or (b) contravene or conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub is subject, except for any such contraventions, conflicts, violations or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Marvell. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust Legal Requirement, any Legal Requirement administered by any Requesting Authority, the Bermuda Companies Act or the Nasdaq Rules and listing standards, and except as would not reasonably be expected to have a Material Adverse Effect on Marvell, Marvell is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution, delivery or performance by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub of this Agreement or the consummation of the Mergers or any of the other Contemplated Transactions by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub.

3.16 Stock Ownership. None of Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub beneficially owns (as such term is used in Rule 13d-3 under the Exchange Act) any shares of Company Common Stock or any options, warrants or other rights to acquire shares of Company Common Stock or other securities of, or any other economic interest (through derivatives, securities or otherwise) in, the Company.

3.17 Capitalization and Operations of HoldCo, Delaware Merger Sub and Bermuda Merger Sub. All of the issued and outstanding shares of HoldCo and Delaware Merger Sub, and all of the issued and outstanding share capital of Bermuda Merger Sub, are as of the date of this Agreement, and immediately prior to the Bermuda Merger Effective Time will be, owned by Marvell or a direct or indirect wholly owned Subsidiary of Marvell. Each of HoldCo, Bermuda Merger Sub and Delaware Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions and none of HoldCo, Bermuda Merger Sub or Delaware Merger Sub has conducted any material business prior to the date of this Agreement or has material assets, material liabilities or material obligations of any nature, other than those incident to its formation and those incurred pursuant to or in connection with this Agreement, the Mergers, the Debt Financing and the other Contemplated Transactions.

3.18 Financing.

(a) Marvell has delivered to the Company accurate and complete copies of (i) the executed 364-day bridge facility commitment letter, dated as of the date of this Agreement (the “Bridge Commitment Letter”), by and between Marvell and JPMorgan Chase Bank, N.A. (“JPMorgan”) and (ii) the executed facilities commitment letter, dated as of the date of this Agreement (the “Term Loan Commitment Letter” and together with the Bridge

Commitment Letter, the “Debt Commitment Letters”), by and between Marvell and JPMorgan, pursuant to which the Financing Sources have committed, subject to the terms thereof, to lend initially to Marvell or, after the Closing Date, HoldCo, the amounts set forth therein for purposes of funding the Contemplated Transactions on the Closing Date (the debt financing contemplated by the Debt Commitment Letters, including, for purposes of Section 5.18, any offering of debt securities contemplated by the Debt Commitment Letters, being collectively referred to as the “Debt Financing”). Marvell has also delivered to the Company accurate and complete copies of any fee letters with any Financing Source (redacted solely to the extent necessary to mask the fees payable to the Financing Sources in respect of the Debt Financing, the rates and amounts included in the “market flex” provisions and other economic terms that would not reasonably be expected to adversely affect the enforceability, conditionality or availability of, or the aggregate amount available under, the Debt Financing) relating to the Debt Commitment Letters (any such fee letter, a “Fee Letter”).

(b) Assuming (i) the Debt Financing is funded in accordance with the Debt Commitment Letters, (ii) the Company’s compliance with its covenants and obligations contained in this Agreement such that the condition set forth in Section 6.2 would be satisfied, (iii) the accuracy, as of the Closing Date, of the representations and warranties made by the Company in this Agreement as if made on and as of the Closing Date such that the conditions set forth in Section 6.1 would be satisfied and (iv) the satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7, the aggregate net proceeds from the Debt Financing when funded in accordance with the Debt Commitment Letters, together with all other sources of cash or other financing sources available to Marvell and HoldCo, will be sufficient for the satisfaction of all of HoldCo’s payment obligations under this Agreement, including payment when due of the cash consideration payable pursuant to Section 1.7(c)(iii), and all costs and expenses of the Contemplated Transactions which become due or payable by HoldCo, Marvell, the Surviving Bermuda Company, the Surviving Delaware Corporation or any Inphi Entity in connection with the Mergers, and any repayment or refinancing of indebtedness contemplated by the Debt Commitment Letters (collectively, the “Financing Uses”).

(c) As of the date of this Agreement, each Debt Commitment Letter is in full force and effect. As of the date of this Agreement, the Debt Commitment Letters have not been withdrawn, terminated or rescinded, the commitment amount set forth in each Debt Commitment Letter has not been reduced, and, except as permitted by Section 5.18, the Debt Commitment Letters have not otherwise been amended, supplemented or modified and Marvell has not received any written communications from any of the Financing Sources that would make the foregoing untrue. Each Debt Commitment Letter (i) is a legal, valid and binding obligation of Marvell, enforceable against Marvell in accordance with its terms, subject to the Enforceability Exceptions, and (ii), to the knowledge of Marvell, is a legal, valid and binding obligation of the Financing Sources, enforceable against the Financing Sources in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letters. Marvell has paid in full any and all commitment fees or other fees and amounts owed in connection with the Debt Commitment Letters that are due and payable on or prior to the date of this Agreement and has satisfied all other terms required to be satisfied as of the date of this Agreement. As of the date of this Agreement, there are no side letters or other agreements, contracts, understandings or arrangements of any kind relating to the Debt Commitment Letters or the Fee Letters that would reasonably be expected to affect the availability of the Debt Financing. As of the date of this Agreement, assuming (A) the Company’s compliance with its covenants and obligations contained in this Agreement such that the condition set forth in Section 6.2 would be satisfied, (B) the accuracy, as of the Closing Date, of the representations and warranties made by the Company in this Agreement as if made on and as of the Closing Date such that the conditions set forth in Section 6.1 would be satisfied and (C) the satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7, (1) no event has occurred which (with or without notice, lapse of time or both) would constitute a default or breach or failure to satisfy a condition by Marvell or, to the knowledge of Marvell, any other party thereto, under the terms of the Debt Commitment Letters and (2) Marvell has no knowledge of any facts that would result in any of the conditions to the Debt Financing set forth in the Debt Commitment Letters not being satisfied by Marvell or HoldCo on or prior to the Closing Date.

3.19 Solvency. Assuming (a) the representations and warranties contained in Section 2 are accurate as of the date of this Agreement and will be accurate as of the Closing Date as if made on and as of the Closing Date (in each case, disregarding all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties), (b) the satisfaction of all of the conditions contained in Section 6, (c) that any pro forma financial statements, estimates, projections or forecasts of the Inphi Entities were prepared in good faith and were and continue to be based on reasonable assumptions and (d) immediately prior to the Delaware Merger Effective Time, the Inphi Entities are Solvent (substituting references to “HoldCo” in such definition with references to the “Company”), immediately following the Closing, after giving effect to the Contemplated Transactions, HoldCo and its Subsidiaries (including the Surviving Bermuda Company and the Surviving Delaware Corporation), taken as a whole, will be Solvent. As used herein, “Solvent” means, with respect to HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing, that: (i) the fair value of the property of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing is greater than the total amount of liabilities, including, contingent liabilities, of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing; (ii) the present fair salable value of the assets of HoldCo and its Subsidiaries, taken as a whole, immediately following the Closing is not less than the amount that will be required to pay the probable liability of HoldCo and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) immediately following the Closing, HoldCo and its Subsidiaries, taken as a whole, do not have outstanding debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) immediately following the Closing, HoldCo and its Subsidiaries, taken as a whole, are not engaged in a business or a transaction, and are not proposing to engage in a business or a transaction, for which HoldCo’s and its Subsidiaries’ property, taken as a whole, would constitute an unreasonably small amount of capital. The amount of contingent liabilities at any time shall be computed under this Section 3.19 as the amount that, in the light of all the facts and circumstances existing immediately following the Closing, is probable to become an actual or matured liability.

3.20 Fairness Opinion. Marvell’s board of directors has received the written opinion of J.P. Morgan Securities LLC (“J.P. Morgan Securities”), financial advisor to Marvell, dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Delaware Merger Consideration to be paid to the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to Marvell. Marvell has received the consent of J.P. Morgan Securities to include such opinion in the Joint Proxy Statement/Prospectus.

3.21 Advisors’ Fees. Except for J.P. Morgan Securities, no Person is entitled to any brokerage, finder’s, success, completion or similar fee or commission in connection with the Mergers or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Marvell Entities.

3.22 Disclosure. None of the information to be supplied by or on behalf of Marvell or HoldCo specifically for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Marvell or HoldCo specifically for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the shareholders of Marvell or at the time of the Company Stockholders’ Meeting or the Marvell Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by any Inphi Entity for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

Section 4. CERTAIN COVENANTS OF THE COMPANY AND MARVELL

4.1 Access and Investigation.

(a) During the Pre-Closing Period, the Company shall, and shall ensure that each of the other Inphi Entities and its and their respective Representatives: (i) provide Marvell and Marvell’s Representatives with reasonable access to the Inphi Entities’ personnel, properties and assets and to all existing books, records, Tax Returns, auditor work papers (subject to entering into a customary non-reliance agreement reasonably acceptable to such auditor) and other documents and information relating to the Inphi Entities; and (ii) provide Marvell and Marvell’s Representatives with such copies of the existing books, records, Tax Returns, auditor work papers and other documents and information relating to the Inphi Entities, and with such additional financial, operating and other data and information regarding the Inphi Entities, in each case, as Marvell may reasonably request for purposes reasonably related to the facilitation or consummation of any of the Contemplated Transactions, in each case, upon reasonable advance notice during normal business hours and in such a manner so as not to unreasonably interfere with the normal business operations of the Inphi Entities. Notwithstanding the foregoing: (A) nothing in this Section 4.1(a) shall require any Inphi Entity or its Representatives to disclose any information to Marvell or Marvell’s Representatives if such disclosure would violate any applicable law or any confidentiality agreement with a third party to which any Inphi Entity is a party as of the date of this Agreement, or jeopardize the attorney-client privilege, work product doctrine or other legal privilege held by any Inphi Entity; and (B) if any Inphi Entity does not provide or cause its Representatives to provide such access or such information in reliance on clause “(A)” of this sentence, then the Company shall promptly (and in any event within two Business Days after such Inphi Entity determines that it will not provide or cause it Representatives to provide such access or such information) provide a written notice to Marvell stating that it is withholding such access or such information and stating the justification therefor, and shall use commercially reasonable efforts to provide the applicable information in a way that would not violate such law or such confidentiality agreement, or jeopardize such privilege.

(b) The Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Delaware Merger Effective Time, except that the Marvell Entities’ obligations under Sections 7 and 8 thereof shall terminate upon the execution and delivery of this Agreement.

4.2 Operation of the Company’s Business and Marvell’s Business.

(a) During the Pre-Closing Period, the Company shall: (i) conduct, and ensure that each of the other Inphi Entities conducts, its business and operations in the ordinary course in all material respects and in accordance with past practices; (ii) use commercially reasonable efforts to ensure that each Inphi Entity preserves intact its current business organization, keeps available the services of its current officers and other employees (other than for routine terminations in the ordinary course of business of officers or other employees that are not at the level of assistant or associate vice president or above) and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Inphi Entity; and (iii) immediately prior to the Closing, pay all (A) pro-rata annual bonus payments and pro-rata profit sharing payments in accordance with Part 4.2(a) of the Company Disclosure Schedule and (B) retention bonus payments in accordance with Part 4.2(a) of the Company Disclosure Schedule to employees or individual service providers of the Company.

(b) During the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of Marvell, (y) as expressly required by this Agreement or (z) as set forth in Part 4.2(b) of the Company Disclosure Schedule, the Company shall not, and the Company shall ensure that the other Inphi Entities do not:

(i) (A) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock or (B) repurchase, redeem or otherwise reacquire any shares of capital stock, Convertible Notes or other securities;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Company Equity Awards in accordance with their terms, in each case, outstanding as of the date of this Agreement and (2) the Company may, in the ordinary course of business, but subject to the limitations set forth in Part 4.2(b)(ii) of the Company Disclosure Schedule, grant to employees of the Inphi Entities Company Options (having an exercise price equal to the fair market value of the Company Common Stock covered by such Company Option, determined as of the time of the grant of such Company Option) and Company RSUs);

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Award, or otherwise modify any of the terms of any outstanding Company Equity Award, warrant or other security or any related Contract;

(iv) (A) amend or permit the adoption of any amendment to its certificate of incorporation, bylaws or other charter or organizational documents of the Company or (B) except for any transaction entered into solely between or among the Inphi Entities in the ordinary course of business and consistent with past practices, effect or become a party to any liquidation, dissolution, merger, consolidation, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(v) (A) form any Subsidiary or (B) acquire any material equity interest or other material interest in any other Entity;

(vi) make any capital expenditure or incur any obligation or liability in respect thereof in excess of the amount budgeted for such expenditure in the Company’s capital expenditure budget set forth in Part 4.2(b)(vi) of the Company Disclosure Schedule, except that the Inphi Entities may make unbudgeted capital expenditures that, when added to all other unbudgeted capital expenditures made by or on behalf of the Inphi Entities during the Pre-Closing Period, do not exceed $2,000,000 in the aggregate;

(vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or renew, extend, amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, in each case, other than in the ordinary course of business consistent with past practices;

(viii) enter into or become bound by any Contract imposing any material restriction on the right or ability of any Inphi Entity (A) to engage in any line of business or compete with, or provide services to, any other Person or in any geographic area, (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person;

(ix) enter into or become bound by any Contract that (A) grants material and exclusive rights to license, market, sell or deliver any product of any Inphi Entity, (B) contains any “most favored nation” or similar provision in favor of the other party, other than to the extent entered into in the ordinary course of business consistent with past practices, or (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by an Inphi Entity that is material to the Inphi Entities, taken as a whole;

(x) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices;

(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except for Encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes;

(xii) (A) lend or advance money to any Person or (B) incur, assume, guarantee or prepay any indebtedness (directly, contingently, or otherwise), except that any Inphi Entity may lend money to any other Inphi Entity, or incur any indebtedness to, or guarantee any indebtedness of, any other Inphi Entity, in each case in the ordinary course of business and consistent with past practices;

(xiii) (A) enter into any new collective bargaining agreement, works council agreement or other Contract with any employee representative body, (B) establish, adopt, enter into, amend or terminate any Inphi Employee Plan or Inphi Employee Agreement or any plan, practice, agreement, arrangement or policy that would be an Inphi Employee Plan or Inphi Employee Agreement if it was in existence on the date of this Agreement or (C) pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation (excluding equity-based compensation, which is addressed in Section 4.2(b)(ii)) or remuneration payable to, any of its directors, officers or other employees (except that, subject to the limitations set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule, the Company may (1) provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process, (2) make customary bonus and severance payments consistent with past practices in accordance with existing bonus and severance plans, programs or policies referred to in Part 2.16(h) of the Company Disclosure Schedule or as set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule and (3) take Code Section 280G-related mitigation actions to the extent permitted by Part 4.2(b)(xiii) of the Company Disclosure Schedule);

(xiv) (A) hire or terminate (other than for cause) any employee at the level of assistant or associate vice president or above or with an annual base salary in excess of $250,000, (B) hire any employee located in any country in which the Inphi Entities do not currently have employees as of the date of this Agreement (as reflected in the list Made Available to Marvell pursuant to Section 2.16(a)), (C) promote any employee to the level of assistant or associate vice president or above or (D) engage any consultant or independent contractor, unless the engagement of such consultant or independent contractor may be terminated by such Inphi Entity on less than 90 days’ notice;

(xv) (A) change in any material respect (1) any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies or (2) any of its methods of accounting or accounting practices, including with respect to Taxes, other than in accordance with GAAP, (B) offer any discount, rebate, strategic buy or Contract or purchase order modification to any customer or distributor that has the effect of artificially increasing the Inphi Entities’ consolidated revenues or “stuffing the channel” or (C) write down any of its material assets in excess of $50,000 in the aggregate, except for depreciation and amortization in accordance with GAAP or in the ordinary course of business consistent with past practice;

(xvi) (A) adopt any material method of Tax accounting or make any material Tax election (or allow any material Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), (B) prepare or file any material Tax Return or material amended Tax Return inconsistent with past practices, (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to a material amount of Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes, (D) request any ruling, closing agreement or similar guidance with respect to a material amount of Taxes or (E) incur any liability for Taxes other than in the ordinary course of business;

(xvii) (A) commence any Legal Proceeding or (B) settle any Legal Proceeding, other than: (1) routine collection matters in the ordinary course of business and consistent with past practices; (2) settlements providing for money damages payable by an Inphi Entity of less than $100,000 (and no other relief of any nature), involving no finding or admission of any wrongdoing on the part of any Inphi Entity (or any of its Representatives or current or future Affiliates) and including a complete and unconditional release by all plaintiffs and all related parties in favor of the Inphi Entities (and their respective current and future Affiliates, Representatives, successors and assigns) from all liabilities and obligations with respect to all claims at issue in such Legal Proceeding; and (3) settlements entered into in accordance with Section 5.15;

(xviii) waive, relinquish, abandon, forfeit, permit to lapse, terminate or cancel any Intellectual Property Right (other than immaterial Intellectual Property Rights in connection with the exercise of the reasonable business judgment of the Company in the ordinary course of business and consistent with past practices) or take any action or fail to take any action if the taking of or failure to take such action will, or could reasonably be expected to, result in any of the foregoing;

(xix) enter into any Contract covering any Inphi Associate or make any payment to any Inphi Associate that, considered individually or collectively with any other such Contracts or payments, will or would reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

(xx) convene any special meeting of the Company’s stockholders, except in accordance with Section 5.2;

(xxi) other than in the ordinary course of business, transfer or repatriate to the U.S. cash, cash equivalents or liquid short-term or long-term investments held outside the U.S. if any material U.S. withholding or income Taxes would be incurred in connection with such transfer or repatriation;

(xxii) become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection;

(xxiii) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor; or

(xxiv) authorize, approve, agree, commit or offer to take any of the actions described in clauses “(i)” through “(xxiii)” of this Section 4.2(b).

Notwithstanding the foregoing, Marvell will not unreasonably withhold, delay or condition its consent to the taking of: (1) any action prohibited by clause “(v)(A),” “(vi),” “(vii),” “(x),” “(xi),” “(xiv),” “(xv)(A),” “(xv)(C),” “(xvi),” “(xvii)(B),” “(xxi)” or “(xxiii)” above; or (2) any action prohibited by clause “(xxiv)” above (to the extent relating to clause “(v)(A),” “(vi),” “(vii),” “(x),” “(xi),” “(xiv),” “(xv)(A),” “(xv)(C),” “(xvi),” “(xvii)(B),” “(xxi)” or “(xxiii)” above). Marvell acknowledges and agrees that nothing contained in this Section 4.2(b) shall give Marvell the right to control or direct the operations of the Company within the meaning of applicable antitrust laws. If the Company expects to rely on clause “(w)” of this Section 4.2(b) to take, or permit any other Inphi Entity to take, any action that would otherwise be prohibited by this Section 4.2(b), then at least three Business Days before such action is taken, the Company shall deliver a written notice to Marvell stating that the Company intends to take or permit the taking of such action and specifying the Legal Requirement requiring the taking of such action.

(c) During the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated by this Agreement or (z) as set forth in Part 4.2(c) of the Marvell Disclosure Schedule:

(i) Marvell shall not, and shall not permit HoldCo to, amend its certificate of incorporation or bylaws (or equivalent organizational documents) in any manner that would prohibit or hinder, impede or delay in any material respect the Mergers or the consummation of the other Contemplated Transactions or have a material and adverse impact on the value of Marvell Common Shares or HoldCo Common Stock;

(ii) Marvell shall not pay any cash dividends or make any other cash distributions to its shareholders, except that Marvell may, without being deemed to have breached this covenant, declare and pay to its shareholders, at any time during each fiscal quarter, a cash dividend in an amount not to exceed $0.06 per share;

(iii) Marvell shall not, and shall not permit HoldCo to, adopt a plan of complete or partial liquidation, dissolution, bankruptcy restructuring or other similar reorganization;

(iv) Marvell shall not, and shall not permit its Subsidiaries to, (A) consummate, or enter into or publicly announce a definitive agreement to consummate, a Marvell Acquisition Transaction, or (B) acquire, or enter into or publicly announce a definitive agreement to acquire, any corporation, partnership, limited partnership or other business or division thereof (whether by merger, amalgamation, consolidation or other business combination, purchase of assets, purchase of shares, tender offer or exchange offer or similar transaction) if, in the case of each of clauses “(A)” and “(B)” above, taking such action would be expected (as of the time such action is taken) to (1) prevent or materially delay the Closing, or (2) cause any of the conditions set forth in Section 6 not to be satisfied by the End Date (as it may be extended in accordance with Section 8.1(b)), it being understood that, for purposes of this clause “(iv),” all references to “15%” in the definition of “Marvell Acquisition Transaction” shall be deemed to be references to “50%”; and

(v) Marvell shall not authorize, agree, commit or offer to take any of the actions described in clauses “(i)” through “(iii)” of this Section 4.2(c).

If Marvell expects to rely on clause “(w)” of this Section 4.2(c) to take, or permit any other Marvell Entity to take, any action that would otherwise be prohibited by this Section 4.2(c), then at least three Business Days before such action is taken, Marvell shall deliver a written notice to the Company stating that Marvell intends to take or permit the taking of such action and specifying the Legal Requirement requiring the taking of such action.

(d) During the Pre-Closing Period, the Company shall promptly notify Marvell in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against any of the Inphi Entities.

4.3 No Solicitation by the Company.

(a) Subject to Section 4.3(b), the Company shall not, and shall ensure that the other Inphi Entities and its and their respective Representatives do not, in each case, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Company Acquisition Proposal or Company Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Marvell and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any information regarding any of the Inphi Entities to any Person in connection with or in response to a Company Acquisition Proposal or Company Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal or Company Acquisition Inquiry (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.3(a) and to limit its discussion exclusively to such referral); (iv) approve, endorse or recommend any Company Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract contemplating or otherwise relating to a Company Acquisition Transaction (other than a confidentiality agreement entered into pursuant to, and in compliance with, clause “(iv)(B)” of Section 4.3(b)); or (vi) resolve or publicly propose to take any of the actions or do any of the other things described in clauses “(i)” through “(v)” of this sentence; provided, however, that (x) nothing in this Section 4.3(a) shall prohibit the Company or its Representatives from contacting in writing, on a single occasion, any Person who, following the date of this Agreement and prior to the adoption of this Agreement by the Required Company Stockholder Vote, made an unsolicited Company Acquisition Proposal to the Company (that has not been withdrawn), solely to ask such Person, and to request from such Person a written response to, questions for the purpose of clarifying (and not for the purpose of engaging, directly or indirectly, in any discussions or negotiations of any sort regarding) the material terms of such Company Acquisition Proposal, (y) simultaneously with sending any written communication to such Person, the Company shall deliver to Marvell a copy of such written communication, and (z) promptly (and in any event within 24 hours) after receiving any communication from such Person, the Company shall deliver to Marvell a copy of such communication.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), but subject to Section 4.3(c), prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company may furnish non-public information regarding the Inphi Entities to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Company Acquisition Proposal that is made to the Company after the date of this Agreement by such Person (and not withdrawn) if: (i) none of the Inphi Entities and none of their respective Representatives shall have breached any of the restrictions or other provisions set forth in this Section 4.3 in a manner that led to such Company Acquisition Proposal; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Company Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Marvell written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person and (B) the Company receives from such Person, and delivers to Marvell a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of any of the Inphi Entities, (2) “non-solicitation” provisions, no less favorable to the Company than the “non-solicitation” provisions contained in the Confidentiality Agreement, prohibiting the solicitation by such Person and its Affiliates and Representatives of employees of any of the Inphi Entities for a period of at least one year, (3) “standstill” provisions, no less favorable to the Company than the “standstill” provisions contained in the Confidentiality Agreement and (4) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (it being understood that, for purposes of this clause “(B)” only, the amendment to the Confidentiality Agreement referred to in Section 4.1(b) shall be disregarded); and (v) at least 24 hours prior to furnishing any non-public information to such Person, the Company furnishes such non-public information to Marvell (to the extent such non-public information has not been previously furnished by the Company to Marvell).

(c) If the Company, any other Inphi Entity or any Representative of any Inphi Entity receives a Company Acquisition Proposal, a Company Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Company Acquisition Proposal, Company Acquisition Inquiry or request) (i) advise Marvell orally and in writing of such Company Acquisition Proposal, Company Acquisition Inquiry or request (including the identity of the Person making or submitting such Company Acquisition Proposal, Company Acquisition Inquiry or request and the material terms and conditions thereof), and (ii) provide Marvell with copies of all documents and communications received by any Inphi Entity or any Representative of any Inphi Entity setting forth the terms and conditions of, or otherwise relating to, such Company Acquisition Proposal, Company Acquisition Inquiry or request. The Company shall: (A) keep Marvell fully informed, on a reasonably current basis, with respect to the status of any such Company Acquisition Proposal, Company Acquisition Inquiry or

request and any modification or proposed modification thereto; (B) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Marvell with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between any Inphi Entity or any Representative of any Inphi Entity, on the one hand, and the Person that made or submitted such Company Acquisition Proposal, Company Acquisition Inquiry or request or any Representative of such Person, on the other hand, relating to such Company Acquisition Proposal, Company Acquisition Inquiry or request; and (C) provide Marvell with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the board of directors of the Company) of any meeting of the board of directors of the Company at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any Person in connection with any Company Acquisition Proposal or Company Acquisition Inquiry.

(d) The Company shall, and shall ensure that each of the other Inphi Entities shall, and shall use its reasonable best efforts to cause the Inphi Entities’ respective Representatives to: (i) immediately cease and cause to be terminated any existing solicitation, encouragement or assistance of, or discussions or negotiations with, any Person relating to any Company Acquisition Proposal or Company Acquisition Inquiry; and (ii) require each Person that has executed a confidentiality or similar agreement (that remains in effect) in connection with such Person’s consideration of a possible Company Acquisition Proposal or investment in any Inphi Entity to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Inphi Entities and prohibit any Person (other than the Marvell Entities and their Representatives) from having access to any physical or electronic data room set up in response to or in connection with any actual or contemplated Company Acquisition Proposal or Company Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and it shall ensure that none of the other Inphi Entities will, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Inphi Entities is or becomes a party or under which any of the Inphi Entities has or acquires any rights; and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Marvell; provided, however, that the Company may release a Person from, or amend or waive any provision of, any “standstill” agreement or provision if (A) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to release such Person from such agreement or provision or the failure to amend such agreement or waive such provision would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law, and (B) the Company provides Marvell with written notice of the Company’s intent to take such action at least two Business Days before taking such action.

(f) The Company acknowledges and agrees that any action taken by any Representative of any Inphi Entity acting or purporting to act on behalf of any of the Inphi Entities which, if taken by the Company, would constitute a breach of any provision set forth in this Section 4.3 or in Section 5.2 shall be deemed to constitute a breach of such provision by the Company.

4.4 No Solicitation by Marvell.

(a) Subject to Section 4.4(b), Marvell shall not, and shall ensure that the other Marvell Entities and its and their respective Representatives do not, in each case, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Disruptive Marvell Acquisition Proposal; (ii) furnish or otherwise provide access to any information regarding any of the Marvell Entities to any Person in connection with or in response to a Disruptive Marvell Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Disruptive Marvell Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.4(a) and to limit its discussion exclusively to such referral); (iv) approve, endorse or recommend any

Disruptive Marvell Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract contemplating or otherwise relating to a Marvell Acquisition Transaction (other than a confidentiality agreement entered into pursuant to, and in compliance with, clause “(iv)(B)” of Section 4.4(b)) that is expressly conditioned on the termination of this Agreement; or (vi) resolve or publicly propose to take any of the actions or do any of the other things described in clauses “(i)” through “(v)” of this sentence; provided, however, that (x) nothing in this Section 4.4(a) shall prohibit Marvell or its Representatives from contacting in writing, on a single occasion, any Person who, following the date of this Agreement and prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote, made an unsolicited Disruptive Marvell Acquisition Proposal to Marvell (that has not been withdrawn), solely to ask such Person, and to request from such Person a written response to, questions for the purpose of clarifying (and not for the purpose of engaging, directly or indirectly, in any discussions or negotiations of any sort regarding) the material terms of such Disruptive Marvell Acquisition Proposal, (y) simultaneously with sending any written communication to such Person, Marvell shall deliver to the Company a copy of such written communication, and (z) promptly (and in any event within 24 hours) after receiving any communication from such Person, Marvell shall deliver to the Company a copy of such communication.

(b) Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 4.4(c), prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote, Marvell may furnish non-public information regarding the Marvell Entities to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal that is made to Marvell after the date of this Agreement by such Person (and not withdrawn) if: (i) none of the Marvell Entities and none of their respective Representatives shall have breached any of the restrictions or other provisions set forth in this Section 4.4 in a manner that led to such Disruptive Marvell Acquisition Proposal; (ii) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include J.P. Morgan Securities) and Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes or would reasonably be expected to lead to a Disruptive Marvell Superior Offer; (iii) Marvell’s board of directors determines in good faith, after having taken into account the advice of Marvell’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; and (iv) at least 24 hours prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, Marvell (A) gives the Company written notice of the identity of such Person and of Marvell’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person and (B) Marvell receives from such Person, and delivers to the Company a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of any of the Marvell Entities, and (2) other provisions no less favorable to Marvell than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement.

(c) If Marvell, any other Marvell Entity or any Representative of any Marvell Entity receives a Disruptive Marvell Acquisition Proposal at any time during the Pre-Closing Period, then Marvell shall promptly (and in no event later than 24 hours after receipt of such Disruptive Marvell Acquisition Proposal) (i) advise the Company orally and in writing of such Disruptive Marvell Acquisition Proposal (including the identity of the Person making or submitting such Disruptive Marvell Acquisition Proposal and the material terms and conditions thereof), and (ii) provide the Company with copies of all documents and communications received by any Marvell Entity or any Representative of any Marvell Entity setting forth the terms and conditions of, or otherwise relating to, such Disruptive Marvell Acquisition Proposal. Marvell shall: (A) keep the Company fully informed, on a reasonably current basis, with respect to the status of any such Disruptive Marvell Acquisition Proposal and any modification or proposed modification thereto; (B) promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide the Company with a copy of all material correspondence and written communications (and a summary of any significant oral communications) between any Marvell Entity or any Representative of any Marvell Entity, on the one hand, and the Person that made or submitted such Disruptive Marvell Acquisition Proposal or any Representative of such Person, on the other hand, relating to such Disruptive Marvell Acquisition Proposal; and (C) provide the Company with 48 hours’ prior notice (or such lesser prior notice as is provided to the members of the board of directors of Marvell) of any meeting of the board of directors of Marvell at which the board is expected to consider providing non-public information to, or entering into discussions or negotiations with, any Person in connection with any Disruptive Marvell Acquisition Proposal.

(d) Marvell acknowledges and agrees that any action taken by any Representative of any Marvell Entity acting or purporting to act on behalf of any of the Marvell Entities which, if taken by Marvell, would constitute a breach of any provision set forth in this Section 4.4 or in Section 5.3 shall be deemed to constitute a breach of such provision by Marvell.

(e) Nothing in this Section 4.4 or elsewhere in this Agreement shall restrict or otherwise limit in any way the ability of Marvell (i) to solicit, or enter into discussions or negotiations with any Person relating to, any proposal to merge with, or acquire all or a portion of the shares or assets of, Marvell or its Subsidiaries that does not constitute a Disruptive Marvell Acquisition Proposal or (ii) to consider, pursue, negotiate, enter into any agreement relating to or consummate a Marvell Acquisition Transaction that is not the subject of a Disruptive Marvell Acquisition Proposal.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Registration Statement; Joint Proxy Statement/Prospectus.

(a) As promptly as practicable after the date of this Agreement, Marvell and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus in preliminary form and Marvell shall prepare and cause HoldCo to file with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included. Each of Marvell and the Company shall use their reasonable best efforts to: (i) cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the applicable forms, rules and regulations promulgated by the SEC; (ii) to promptly notify the other Principal Party of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; and (iii) have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Marvell will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Marvell’s shareholders, and the Company will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company’s stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Marvell all information concerning the Inphi Entities and the Company’s Affiliates, officers, directors and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. In addition, the Company shall use its reasonable best efforts to: (A) provide interim financial statements of the Inphi Entities (including footnotes) that are required by the Securities Act to be included in the Form S-4 Registration Statement that have been reviewed by the Company’s independent registered public accounting firm; (B) provide management’s discussion and analysis of interim and annual consolidated financial statements; (C) cause the Company’s independent registered public accounting firm to consent to the inclusion or incorporation by reference of the audit reports on the annual audited consolidated financial statements of the Company included in the Form S-4 Registration Statement; (D) provide information necessary to prepare selected financial data with respect to the Company as required by the Securities Act; and (E) provide information concerning the Company necessary to enable Marvell and the Company to prepare required pro forma financial statements and related footnotes, in each case, to the extent reasonably necessary to permit HoldCo to prepare the Form S-4 Registration Statement.

(b) If the Company or Marvell becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party shall: (i) promptly inform the other Principal Party thereof; (ii) provide the other Principal Party (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus prior to it being filed with the SEC;

(iii) provide the other Principal Party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (iv) if mailing is appropriate, cooperate in mailing such amendment or supplement to the stockholders of the Company or the shareholders of Marvell.

(c) Prior to the Bermuda Merger Effective Time, HoldCo, Marvell and the Company shall use their respective reasonable best efforts to take all other action required to be taken under the Securities Act (and the rules and regulations of the SEC promulgated thereunder), the Exchange Act (and the rules and regulations of the SEC promulgated thereunder) or under any applicable state securities or “blue sky” laws (and the rules and regulations promulgated thereunder) in connection with the issuance, exchange and listing of HoldCo Common Stock to be issued in the Mergers, except that neither Marvell nor HoldCo shall be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process in any jurisdiction.

5.2 Company Stockholders’ Meeting.

(a) The Company: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders’ Meeting”) to vote on a proposal to adopt this Agreement as promptly as reasonably practicable after the date of this Agreement; (ii) shall submit such proposal to such holders at the Company Stockholders’ Meeting and shall use its reasonable best efforts to solicit proxies in favor of such proposal from such holders before the Company Stockholders’ Meeting; and (iii) shall not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to such holders in connection with the Company Stockholders’ Meeting without the prior written consent of Marvell, which consent shall not be unreasonably withheld if the submission of such other proposal is required by an applicable Legal Requirement. The Company, in consultation with Marvell, shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting and shall not change such record date without the prior written consent of Marvell. The Company Stockholders’ Meeting shall be held (on a date jointly designated by the Company and Marvell) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited by or on behalf of the Company in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Marvell, other than (A) to the extent necessary to comply with applicable Legal Requirements, including to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is properly disclosed to the Company’s stockholders or (B) to the extent necessary to obtain a quorum if, as of the time at which the Company Stockholders’ Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders’ Meeting; and (ii) the Company shall postpone or adjourn the Company Stockholders’ Meeting up to two times for up to 30 days each time if Marvell reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the adoption of this Agreement (but not to a date later than five Business Days prior to the End Date, as it may be extended in accordance with Section 8.1(b)). The Company shall use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the adoption of this Agreement as soon as reasonably practicable.

(c) Subject to applicable Legal Requirements: (i) the Company shall cooperate with Marvell and use its reasonable best efforts to cause the Company Stockholders’ Meeting to be held on the same date as, and prior to, the Marvell Shareholders’ Meeting; and (ii) if, notwithstanding such efforts, the Marvell Shareholders’ Meeting is held prior to the Company Stockholders’ Meeting, the Company shall use its reasonable best efforts to cause the Company Stockholders’ Meeting to be held as promptly as reasonably practicable following the date of the Marvell Shareholders’ Meeting.

(d) Unless there is a Company Adverse Recommendation Change made in accordance with Section 5.2(f), the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Company’s board of directors unanimously: (i) determined and believes that this Agreement and the Delaware Merger are advisable and fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the Contemplated Transactions, including the Delaware Merger, in accordance with the requirements of the DGCL; and (iii) recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting (the determination described in clause “(i)” above and the recommendation described in clause “(iii)” above being collectively referred to as the “Company Board Recommendation”). The Company shall ensure that the Joint Proxy Statement/Prospectus includes the opinion of the financial advisor referred to in Section 2.25.

(e) Except as provided in Section 5.2(f), neither the Company’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Marvell, or permit the withdrawal or the modification in a manner adverse to Marvell of, the Company Board Recommendation (it being understood and agreed that the Company Board Recommendation will be deemed to have been modified by the Company’s board of directors in a manner adverse to Marvell if, following a meeting of the Company’s board of directors, the Company Board Recommendation is no longer unanimous and such fact is publicly disclosed) (any action described in this clause “(i)” being referred to as a “Company Adverse Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Company Acquisition Proposal; (iii) approve or recommend, or cause or permit any Inphi Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract contemplating or otherwise relating to a Company Acquisition Transaction, other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.3(b); or (iv) resolve, agree or publicly propose, or permit any Inphi Entity or any Representative of any Inphi Entity to agree or publicly propose, to take any of the actions referred to in this Section 5.2(e).

(f) Notwithstanding anything to the contrary contained in Section 5.2(e), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote:

(i) the Company’s board of directors may make a Company Adverse Recommendation Change and/or cause the Company to terminate this Agreement in accordance with Section 8.1(j) and, concurrently with such termination, approve, and cause the Company to enter into, a Specified Company Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(j) if (and only if): (A) an unsolicited, bona fide, written Company Acquisition Proposal is made to the Company after the date of this Agreement and is not withdrawn; (B) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include Qatalyst) and the advice of the Company’s outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Offer; (C) the Company’s board of directors determines that, in light of such Company Superior Offer, the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (D) no less than four Business Days prior to making such Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors delivers to Marvell a written notice (a “Company Recommendation Change Notice”) (1) stating that the Company has received a Company Superior Offer that did not result from a breach of any of the provisions of Section 4.3, (2) stating that the Company’s board of directors intends to make a Company Adverse Recommendation Change as a result of such Company Superior Offer (and describing the intended Company Adverse Recommendation Change) or intends to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, (3) specifying the material terms and conditions of such Company Superior Offer, including the identity of the Person making such Company

Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Company Superior Offer and all other documents and communications relating to such Company Superior Offer; (E) for four Business Days after receipt by Marvell of such Company Recommendation Change Notice, the Company’s board of directors has not made a Company Adverse Recommendation Change and the Company has not attempted to terminate this Agreement pursuant to Section 8.1(j); (F) throughout such four Business Day period, the Company engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend this Agreement in such a manner that the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would not be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law; and (G) at the time of such Company Adverse Recommendation Change or the termination of this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation (which, for the avoidance of doubt, shall include Qatalyst) and the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer would still be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Superior Offer; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(F)” above; or

(ii) the Company’s board of directors may make a Company Adverse Recommendation Change if: (A) there shall arise after the date of this Agreement a material event, material development or material change in circumstances that relates to and is material to the Inphi Entities, taken as a whole (but does not relate to any Company Acquisition Proposal), and such material event, material development or material change in circumstances (1) was not known, and was not reasonably foreseeable, by any of the Inphi Entities on the date of this Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by any of the Inphi Entities on the date of this Agreement), (2) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement, and (3) becomes known to the Company’s board of directors prior to the adoption of this Agreement by the Required Company Stockholder Vote (any such material event, material development or material change in circumstances being referred to as a “Company Change in Circumstances”); (B) the Company provides Marvell, at least 48 hours (or such lesser prior notice as is provided to the members of the board of directors of the Company) prior to any meeting of the Company’s board of directors at which such board of directors is expected to consider and determine whether such Company Change in Circumstances may require the Company’s board of directors to make a Company Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Company Change in Circumstances; (C) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that, in light of such Company Change in Circumstances, the failure to make a Company Adverse Recommendation Change would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (D) no less than four Business Days prior to making a Company Adverse Recommendation Change, the Company’s board of directors delivers to Marvell a written notice (1) stating that a Company Change in Circumstances has arisen, (2) stating that it intends to make a Company Adverse Recommendation Change in light of such Company Change in Circumstances and describing the intended Company Adverse Recommendation Change and (3) containing a reasonably detailed description of such Company Change in Circumstances; (E) throughout such four Business Day period, the Company engages (to the extent requested by Marvell) in good faith negotiations with Marvell to amend this Agreement in such a manner that the failure to make a Company Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Change in Circumstances; and (F) at the time of making such Company Adverse Recommendation Change, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Company Change in Circumstances; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Marvell in writing as a result of the negotiations required by clause “(E)” above.

For purposes of clause “(i)” of this Section 5.2(f), any change in the form or amount of the consideration payable in connection with a Company Superior Offer, and any other material change to any of the terms of a Company Superior Offer, will be deemed to be a new Company Superior Offer, requiring a new Company Recommendation Change Notice and a new advance notice period, except that the advance notice period applicable to any such change to a Company Superior Offer pursuant to clause “(i)(D)” of this Section 5.2(f) shall be two Business Days rather than four Business Days, and the negotiation period in clause “(i)(E)” of this Section 5.2(f) shall be two Business Days rather than four Business Days. The Company shall ensure that any withdrawal or modification of the Company Board Recommendation does not have the effect of causing any corporate Takeover Statute of the State of Delaware or any other state to be applicable to this Agreement or any of the Contemplated Transactions.

(g) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; or (ii) making any disclosure to its stockholders if the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; provided, however, that this Section 5.2(g) shall not be deemed to permit the Company’s board of directors to make a Company Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” or clause “(iv)” of Section 5.2(e) except to the extent permitted by Section 5.2(f) (it being understood and agreed that any disclosure of the type described in this Section 5.2(g), other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a Company Adverse Recommendation Change unless the Company’s board of directors publicly and unanimously reaffirms the Company Board Recommendation in such disclosure).

(h) Subject to the Company’s right to terminate this Agreement in accordance with Section 8.1(j), the Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, by any Company Change in Circumstances or by any withdrawal or modification of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Company Acquisition Proposal to a vote of its stockholders.

5.3 Marvell Shareholders’ Meeting.

(a) Marvell: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Marvell Common Shares (the “Marvell Shareholders’ Meeting”) to vote on a proposal to approve the Marvell Bye-Law Amendment (the “Marvell Bye-Law Proposal”) and a proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger (the “Marvell Merger Proposal”) as promptly as reasonably practicable after the date of this Agreement; (ii) shall submit the

Marvell Bye-Law Proposal and the Marvell Merger Proposal to such holders at the Marvell Shareholders’ Meeting and shall use its reasonable best efforts to solicit proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal from such holders before the Marvell Shareholders’ Meeting; and (iii) shall not submit any other proposal, other than a “say on pay” proposal related to the Mergers, to such holders at the Marvell Shareholders’ Meeting that is not related to the approval or consummation of any of the Contemplated Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld if the submission of such other proposal is required by an applicable Legal Requirement. The Marvell Bye-Law Proposal shall appear first on the proxy card in the Joint Proxy Statement/Prospectus ahead of the Marvell Merger Proposal. Marvell, in consultation with the Company, shall set a record date for Persons entitled to notice of, and to vote at, the Marvell Shareholders’ Meeting and shall not change such record date without first consulting with the Company. The Marvell Shareholders’ Meeting shall be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Marvell shall ensure that all proxies solicited by or on behalf of Marvell in connection with the Marvell Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) Marvell shall not postpone or adjourn the Marvell Shareholders’ Meeting without the consent of the Company, other than (A) to the extent necessary to comply with applicable Legal Requirements, including to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is properly disclosed to Marvell’s shareholders, (B) to the extent necessary to obtain a quorum if, as of the time at which the Marvell Shareholders’ Meeting is scheduled, there are insufficient Marvell Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Marvell Shareholders’ Meeting or (C) to the extent necessary to ensure that Marvell’s shareholders do not vote on the Marvell Merger Proposal until at least four hours after the time as of which the Company Stockholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the Company’s stockholders have taken a final vote on a proposal to adopt this Agreement; and (ii) Marvell shall postpone or adjourn the Marvell Shareholders’ Meeting up to two times for up to 30 days each time if the Company reasonably requests such postponement or adjournment in order to permit the solicitation of additional proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal (but not to a date later than five Business Days prior to the End Date, as it may be extended in accordance with Section 8.1(b)). Marvell shall use its reasonable best efforts during any such postponement or adjournment to solicit and obtain such proxies in favor of the Marvell Bye-Law Proposal and the Marvell Merger Proposal as soon as reasonably practicable.

(c) Subject to applicable Legal Requirements: (i) Marvell shall cooperate with the Company and use its reasonable best efforts to cause the Marvell Shareholders’ Meeting to be held after the Company Stockholders’ Meeting on the same date as the Company Stockholders’ Meeting; and (ii) if, notwithstanding such efforts, the Company Stockholders’ Meeting is held on a date prior to the date on which the Marvell Shareholders’ Meeting is held, Marvell shall use its reasonable best efforts to cause the Marvell Shareholders’ Meeting to be held as promptly as reasonably practicable following the date of the Company Stockholders’ Meeting.

(d) Unless there is a Marvell Adverse Recommendation Change made in accordance with Section 5.3(f), the Joint Proxy Statement/Prospectus shall include the Marvell Board Recommendation. Marvell shall ensure that the Joint Proxy Statement/Prospectus includes the opinion of the financial advisor referred to in Section 3.20.

(e) Except as provided in Section 5.3(f), neither Marvell’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to the Company, or permit the withdrawal or the modification in a manner adverse to the Company of, the Marvell Board Recommendation (it being understood and agreed that the Marvell Board Recommendation will be deemed to have been modified by Marvell’s board of directors in a manner adverse to the Company if, following a meeting of Marvell’s board of directors, the Marvell Board Recommendation is no longer unanimous and such fact is publicly disclosed) (any action described in this clause

“(i)” being referred to as a “Marvell Adverse Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Disruptive Marvell Acquisition Proposal; (iii) approve or recommend, or cause or permit any Marvell Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract contemplating or otherwise relating to a Marvell Acquisition Transaction (other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.4(b)) that is expressly conditioned on the termination of this Agreement; or (iv) resolve, agree or publicly propose, or permit any Marvell Entity or any Representative of any Marvell Entity to agree or publicly propose, to take any of the actions referred to in this Section 5.3(e).

(f) Notwithstanding anything to the contrary contained in Section 5.3(e), at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote:

(i) Marvell’s board of directors may make a Marvell Adverse Recommendation Change and/or cause Marvell to terminate this Agreement in accordance with Section 8.1(k) and, concurrently with such termination, approve, and cause Marvell to enter into, a Specified Marvell Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(k) if (and only if): (A) an unsolicited, bona fide, written Disruptive Marvell Acquisition Proposal is made to Marvell after the date of this Agreement and is not withdrawn; (B) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that such Disruptive Marvell Acquisition Proposal constitutes a Disruptive Marvell Superior Offer; (C) Marvell’s board of directors determines that, in light of such Disruptive Marvell Superior Offer, the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; (D) no less than four Business Days prior to making such Marvell Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, Marvell’s board of directors delivers to the Company a written notice (a “Marvell Recommendation Change Notice”) (1) stating that Marvell has received a Disruptive Marvell Superior Offer that did not result from a breach of any of the provisions of Section 4.4, (2) stating that Marvell’s board of directors intends to make a Marvell Adverse Recommendation Change as a result of such Disruptive Marvell Superior Offer (and describing the intended Marvell Adverse Recommendation Change) or intends to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, (3) specifying the material terms and conditions of such Disruptive Marvell Superior Offer, including the identity of the Person making such Disruptive Marvell Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Disruptive Marvell Superior Offer and all other documents and communications relating to such Disruptive Marvell Superior Offer; (E) for four Business Days after receipt by the Company of such Marvell Recommendation Change Notice, Marvell’s board of directors has not made a Marvell Adverse Recommendation Change and Marvell has not attempted to terminate this Agreement pursuant to Section 8.1(k); (F) throughout such four Business Day period, Marvell engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would not be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law; and (G) at the time of such Marvell Adverse Recommendation Change or the termination of this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer, Marvell’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Disruptive Marvell Superior Offer would still be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Disruptive Marvell Superior Offer; provided, however, that when making such determination, Marvell’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company in writing as a result of the negotiations required by clause “(F)” above; or

(ii) Marvell’s board of directors may make a Marvell Adverse Recommendation Change if: (A) there shall arise after the date of this Agreement a material event, material development or material change in circumstances that relates to and is material to the Marvell Entities, taken as a whole (but does not relate to any Disruptive Marvell Acquisition Proposal), and such material event, material development or material change in circumstances (1) was not known, and was not reasonably foreseeable, by any of the Marvell Entities on the date of this Agreement (or if known, the consequences of which were not known, and were not reasonably foreseeable, by any of the Marvell Entities on the date of this Agreement), (2) did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement, and (3) becomes known to Marvell’s board of directors prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote (any such material event, material development or material change in circumstances being referred to as a “Marvell Change in Circumstances”); (B) Marvell provides the Company, at least 48 hours (or such lesser prior notice as is provided to the members of the board of directors of Marvell) prior to any meeting of Marvell’s board of directors at which such board of directors is expected to consider and determine whether such Marvell Change in Circumstances may require Marvell’s board of directors to make a Marvell Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Marvell Change in Circumstances; (C) Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that, in light of such Marvell Change in Circumstances, the failure to make a Marvell Adverse Recommendation Change would be inconsistent with its fiduciary obligations to Marvell’s shareholders under applicable Bermuda law; (D) no less than four Business Days prior to making a Marvell Adverse Recommendation Change, Marvell’s board of directors delivers to the Company a written notice (1) stating that a Marvell Change in Circumstances has arisen, (2) stating that it intends to make a Marvell Adverse Recommendation Change in light of such Marvell Change in Circumstances and describing the intended Marvell Adverse Recommendation Change and (3) containing a reasonably detailed description of such Marvell Change in Circumstances; (E) throughout such four Business Day period, Marvell engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to make a Marvell Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; and (F) at the time of making such Marvell Adverse Recommendation Change, Marvell’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of Marvell’s outside legal counsel, that the failure to make a Marvell Adverse Recommendation Change would still be inconsistent with the fiduciary obligations of Marvell’s board of directors to Marvell’s shareholders under applicable Bermuda law in light of such Marvell Change in Circumstances; provided, however, that when making such determination, Marvell’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company in writing as a result of the negotiations required by clause “(E)” above.

(g) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit Marvell from: (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; or (ii) making any disclosure to its shareholders if Marvell’s board of directors determines in good faith, after having taken into account the advice of Marvell’s outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to Marvell and Marvell’s shareholders under applicable Bermuda law; provided, however, that this Section 5.3(g) shall not be deemed to permit Marvell’s board of directors to make a Marvell Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” or clause “(iv)” of Section 5.3(e) except to the extent permitted by Section 5.3(f) (it being understood and agreed that any disclosure of the type described in this Section 5.3(g), other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a Marvell Adverse Recommendation Change unless Marvell’s board of directors publicly and unanimously reaffirms the Marvell Board Recommendation in such disclosure).

(h) Subject to Marvell’s right to terminate this Agreement in accordance with Section 8.1(k), Marvell’s obligation to call, give notice of and hold the Marvell Shareholders’ Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Disruptive Marvell Superior Offer, by any Marvell Change in Circumstances or by any withdrawal or modification of the Marvell Board Recommendation.

5.4 Treatment of Company Equity Awards.

(a) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each In-the-Money Company Option that is vested and held by a Person who is not a Continuing Employee or a Continuing Service Provider (each, a “Company Cash-Out Option”) will be canceled and extinguished, and the holder thereof will be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld) an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Cash-Out Option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the per share exercise price for the Company Common Stock subject to such Company Cash-Out Option. Following the Delaware Merger Effective Time, any such canceled Company Cash-Out Option shall entitle the former holder of such Company Cash-Out Option only to the payment described in this Section 5.4(a), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time.

(b) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each In-the-Money Company Option that is held by a Continuing Employee or a Continuing Service Provider, whether vested or unvested, shall be assumed by HoldCo and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such Company Option, that number of shares of HoldCo Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option, multiplied by (ii) the Conversion Ratio, at an exercise price per share of HoldCo Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for the Company Common Stock subject to such Company Option, by (B) the Conversion Ratio (each such assumed Company Option, as so adjusted, a “Converted Option”); provided, however, that, following the Delaware Merger Effective Time, all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to HoldCo, and no portion of any Converted Option shall be exercisable prior to vesting. The assumption and conversion of Converted Options contemplated by this Section 5.4(b) shall in each case be effected in a manner intended to comply with Section 409A of the Code.

(c) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Out-of-the-Money Option and each In-the-Money Company Option that is unvested and held by a Person who is not a Continuing Employee or a Continuing Service Provider shall be canceled and extinguished for no consideration.

(d) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a Continuing Employee or Continuing Service Provider shall be converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU, multiplied by (ii) the Conversion Ratio (each such assumed Company RSU, as so adjusted, a “Converted RSU”). Any Converted RSU issued pursuant to this Section 5.4(d) shall be subject to substantially the same terms and conditions as were applicable to such Company RSU prior to the Delaware Merger Effective Time; provided, however, that all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to HoldCo.

(e) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU and each Company PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a Person who is not a Continuing Employee or a Continuing Service Provider shall be canceled and extinguished for no consideration.

(f) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company RSU that is outstanding and vested (and with respect to which shares of Company Common Stock have not yet been issued) immediately prior to the Delaware Merger Effective Time (including those Company RSUs that become vested immediately prior to or as of the Delaware Merger Effective Time) shall be canceled and extinguished, and the holder thereof shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld, which withholding shall first be applied against the cash portion of the consideration paid in respect of a vested Company RSU): (i) an amount in cash equal to the product of (A) the Per Share Cash Amount, multiplied by (B) the total number of shares of Company Common Stock subject to such Company RSU; and (ii) a number of shares of HoldCo Common Stock equal to the product of (A) the Exchange Ratio, multiplied by (B) the total number of shares of Company Common Stock subject to such Company RSU. Following the Delaware Merger Effective Time, any such canceled Company RSU shall entitle the former holder of such Company RSU only to the payment described in this Section 5.4(f), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of the Company RSU to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code.

(g) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company MSU that is outstanding (and with respect to which shares of Company Common Stock have not yet been issued) immediately prior to the Delaware Merger Effective Time shall be canceled and extinguished. Each such Company MSU shall be deemed to vest in that percentage of the shares of Company Common Stock subject to the Company MSU determined by (i) applying the formula set forth in the award agreement governing the Company MSU, (ii) using the Closing Date as the end of the performance period and (iii) using the Equity Award Cash Consideration Amount as the fair market value of a share of Company Common Stock at the end of the performance period. The resulting number of shares of Company Common Stock shall be rounded down to the nearest whole share and shall be the “Vested Company MSU Shares.” The holder of each such Company MSU shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld, which withholding shall first be applied against the cash portion of the consideration paid in respect of such Company MSU): (A) an amount in cash equal to the product of (1) the Per Share Cash Amount, multiplied by (2) the number of Vested Company MSU Shares; and (B) a number of shares of HoldCo Common Stock equal to the product of (1) the Exchange Ratio, multiplied by (2) the number of Vested Company MSU Shares. Following the Delaware Merger Effective Time, any such canceled Company MSU shall entitle the former holder of such Company MSU only to the payment described in this Section 5.4(g), which shall be made by the Surviving Delaware Corporation within 10 Business Days after the Delaware Merger Effective Time or at such other time or times following the Delaware Merger Effective Time consistent with the terms of the Company MSU to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code. Any portion of the Company MSU that does not constitute Vested Company MSU Shares shall be canceled and extinguished for no consideration.

(h) At the Delaware Merger Effective Time, by virtue of the Delaware Merger and without any action on the part of any Person, each Company PSU that is outstanding and unvested immediately prior to the Delaware Merger Effective Time and is held by a Continuing Employee or Continuing Service Provider shall be assumed and converted into that number of HoldCo restricted stock units, rounded down to the nearest whole share, equal to the product of (i) the target number of shares of Company Common Stock subject to such Company PSU, multiplied by (ii) the Conversion Ratio (each such assumed Company PSU, as so adjusted, a “Converted PSU”). Any Converted PSU issued pursuant to this Section 5.4(h): (A) shall vest based on the vesting date or schedule set forth in the award agreement applicable to such Company PSU prior to the Delaware Merger Effective Time, subject only to the continued service of the grantee with the Surviving Delaware Corporation, Marvell or any of their Affiliates through the applicable vesting date; (B) shall not be subject to any performance-based vesting terms following the Delaware Merger Effective Time; and (C) shall otherwise be subject to the same terms and conditions (modified as appropriate to reflect the assumption contemplated by this Section 5.4(h)) as were applicable under such Company PSU prior to the Delaware Merger Effective Time; provided, however, that all references to the “Company” in each Company Equity Plan and each award agreement shall be deemed to be references to Marvell. Each Converted PSU that vests after the Delaware Merger Effective Time shall be settled in HoldCo Common Stock.

(i) Effective immediately prior to the Delaware Merger Effective Time, each Director Option and each Director RSU that is then outstanding and unvested shall be vested in full.

(j) Prior to the Delaware Merger Effective Time, each of Marvell, HoldCo and the Company shall take all actions necessary (including obtaining any required consents) to effectuate the provisions set forth in this Section 5.4; provided, however, that no such action taken shall be required to be irrevocable until immediately prior to the Delaware Merger Effective Time. HoldCo agrees to file, as soon as reasonably practicable but in no event later than 10 Business Days after the Delaware Merger Effective Time, a registration statement on Form S-8 (if available for use by HoldCo) with respect to the shares of HoldCo Common Stock issuable with respect to Converted Options, Converted PSUs and Converted RSUs, in each case that are eligible to be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Options, Converted PSUs and Converted RSUs assumed in accordance with this Agreement remain outstanding. In connection with the filing of a registration statement on Form S-8, the Company shall use its reasonable best efforts to cause the Company’s independent registered public accounting firm to consent to the incorporation by reference of the audit reports included in the Company’s annual audited consolidated financial statements.

5.5 Treatment of Company ESPP. As soon as practicable after the date of this Agreement, the Company shall take all action that may be necessary to provide that: (a) no new offering period (or similar period during which shares may be purchased) shall commence under the Company ESPP following the date of this Agreement; (b) participants in the Company ESPP as of the date of this Agreement may not increase their payroll deductions under the Company ESPP from those in effect on the date of this Agreement; and (c) no new participants may commence participation in the Company ESPP following the date of this Agreement. Without limiting the generality of the foregoing, as soon as reasonably practicable after the date of this Agreement (but in any event prior to the Closing), the Company shall take such action as may be necessary to: (i) cause any offering period (or similar period during which shares may be purchased) in progress under the Company ESPP as of the date of this Agreement to be the final offering period under the Company ESPP and to be terminated no later than five Business Days prior to the anticipated Closing Date (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the Company ESPP; (iii) cause each participant’s then-outstanding share purchase right under the Company ESPP (the “Company ESPP Rights”) to be exercised as of the Final Exercise Date; and (iv) terminate the Company ESPP as of the Delaware Merger Effective Time. On the Final Exercise Date, the funds credited as of such date under the Company ESPP within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP (as amended pursuant to this Section 5.5), and each share purchased thereunder immediately prior to the Delaware Merger Effective Time will be canceled at the Delaware Merger Effective Time and converted into the right to receive the Delaware Merger Consideration in accordance with

Section 1.7(c), subject to withholding of any applicable income and employment withholding Taxes. Any accumulated contributions of each participant under the Company ESPP as of immediately prior to the Delaware Merger Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the Company ESPP (as amended pursuant to this Section 5.5), be refunded to such participant as promptly as practicable following the Delaware Merger Effective Time (without interest). No further Company ESPP Rights shall be granted or exercised under the Company ESPP after the Final Exercise Date. The Company shall provide timely notice to participants of the setting of the Final Exercise Date and the termination of the Company ESPP in accordance with the terms of the Company ESPP.

5.6 Treatment of Marvell Equity Awards.

(a) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell Option that is outstanding immediately prior to the Bermuda Merger Effective Time, whether vested or unvested, will be converted into a stock option in respect of shares of HoldCo Common Stock, on the same terms and conditions as were applicable under such Marvell Option immediately prior to the Bermuda Merger Effective Time (including with respect to vesting), relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time and with an exercise price per share of HoldCo Common Stock equal to the exercise price per Marvell Common Share subject to such Marvell Option immediately prior to the Bermuda Merger Effective Time.

(b) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell RSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a restricted stock unit award with the same terms and conditions as were applicable under such Marvell RSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting and timing of payment), and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell RSU immediately prior to the Bermuda Merger Effective Time.

(c) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, each Marvell PSU that is outstanding immediately prior to the Bermuda Merger Effective Time will be converted into a performance-based restricted stock unit with the same terms and conditions as were applicable under such Marvell PSU immediately prior to the Bermuda Merger Effective Time (including with respect to vesting, except that the performance measures shall relate to HoldCo), and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to such Marvell PSU immediately prior to the Bermuda Merger Effective Time.

(d) At the Bermuda Merger Effective Time, by virtue of the Bermuda Merger and without any action on the part of any Person, any rights to purchase Marvell Common Shares under the Marvell ESPP that are outstanding immediately prior to the Bermuda Merger Effective Time will be converted into rights to purchase shares of HoldCo Common Stock on the same terms and conditions as were applicable under the Marvell ESPP immediately prior to the Bermuda Merger Effective Time, and relating to the number of shares of HoldCo Common Stock equal to the total number of Marvell Common Shares subject to the Marvell ESPP immediately prior to the Bermuda Merger Effective Time.

(e) At the Bermuda Merger Effective Time, HoldCo shall assume the Marvell Equity Plans. All references in a Marvell Equity Plan or award agreement thereunder to a number of Marvell Common Shares shall be deemed amended to refer instead to a number of shares of HoldCo Common Stock, and the compensation committee of HoldCo’s board of directors shall succeed to the authority and responsibility of Marvell’s board of directors or any committee thereof with respect to the administration of any Marvell Equity Plan.

(f) Prior to the Bermuda Merger Effective Time, each of Marvell, HoldCo and the Company shall take all actions necessary (including obtaining any required consents) to effectuate the provisions set forth in this

Section 5.6, except that no such action taken shall be required to be irrevocable until immediately prior to the Bermuda Merger Effective Time. HoldCo agrees to file, as soon as reasonably practicable but in no event later than 10 Business Days after the Bermuda Merger Effective Time, a registration statement on Form S-8 (if available for use by HoldCo) with respect to the shares of HoldCo Common Stock issuable with respect to the settlement of converted Marvell Equity Awards, and with respect to offerings made under the Marvell ESPP, in each case that are eligible to be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Marvell Equity Awards and the Marvell ESPP assumed in accordance with this Agreement remain outstanding.

5.7 Employee Benefits.

(a) For a period of one year following the Delaware Merger Effective Time (but only as long as the relevant Continuing Employee remains employed by HoldCo or any of its Affiliates), and subject to the applicable Legal Requirements of each jurisdiction, Marvell and HoldCo agree to, or to cause the Surviving Delaware Corporation to, maintain, for each Continuing Employee: (i) base salary that is no less than the base salary provided to such employee immediately prior to the Delaware Merger Effective Time; and (ii) benefits that are, in the aggregate, either (at Marvell’s discretion), (A) no less favorable to the Continuing Employee than the benefits provided to the Continuing Employee immediately prior to the Delaware Merger Effective Time or (B) that are substantially similar to the benefits provided to similarly situated employees of Marvell or the applicable Affiliate of HoldCo (excluding for purposes of this clause “(ii),” any defined benefit plan participation, employee stock purchase plan participation, any equity-based compensation and any change in control, retention or similar one-time special payments or benefits) and reasonably comparable in the aggregate to the benefits provided to the Continuing Employee immediately prior to the Delaware Merger Effective Time. Continuing Employees shall retain their target bonus opportunity, as in effect on the date of this Agreement, for the remainder of the bonus plan year in which the Delaware Merger Effective Time occurs. The parties acknowledge and agree that Marvell does not have a profit sharing plan that will be in effect after the Delaware Merger Effective Time.

(b) With respect to each benefit plan, program, practice, policy or arrangement maintained by HoldCo or its Subsidiaries (including the Surviving Bermuda Company or the Surviving Delaware Corporation) in which any of the Continuing Employees participate following the Delaware Merger Effective Time (each, a “Marvell Employee Plan”), and except to the extent necessary to avoid duplication of benefits, for purposes of determining eligibility to participate and vesting, service with any Inphi Entity (or predecessor employers, to the extent the applicable Inphi Entity provides past service credit under its benefit plans) shall, to the extent permitted by the terms of the applicable Marvell Employee Plan, be treated as service with HoldCo or the applicable Marvell Entity. Each applicable Marvell Employee Plan shall, to the extent permitted by the terms of the applicable Marvell Employee Plan, waive eligibility waiting periods and pre-existing condition limitations to the extent waived or not included under the corresponding Inphi Employee Plan. To the extent permitted under the applicable Marvell Employee Plan, HoldCo and Marvell agree to give or cause to be given to Continuing Employees credit under the applicable Marvell Employee Plan for amounts paid prior to the Delaware Merger Effective Time during the calendar year in which the Delaware Merger Effective Time occurs under a corresponding Inphi Employee Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Marvell Employee Plan.

(c) Marvell and HoldCo agree that all Continuing Employees located in the U.S. shall be eligible to continue to participate in the Surviving Delaware Corporation’s health and welfare benefit plans, subject in each case to the terms and conditions of such plans; provided, however, that nothing in this Section 5.7 or elsewhere in this Agreement shall: (i) be construed to create a right in any Inphi Associate to employment with HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates; (ii) be deemed to establish, amend, modify or cause to be adopted any Inphi Employee Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates; or (iii) limit the ability of HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Delaware Merger Effective Time. Except for Indemnified Persons (to the extent of their rights pursuant to Section 5.8), no Inphi Associate shall be deemed to be a third-party beneficiary of this Agreement. Nothing in this Section 5.7(a) shall limit the effect of Section 9.7.

(d) Unless otherwise requested by Marvell in writing at least two Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions that may be necessary or appropriate to terminate, effective no later than the day prior to the date on which the Mergers become effective, any Inphi Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Marvell prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Marvell), effective no later than the day prior to the date on which the Mergers become effective. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Marvell may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.7(d) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Marvell at least three Business Days prior to the Closing Date. In the event of such termination of the Company 401(k) Plan, promptly following the Closing Date, HoldCo and Marvell shall cause such Marvell Employee Plan intended to be qualified under Section 401(a) of the Code which includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code to accept eligible (i) rollover contributions in cash of amounts distributed to Continuing Employees from the Company’s 401(k) Plan and (ii) in-kind rollovers of Continuing Employees’ loan balances, and will provide for continued repayments of any such loans through payroll deductions commencing not later than with the first payroll period ending not more than 14 days following the date of such rollover.

(e) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall consult with Marvell and shall ensure that such notification or consultation requirements are complied with prior to the Delaware Merger Effective Time. Prior to making any written or broad-based oral communications to any Inphi Associate prior to the Delaware Merger Effective Time regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.7, the Company shall provide, and shall ensure that the other Inphi Entities and its and their respective Representatives shall provide, Marvell with a copy of the intended communication for its written approval, which shall not be unreasonably withheld.

5.8 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Company existing in favor of those Persons who are now, or have been at any time prior to the Delaware Merger Effective Time, directors and officers of any Inphi Entity (the “Company Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, as provided in the Company’s or the applicable Inphi Entity’s certificate of incorporation, bylaws or other organizational documents (as in effect as of the date of this Agreement) and as provided in those indemnification agreements between an Inphi Entity and such Company Indemnified Persons (as in effect as of the date of this Agreement) Made Available to Marvell, will survive the Delaware Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable Delaware law) for a period of six years following the date on which the Delaware Merger becomes effective.

(b) All rights to indemnification by Marvell existing in favor of those Persons who are now, or have been at any time prior to the Bermuda Merger Effective Time, directors and officers of any Marvell Entity (the “Marvell Indemnified Persons” and, together with the Company Indemnified Persons, the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Bermuda Merger Effective Time, as provided in Marvell’s or the applicable Marvell Entity’s memorandum of association, bye-laws or other organizational documents and as provided in any indemnification agreements between a Marvell Entity and such Marvell Indemnified Persons, will survive the Bermuda Merger and continue in full force and effect (to the extent such rights to indemnification are available under and consistent with applicable law) for a period of six years following the date on which the Bermuda Merger becomes effective.

(c) From the date on which the Bermuda Merger Effective Time occurs until the sixth anniversary of such date, HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Delaware Merger Effective Time, the existing policies of directors’ and officers’ liability insurance maintained by Marvell and the Company, respectively, as of the date of this Agreement (and with respect to those policies maintained by the Company, in the form Made Available to Marvell) (the “Existing D&O Policies”), to the extent that such directors’ and officers’ liability insurance coverage is available on commercially reasonable terms, except that: (i) each of HoldCo, the Surviving Bermuda Company and the Surviving Delaware Corporation may substitute for the Existing D&O Policies other policies of comparable coverage; and (ii) none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation will be required to pay annual premiums for such Existing D&O Policy (or for any substitute policies) in excess of 300% of the annual premium paid prior to the date of this Agreement for the Existing D&O Policy (the “Maximum Premium”). If any future annual premiums for an Existing D&O Policy (or any substitute policy therefor) exceed the Maximum Premium in the aggregate, then HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation may reduce the amount of coverage of such Existing D&O Policy (or any substitute policy therefor) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. The Surviving Bermuda Company and the Surviving Delaware Corporation or, prior to the Delaware Merger Effective Time, the Company shall have the right to purchase a pre-paid, non-cancellable “tail” policy on any Existing D&O Policy for a claims reporting or discovery period of six years from the Closing Date and otherwise on terms and conditions that are no less favorable than the terms and conditions of the applicable Existing D&O Policy; provided, however, that none of HoldCo, the Surviving Bermuda Company or the Surviving Delaware Corporation shall be obligated to, and the Company shall not (without the prior written consent of Marvell), expend an amount for such “tail” policy in excess of the Maximum Premium. If such “tail” policy is purchased by the Surviving Delaware Corporation or the Surviving Bermuda Company (a “Tail Policy Purchaser”), such Tail Policy Purchaser shall, and HoldCo shall cause such Tail Policy Purchaser to, maintain such “tail” policy in full force and effect in lieu of all other obligations of such Tail Policy Purchaser under the first sentence of this Section 5.8(c).

(d) The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by: (i) each of the Company Indemnified Persons, who are intended third-party beneficiaries of this Section 5.8 from and after the Delaware Merger Effective Time; and (ii) each of the Marvell Indemnified Persons, who are intended third-party beneficiaries of this Section 5.8 from and after the Bermuda Merger Effective Time.

5.9 Regulatory Approvals and Related Matters.

(a) Each of Marvell, HoldCo and the Company shall use their respective reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Mergers and the other Contemplated

Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing:

(i) the Company and Marvell shall: (A) promptly as practicable after the date of this Agreement (but in no event later than 10 Business Days after the date of this Agreement with respect to filings under the HSR Act) prepare, file and submit the notifications, reports and other documents required under the HSR Act and any applicable foreign antitrust or competition laws or regulations in connection with the Mergers and the other Contemplated Transactions; and (B) respond as promptly as practicable to (1) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (2) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters; and

(ii) except to the extent Marvell determines otherwise, each Principal Party shall (A) as soon as possible after a Requesting Authority asserts or attempts to assert jurisdiction over, or requests, requires or attempts to require a filing or submission relating to, the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions, and consistent with any Legal Requirement, file and submit (in accordance with each Legal Requirement that may be applicable or that such Requesting Authority asserts to be applicable) all notices, reports and other non-privileged documents required or requested by such Requesting Authority to be filed or submitted on behalf of such Principal Party, and (B) respond as promptly as possible to any inquiries or requests received from such Requesting Authority for additional non-privileged information or non-privileged documentation.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Marvell and the Company each shall promptly supply the other Principal Party with any information which may be required in order to effectuate any filings (including applications) or submissions pursuant to (and to otherwise comply with its obligations or the obligations of its Subsidiaries set forth in) Section 5.9(a).

(c) Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to Section 5.9(b) and the confidentiality provisions of the Confidentiality Agreement, each Principal Party shall: (i) consult with the other Principal Party in good faith prior to taking a position with respect to any filing or submission required by Section 5.9(a); (ii) permit the other Principal Party to review and discuss in advance, and consider in good faith the views of the other Principal Party in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions or proposals before making or submitting any of the foregoing to any Governmental Body on behalf of any party hereto in connection with any filing or submission required by Section 5.9(a) or any Legal Proceeding involving a Governmental Body with regulatory authority related to this Agreement or any of the Contemplated Transactions; (iii) coordinate with the other Principal Party in preparing and exchanging such information; (iv) promptly provide the other Principal Party (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such Principal Party with or to any Governmental Body in connection with any filing or submission required by Section 5.9(a); and (v) provide the other Principal Party with reasonable notice of and opportunity to participate in any substantive conversation or meeting with a Governmental Body required by Section 5.9(a). Neither Marvell nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Body to stay, toll or extend any applicable waiting period under any applicable antitrust laws without the prior written consent of the other Principal Party (such consent not to be unreasonably withheld, conditioned or delayed).

(d) Each Principal Party shall notify the other Principal Party promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing or submission made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions (and shall keep the other Principal Party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing or submission made pursuant to this Agreement or any information required to comply with any Legal Requirement applicable to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing or submission made pursuant to Section 5.9(a), each Principal Party shall (promptly upon learning of the occurrence of such event) inform the other Principal Party of the occurrence of such event and cooperate in filing with or submitting to the applicable Governmental Body such amendment or supplement.

(e) Subject to Section 5.9(f), each of Marvell, HoldCo and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Mergers and make effective the other Contemplated Transactions on a timely basis (other than with respect to obtaining Consents under Contracts, for which each of Marvell, HoldCo and the Company shall use commercially reasonable efforts). Without limiting the generality of the foregoing, but subject to Section 5.9(f), each party: (i) shall make all filings (if any), give all notices (if any) and provide all information (if any) required to be made, given or provided by such party in connection with the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions; (ii) shall consult with such party’s employees to the extent required under any applicable Legal Requirement in connection with the Mergers or any of the other Contemplated Transactions; and (iii) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement) by such party in connection with the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions. Each Principal Party shall consult with the other Principal Party with respect to all of the matters contemplated by clauses “(i),” “(ii)” and “(iii)” of the preceding sentence, and will keep the other Principal Party apprised of the status of matters relating to the consummation of the Contemplated Transactions. At the request of Marvell, the Company shall use reasonable best efforts to cause the divestiture, holding separate or taking of any other action with respect to any of the businesses, product lines or assets of the Inphi Entities (provided that any such action is conditioned upon the consummation of the Mergers).

(f) Notwithstanding anything to the contrary contained in Section 5.9(e) or elsewhere in this Agreement: (i) no Marvell Entity shall have any obligation under this Agreement to: (A) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Marvell’s freedom of action with respect to, any of the businesses, product lines or assets of any Marvell Entity or any Inphi Entity, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, product lines or assets of any Marvell Entity or any Inphi Entity, unless the actions referred to in this clause “(A)” (1) are reasonably necessary to satisfy the conditions set forth in Sections 6.8 and 7.8 and (2) would not, individually or in the aggregate, reasonably be expected to result in a significant impact on the strategic or financial benefits of the Mergers to Marvell; (B) amend or modify any of Marvell’s, HoldCo’s, Bermuda Merger Sub’s or Delaware Merger Sub’s rights or obligations under this Agreement; or (C) restructure or commit to restructure any of the Contemplated Transactions; (ii) none of the Inphi Entities shall, except with the prior written consent of Marvell, agree, commit or propose, or encourage any Governmental Body, to take or request any of the actions described in clause “(i)(A)” above; (iii) Marvell shall have no obligation to commence or contest, or cause any other Marvell Entity or any of their respective Affiliates to commence or contest, any Legal Proceeding relating to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions if Marvell reasonably determines in good faith that contesting such Legal Proceeding would not be advisable; (iv) if Marvell reasonably determines in good faith that contesting a Legal Proceeding referred to in clause “(iv)” above would not be advisable, none of the Inphi Entities shall have any obligation to contest such Legal Proceeding; and (v) nothing in Section 5.9(e) or elsewhere in this Agreement shall require Marvell to, directly or indirectly, divest, transfer or otherwise dispose of, hold separate or commit to cause any of its Subsidiaries or Affiliates to divest, transfer or otherwise dispose of or hold separate all or any portion of (A) the ASIC business of the Marvell Entities, (B) the copper PHY business of the Marvell Entities or (C) any of the businesses, product lines or assets of any Inphi Entity.

5.10 Disclosure. Marvell and the Company: (a) have agreed to the text of the joint press release and investor relations presentation announcing the signing of this Agreement; and (b) shall consult with each other before issuing any further press release or otherwise making any public statement, and shall not issue any such press release or make any such public statement without the prior written consent of the other Principal Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing: (i) each of Marvell and the Company may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements or announcements are consistent with (and not materially expansive of) previous press releases, public disclosures or public statements or announcements made jointly by the Principal Parties (or individually, if approved by the other Principal Party); (ii) Marvell or the Company may, without the prior consent of the other Principal Party, issue any such press release or make any such public announcement or statement as may be required by a Legal Requirement or the Nasdaq Rules if it first notifies and consults with the other Principal Party prior to issuing any such press release or making any such public announcement or statement; (iii) the Company need not consult with (or obtain the consent of) Marvell in connection with any press release, public statement or filing to be issued or made with respect to any Company Acquisition Proposal or any Company Adverse Recommendation Change; and (iv) Marvell need not consult with (or obtain the consent of) the Company in connection with any press release, public statement or filing to be issued or made with respect to any Disruptive Marvell Acquisition Proposal or any Marvell Adverse Recommendation Change.

5.11 Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Marvell at or prior to the Delaware Merger Effective Time (or, at the option of Marvell, at a later date) the resignation of each individual who is an officer or director of any of the Inphi Entities, effective as of the Delaware Merger Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Inphi Employee Agreement or Inphi Employee Plan applicable to such individual’s status as an officer or director of an Inphi Entity).

5.12 Delisting. Prior to the Bermuda Merger Effective Time, the Company shall cooperate with Marvell and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements (including the Nasdaq Rules) to enable the de-listing by the Surviving Delaware Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Delaware Merger Effective Time.

5.13 Nasdaq Listing. HoldCo and Marvell shall use their reasonable best efforts to cause to be approved for listing (subject to official notice of issuance) on Nasdaq at or prior to the Bermuda Merger Effective Time, under the trading symbol “MRVL”, (a) the shares of HoldCo Common Stock to be issued in connection with the Mergers and (b) the shares of HoldCo Common Stock to be reserved upon settlement or exercise of equity awards in respect of HoldCo Common Stock.

5.14 Section 16 Matters. Prior to the Bermuda Merger Effective Time, Marvell, HoldCo and the Company shall take all steps that may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or Marvell Common Shares (including derivative securities with respect to Marvell Common Shares) or acquisitions of HoldCo Common Stock (including derivative securities with respect to HoldCo Common Stock) resulting from the Mergers and the matters contemplated by Sections 5.4, 5.5 and 5.6 by each individual who is, or as a result of the Contemplated Transactions will be, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Marvell, the Company or HoldCo, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Legal Requirements.

5.15 Stockholder Litigation. Without limiting in any way the respective obligations of Marvell and the Company under Section 4.2(d) and Section 5.9(d), each of Marvell and the Company shall notify the other

Principal Party of any Legal Proceeding (including any class action or derivative litigation) that is commenced or threatened against such Principal Party or any of its officers or directors relating to the Mergers or any of the other Contemplated Transactions promptly after becoming aware of such Legal Proceeding. The Company shall give Marvell the opportunity to participate, at Marvell’s expense, in the defense or settlement of any such Legal Proceeding against the Company or any of its officers or directors, and no such settlement shall be agreed to, and no agreement or arrangement with any stockholder shall be entered into by the Company outside the ordinary course of business, without the prior written consent of Marvell, which consent with respect to any such settlement shall not be unreasonably withheld, conditioned or delayed.

5.16 Takeover Statutes and Rights. If any Takeover Statute is or may become applicable to this Agreement, the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions, the Company and the board of directors of the Company shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on this Agreement, the Mergers and the other Contemplated Transactions.

5.17 Tax Matters. The parties intend that (a) the Mergers, taken together, qualify as a transaction described in Section 351 of the Code and (b) the Bermuda Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code. Each of Marvell, HoldCo and the Company will (and will cause its Subsidiaries to) use its reasonable best efforts to cause the Mergers, taken together, to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Mergers, taken together, from qualifying, as a transaction described in Section 351 of the Code. Each of Marvell, HoldCo and the Company will (and will cause its Subsidiaries to) use its reasonable best efforts to cause the Bermuda Merger to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Bermuda Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

5.18 Financing.

(a) Marvell and HoldCo shall use their respective reasonable best efforts to do all things necessary or advisable to arrange, obtain and consummate the Debt Financing on or prior to the date the Closing is required to be effected in accordance with Section 1.3, on the terms and conditions (including, to the extent applicable, the “flex” provisions) described in the Debt Commitment Letters (it being understood that, for purposes of this Section 5.18, references to the Debt Commitment Letters shall be deemed to include any Fee Letter), including using their respective reasonable best efforts to: (i) enter into definitive agreements with respect to the Debt Financing on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms, and within the limits, of the “flex” provisions contained in any Fee Letter or as otherwise agreed by Marvell, HoldCo and the Financing Sources, subject to the restrictions on amendments of the Debt Commitment Letters set forth below) contemplated by the Debt Commitment Letters (the “Definitive Debt Financing Agreements”); and (ii) satisfy (or obtain the waiver of) on a timely basis all conditions and comply with all obligations applicable to Marvell and HoldCo, including with respect to the payment of any commitment, engagement or placement fees, in the Debt Commitment Letters and the Definitive Debt Financing Agreements to the extent a failure to do so would result in a failure of a condition precedent to the funding of the Debt Financing. If all conditions to the Debt Financing have been satisfied and the conditions set forth in Section 6 have been satisfied or waived, Marvell and HoldCo shall use their reasonable best efforts to take all actions within its control to cause the Financing Sources to fund the Debt Financing at or prior to Closing, including to seek to enforce its rights with respect to funding under the Debt Commitment Letters and the Definitive Debt Financing Agreements in the event of a breach thereof by the Financing Sources party thereto.

(b) Marvell and HoldCo shall not agree to any amendments or modifications to any condition, or waive any of their respective rights, under the Debt Commitment Letters or the Definitive Debt Financing Agreements without the prior written consent of the Company if any such amendment, modification or waiver of the Debt Commitment Letters or the Definitive Debt Financing Agreements would (x) reduce the aggregate amount of the Debt Financing to an amount that, together with HoldCo’s and Marvell’s cash on hand, would be less than an amount reasonably required to consummate the Mergers, (y) impose new or additional conditions or (z) otherwise amend, modify or expand any conditions to the initial funding of the Debt Financing, in each case, in a manner that would reasonably be expected to: (i) materially delay or prevent the Closing from occurring; or (ii) adversely impact the ability of Marvell or HoldCo to (A) enforce their respective rights against the other parties to the Debt Commitment Letters or the Definitive Debt Financing Agreements or (B) cause the Mergers to be timely consummated (it being understood that Marvell and HoldCo may amend, restate, modify or supplement each of the Debt Commitment Letters or the Definitive Debt Financing Agreements to add lenders, lead arrangers, bookrunners, underwriters, syndication agents or similar entities that have not executed such Debt Commitment Letters as of the date of this Agreement, to provide for the assignment and reallocation of a portion of the debt financing commitments contained in such Debt Commitment Letters or the Definitive Debt Financing Agreements and to grant customary approval rights to such additional arrangers and other Entities in connection with such appointments as expressly set forth in such Debt Commitment Letters, in each case, without the Company’s consent, provided that such amendment would not reasonably be expected to prevent or materially delay the Closing). Marvell and HoldCo shall use their respective reasonable best efforts to maintain in effect the Debt Commitment Letters (and any Definitive Debt Financing Agreements) until the earliest to occur of the Closing, the consummation of the Debt Financing and the valid termination of this Agreement.

(c) If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letters, and such portion of the Debt Financing is reasonably determined by Marvell to be required to consummate the Mergers and perform its other obligations under this Agreement, then Marvell shall promptly notify the Company in writing and use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of debt financing that are reasonably acceptable to Marvell in an amount (together with all other sources of cash or other financing sources available to Marvell) sufficient to satisfy the Financing Uses. The exercise of such reasonable best efforts shall not require Marvell or HoldCo to obtain additional equity or debt with an all-in yield or tenor that is different than the debt financing set forth in the Debt Commitment Letters (after giving effect to the maximum amount of any “flex” provisions contained therein). The new debt commitment letter and fee letter entered into in connection with any such alternative financing pursuant to Section 5.18(b) or this Section 5.18(c), are referred to, respectively, as a “New Debt Commitment Letter” and a “New Fee Letter.” None of Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub shall enter into such New Debt Commitment Letter without the consent of the Company if the terms thereof, or if the conditions to funding thereunder, would reasonably be expected to materially impair, delay or prevent the Closing or would, when taken as a whole, be materially less favorable to Marvell or HoldCo than those set forth in the Debt Commitment Letters. If Marvell and/or HoldCo enter into any New Debt Commitment Letter: (i) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause “(ii)” below; and (ii) any reference in this Agreement to the “Debt Commitment Letters” (and any definition incorporating the term “Debt Commitment Letters,” including the definition of “Definitive Debt Financing Agreements”) shall be deemed to include (A) the Debt Commitment Letters and any Fee Letter to the extent not superseded by a New Debt Commitment Letter or New Fee Letter, as the case may be, at such time, and (B) any New Debt Commitment Letter or New Fee Letter to the extent then in effect.

(d) Marvell shall, and shall use its reasonable best efforts to cause its Representatives to, keep the Company informed as promptly as practicable upon written request in reasonable detail of the status of its efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, Marvell shall: (i) upon the Company’s written request, furnish the Company with executed copies of any amendments to the Debt Commitment Letters (with any fee letter redacted in a customary manner) promptly upon their execution; and (ii) give the Company prompt written notice (A) of any amendment to the Debt Commitment Letters, (B) of any default or material breach (or any event that, with or without notice, lapse of time or both, would give rise to any default or material breach) under, or repudiation of, the Debt Commitment Letters or the Definitive Debt Financing Agreements by any Financing Source party thereto, in each case, of which Marvell becomes aware, (C) of any termination of the Debt Commitment Letters, (D) of the receipt of any written notice from any Person with respect to any material dispute or disagreement between or among any parties to the Debt Commitment Letters or any Definitive Debt Financing Agreement relating to the initial availability or amount of the Debt Financing and (E) if for any reason Marvell believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letters or the Definitive Debt Financing Agreements, as the case may be.

(e) During the Pre-Closing Period, the Company shall, and shall ensure that each of the other Inphi Entities and its and their respective Representatives shall, use reasonable best efforts to provide to or at the direction of Marvell and HoldCo all cooperation reasonably requested by Marvell or HoldCo in connection with the arrangement of the Debt Financing (or any replacement, amended, modified, alternative or substitute financing or refinancing, including an underwritten offering of securities, permitted by this Section 5.18 (each, an “Alternative Financing”)), including using reasonable best efforts to:

(i) cooperate reasonably with any customary due diligence investigation reasonably conducted by the Financing Sources in connection with the Debt Financing or any Alternative Financing, including by providing any documents or other information requested that is customarily provided in connection with transactions of that type and by causing the management of the Company, with appropriate seniority and expertise, outside counsel and external auditors to participate in a reasonable number of due diligence sessions, in each case, upon reasonable notice and at mutually agreeable dates and times;

(ii) cause management of the Company, with appropriate seniority and expertise, and other representatives to participate in a reasonable number of telephone calls, meetings (including lender meetings), presentations, roadshows, drafting sessions and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times;

(iii) provide reasonable and customary assistance with the preparation of customary offering and syndication documents and materials, including rating agency presentations, road show materials, lender and investor presentations, bank information memoranda, prospectuses and bank syndication materials, offering documents, private placement memoranda and similar documents customarily required (which may incorporate, by reference, periodic and current reports filed by the Company with the SEC) in connection with the marketing and syndication of the Debt Financing or any Alternative Financing, and upon reasonable request, identify any material non-public information contained in such materials and make such disclosures as may be required to comply with Regulation FD to the extent applicable to such material non-public information;

(iv) (A) obtain customary payoff letters (in form and substance reasonably acceptable to Marvell) at or prior to Closing and such other documents reasonably requested by Marvell or the Financing Sources relating to the repayment of the existing indebtedness for borrowed money of any of the Inphi Entities and the release of any related liens, provided the Company shall not be required to deliver any notice of prepayment or redemption or similar notice or document in respect of repayment, redemption or defeasance of indebtedness (or termination of commitments) that is not conditioned on the consummation of the Mergers or that if the Mergers are not consummated results in liability to the Company and (B) provide, at least five Business Days before the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, relating to any of the Inphi Entities, in each case as requested by Marvell;

(v) furnish to or at Marvell’s discretion, within a reasonable amount of time following Marvell’s reasonable request, financial and other information relating to the Company and the other Inphi Entities to the extent (i) maintained, prepared or updated by the Company or its Representatives in the ordinary course of business or the Company or its Representatives are able to provide such information without undue burden or expense as determined by the Company in its sole discretion and (ii) customarily provided in connection with transactions of the type contemplated by the Debt Financing in accordance with the terms of the Debt Commitment Letters as in effect on the date of this Agreement or any substantially similar terms of any Alternative Financing, including delivery of (A) GAAP audited consolidated balance sheets and related audited statements of income, stockholder’s equity and cash flows of the Company for each of the three fiscal years most recently ended at least 60 days prior to the Closing Date and (B) GAAP unaudited consolidated balance sheets and related unaudited statements of income, stockholder’s equity (to the extent available) and cash flows of the Company for each subsequent fiscal quarter ended at least 40 days prior to the Closing Date, which financial statements in each case shall meet in all material respects the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act on Form S-3, provided that the public filing of any required financial statements or other public information filed with the SEC shall constitute delivery of such financial statements or other public information;

(vi) provide reasonable assistance to Marvell and HoldCo’s preparation of pro forma financial information (meeting the requirements of Regulation S-X under the Securities Act) and projections customarily provided in connection with transactions of the type contemplated by the Debt Financing or any Alternative Financing (provided that, notwithstanding anything to the contrary in this Section 5.18, the Company and its Representatives shall not (x) be required to provide any information that the Company does not maintain, or provide any information at times as the Company does not prepare or update, in each case, in the ordinary course of business (other than any information that the Company is able to provide without undue burden or expense as determined by the Company in its sole discretion), and (y) be responsible for the preparation of such pro forma financial information (or any related pro forma adjustments or assumptions) or such projections);

(vii) take such actions as are reasonably requested by Marvell to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing or any Alternative Financing that are within the Company’s control;

(viii) cause its independent auditors to participate in a reasonable number of drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing and any Alternative Financing consistent with their customary practice, including requesting that they provide customary comfort letters (including “negative assurance” comfort), agreed-upon procedures letters and customary consents or authorization letters to the inclusion of the Company’s auditor reports, in each case, to the extent required in connection with the marketing and syndication of the Debt Financing (as set forth in the Debt Commitment Letters as in effect on the date of this Agreement) or as are customarily required in any other Alternative Financing;

(ix) assist with the preparation and enter into (as of the Closing) Definitive Debt Financing Agreements and definitive agreements relating to any Alternative Financing (including review of any disclosure schedules related thereto for completeness and accuracy);

(x) execute customary authorization and management representation letters relating to the Debt Financing or any Alternative Financing;

(xi) cooperate to provide a guarantee by any one or more of the Inphi Entities of the indebtedness incurred in the Debt Financing or in any Alternative Financing (so long as such guarantees are only effective immediately after giving effect to the Closing) and facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing; and

(xii) obtain such consents, approvals, authorizations and instruments requested by Marvell to permit the consummation of the Debt Financing or any Alternative Financing, including releases, terminations, landlord waivers, access agreements, waivers, consents and estoppels.

Notwithstanding anything to the contrary in this Section 5.18(e), nothing in this Section 5.18(e) will require the Company or any of its Subsidiaries to take any action that: (1) would require the Company, any of its Subsidiaries, or any persons who are officers or directors of the Company or any of its Subsidiaries to (aa) pass resolutions or consents to approve or authorize the execution of the Debt Financing or any Alternative Financing, (bb) enter into, execute, or deliver any certificate, document, instrument, or agreement for the Debt Financing or any Alternative Financing, or (cc) agree to any change or modification of any existing certificate, document, instrument, or agreement (other than the authorization letters described in Section 5.18(e)(viii)), in the case of each of clauses “(aa),” “(bb)” and “(cc),” that would be effective prior to the Closing Date; (2) would cause any representation or warranty of the Company in this Agreement to be breached by the Company; (3) would require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense or liability with respect to the Debt Financing or any Alternative Financing prior to the Closing or have any obligation under any agreement, certificate, document, or instrument with respect to the Debt Financing or any Alternative Financing that is effective prior to the Closing and that would not be reimbursed or indemnified pursuant to Section 5.18(g); (4) would cause any director, officer or employee the Company or any of its Subsidiaries to incur any personal liability; (5) would conflict with the organizational documents of the Company or any of its Subsidiaries or any applicable laws in any material respect; (6) would result in a breach of, or a default under, any Material Contract; (7) would require the Company’s external or internal counsel to deliver any legal opinions; or (8) would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. Nothing contained in this Section 5.18(e) shall require the Company or any of its Subsidiaries, prior to the Closing, to: (x) be an issuer or other obligor with respect to the Debt Financing or any Alternative Financing; or (y) disclose any information to Marvell or the Financing Sources if such disclosure would (I) violate any applicable law or (II) jeopardize the attorney-client privilege, work product doctrine or other legal privilege held by any Inphi Entity. If any Inphi Entity does not provide or cause its Representatives to provide such access or such information in reliance on clause “(y)” of the immediately preceding sentence, then the Company shall promptly (and in any event within two Business Days after such Inphi Entity determines that it will not provide or cause it Representatives to provide such access or such information) provide a written notice to Marvell stating that it is withholding such access or such information and stating the justification therefor, and shall use its reasonable best efforts to provide the applicable information in a way that would not violate such law or jeopardize such privilege.

(f) The Company hereby consents to the reasonable use of its and each of the other Inphi Entities’ logos in connection with the Debt Financing, including as contemplated by the Debt Commitment Letters, provided that such logos and trademarks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the reputation of the Company or any of its Subsidiaries.

(g) Marvell shall, promptly upon written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company in order to comply with its obligations under Section 5.18(e) and (ii) indemnify and hold harmless the Company, its Subsidiaries, and its and their respective directors, officers and employees from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing or any Alternative Financing or providing the assistance contemplated by Section 5.18(e), except (A) to the extent suffered or incurred as a result of any Inphi Entity’s or any of its directors’, officers’ or employees’ bad faith, fraud, intentional misrepresentation or willful misconduct or (B) with respect to any material misstatement or omission in any information provided hereunder by any of the foregoing Persons expressly for use in connection therewith.

(h) Notwithstanding anything to the contrary contained herein, HoldCo and Marvell acknowledge that their obligations to consummate the Mergers pursuant to this Agreement are not subject to or conditioned in any way on HoldCo or Marvell or any of their respective Affiliates’ obtaining funds therefor pursuant to the Debt Financing or any Alternative Financing.

(i) All non-public information regarding the Company provided by the Company or any of its Representatives pursuant to this Section 5.18 will be kept confidential in accordance with the terms of the

Confidentiality Agreement, except that HoldCo and Marvell will be permitted (i) to include in any offering memorandum or other offering materials used in connection with any offering of securities such non-public information as is necessary in order to make the statements in such offering memorandum or other offering materials, in light of the circumstances in which they are made, not misleading (provided that the Company shall have the reasonable opportunity to review the relevant portions of any such offering memorandum or other offering materials that contain any such non-public information and Marvell will incorporate in all material respects all reasonable comments made by the Company on any such sections containing such non-public information) and (ii) to disclose such information to any Financing Source or prospective Financing Source and other financial institutions that are or may become parties to the Debt Financing or any Alternative Financing (and, in each case, to their respective Representatives) so long as such Persons are subject to confidentiality obligations consistent with the confidentiality obligations applicable to the Financing Sources in the Debt Commitment Letters.

(j) Each of HoldCo and Marvell acknowledges and agrees that, other than reasonable out-of-pocket costs and expenses subject to reimbursement pursuant to Section 5.18(g), none of the Inphi Entities or any of their respective Representatives shall have any responsibility for, or incur any liability to, any Person under any Debt Financing that Marvell or HoldCo may obtain in connection with the Contemplated Transactions or any cooperation provided pursuant to this Section 5.18, except (i) to the extent suffered or incurred as a result of the Inphi Entities’ or any of their respective Representatives’ bad faith, fraud, intentional misrepresentation or willful misconduct or (ii) with respect to any material misstatement or omission in any information provided hereunder by any of the foregoing Persons expressly for use in connection therewith.

5.19 Convertible Notes.

(a) To the extent required pursuant to the applicable Indenture, prior to the Closing, the Company shall: (i) execute and deliver to the applicable trustee (A) a supplemental indenture to such Indenture, effective upon the Delaware Merger Effective Time, providing, among other things, that at and after the Delaware Merger Effective Time, each holder of Convertible Notes shall have the right to convert such Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Company Common Stock equal to the “Conversion Rate” (as such term is defined in the applicable Indenture and including any applicable increase thereto) immediately prior to the Delaware Merger would have owned or been entitled to receive upon the consummation of the Delaware Merger, in each case in accordance with, and subject to the terms of, the applicable Indenture (including the time periods specified therein) and (B) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the applicable Indenture in connection with such supplemental indenture; and (ii) use its reasonable best efforts to cause the applicable trustee to execute such supplemental indenture at the Delaware Merger Effective Time.

(b) In addition, the Company and the Surviving Delaware Corporation shall take all actions that may be required in accordance with, and subject to the terms of, each Indenture and each Capped Call Confirmation (including, in each case, the time periods specified therein) as a result of the execution and delivery of this Agreement, the Delaware Merger or any of the other Contemplated Transactions, including (i) with respect to each Indenture, the giving of any notices that may be required in connection with any repurchases or conversions of any Convertible Notes occurring as a result of the Delaware Merger constituting a “Fundamental Change” and/or “Make-Whole Fundamental Change,” as such terms are defined in the applicable Indenture, and delivery of any supplemental indentures, legal opinions, officers’ certificates or other documents or instruments required in connection with the consummation of the Delaware Merger, and (ii) with respect to each Capped Call Confirmation, the giving of any notice of exercise, notice of early conversion and election of any settlement method as a result of the Delaware Merger constituting a “Merger Event,” as such term is defined in such Capped Call Confirmation.

(c) The Company shall provide Marvell with any notices of conversion that it receives with respect to the Convertible Notes promptly upon receipt, and shall settle the conversion of any such Convertible Notes as follows: (i) with respect to the 2015 Notes, by paying the principal amount of the notes in cash and using shares of Company Common Stock to settle the conversion amount in excess of such principal amount in accordance with the 2015 Indenture, unless Marvell provides its prior written consent with respect to a different settlement election; (ii) with respect to the 2016 Notes, by paying the principal amount of the notes in cash and using shares of Company Common Stock to settle the conversion amount in excess of such principal amount in accordance with the 2016 Indenture, unless Marvell provides its prior written consent with respect to a different settlement election; and (iii) with respect to the 2020 Notes, by using any settlement election available under the 2020 Indenture approved by Marvell in advance in writing. The Company shall provide Marvell and its counsel a reasonable opportunity to review and comment on any written notice to, communication with, or document or instrument delivered to, holders of Convertible Notes, any dealer to any Capped Call Confirmation or any trustee under any Indenture prior to the delivery or making thereof, and the Company shall give reasonable and good faith consideration to any comment made by Marvell or its counsel.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF MARVELL, HOLDCO, BERMUDA MERGER SUB AND DELAWARE MERGER SUB

The obligations of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub to effect the Mergers and otherwise consummate the Contemplated Transactions are subject to the satisfaction (or waiver by Marvell, on behalf of itself, HoldCo, Bermuda Merger Sub and Delaware Merger Sub), at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

(a) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the representations and warranties of the Company contained in Sections 2.20, 2.21, 2.23, 2.25 and 2.26 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) The representation and warranty contained in clause “(a)” of Section 2.5 shall have been accurate in all respects as of the date of this Agreement.

(d) Each of the representations and warranties of the Company contained in Section 2.3(a), the first and last sentences of Section 2.3(b) and Section 2.3(d) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date

(in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

6.2 Performance of Covenants. The covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or be threatened in writing by the SEC with respect to the Form S-4 Registration Statement that have not been withdrawn.

6.4 Listing. The shares of HoldCo Common Stock to be issued in the Mergers shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

6.5 Shareholder Approvals.

(a) This Agreement shall have been duly adopted at the Company Stockholders’ Meeting by the Required Company Stockholder Vote.

(b) The Marvell Merger Proposal shall have been duly approved at the Marvell Shareholders’ Meeting by the Required Marvell Shareholder Vote.

6.6 Closing Certificate. Marvell shall have received a certificate executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company confirming that, to the Knowledge of such officer, the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied.

6.7 No Material Adverse Effect on the Company. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company that is continuing.

6.8 Regulatory Matters.

(a) The waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing) and any period of time (and any extension thereof) agreed to with a Governmental Body not to consummate the Mergers shall have expired or been terminated.

(b) Any waiting period (and any extension thereof) under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing) and any period of time (and any extension thereof) agreed to with a Governmental Body not to consummate the Mergers shall have expired or been terminated.

(c) Any Governmental Authorization or other Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained and shall be in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing).

(d) Any Governmental Authorization or other Consent required or asserted to be required under any Legal Requirement administered by or otherwise relating to the authority or responsibility of any Requesting Authority shall have been obtained and shall be in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that constitutes a Burdensome Condition (other than a Burdensome Condition to which Marvell had previously agreed in writing).

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other binding Order preventing the consummation of the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions shall have been issued by any Specified Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions by any Specified Governmental Body that makes consummation of the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions illegal and remains in effect.

6.10 No Governmental Litigation. There shall not be pending or overtly threatened any Legal Proceeding brought by a Governmental Body: (a) challenging or seeking to restrain or prohibit the consummation of the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect the ability of HoldCo to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Surviving Bermuda Company or the stock of the Surviving Delaware Corporation; (c) that could materially and adversely affect the right of HoldCo to own the assets or operate the business of any of the Inphi Entities or the Marvell Entities; (d) seeking to compel HoldCo, any of the other Marvell Entities or any of the Inphi Entities to dispose of or hold separate any material assets as a result of the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions; or (e) relating to the Delaware Merger, the Bermuda Merger or any of the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on HoldCo, any Marvell Entity, any Inphi Entity or any of their respective officers, directors or Affiliates.

Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Delaware Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations.

(a) The representations and warranties of Marvell contained in this Agreement, other than the Designated Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect on Marvell; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) The representations and warranties of Marvell contained in Sections 3.13, 3.14, 3.20 and 3.21 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) The representation and warranty contained in clause “(a)” of Section 3.5 shall have been accurate in all respects as of the date of this Agreement.

(d) The representations and warranties of Marvell contained in Sections 3.3(a), 3.3(b) and 3.3(d) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (in each case, other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

7.2 Performance of Covenants. The covenants and obligations in this Agreement that Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or be threatened in writing by the SEC with respect to the Form S-4 Registration Statement that have not been withdrawn.

7.4 Listing. The shares of HoldCo Common Stock to be issued in the Mergers shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

7.5 Shareholder Approvals.

(a) This Agreement shall have been duly adopted at the Company Stockholders’ Meeting by the Required Company Stockholder Vote.

(b) The Marvell Merger Proposal shall have been duly approved at the Marvell Shareholders’ Meeting by the Required Marvell Shareholder Vote.

7.6 Closing Certificate. The Company shall have received a certificate executed on behalf of Marvell by an officer of Marvell confirming that, to the Knowledge of such officer, the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.7 No Material Adverse Effect on Marvell. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Marvell that is continuing.

7.8 Regulatory Matters. The waiting period applicable to the consummation of the Delaware Merger under the HSR Act shall have expired or been terminated, and any Governmental Authorization or other Consent required or asserted by a Requesting Authority to be required under any U.S. Legal Requirement administered by or otherwise relating to the authority or responsibility of such Requesting Authority shall have been obtained and shall be in full force and effect.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Delaware Merger by the Company shall have been issued by any court of competent jurisdiction or other Governmental Body in the United States and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Delaware Merger in the United States that makes consummation of the Delaware Merger by the Company illegal.

Section 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Bermuda Merger Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote and whether before or after the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) by written notice of the terminating party to the other Principal Party:

(a) by mutual written consent of Marvell and the Company;

(b) by either Marvell or the Company if the Mergers shall not have been consummated by 11:59 p.m. (California time) on June 29, 2021 (the “End Date”); provided, however, that: (i) if, as of 11:59 p.m. (California time) on June 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Specified Circumstance) and 6.10 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then the Company may, by providing written notice thereof to Marvell at or prior to 11:59 p.m. (California time) on June 29, 2021, extend the End Date to 11:59 p.m. (California time) on October 29, 2021 (it being understood that, for purposes of this clause “(i),” in order to determine whether the conditions set forth in Section 6.1 have been satisfied, all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to June 29, 2021); (ii) if, as of 11:59 p.m. (California time) on June 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.7 and 7.9 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then Marvell may, by providing written notice thereof to the Company at or prior to 11:59 p.m. (California time) on June 29, 2021, extend the End Date to 11:59 p.m. (California time) on October 29, 2021 (it being understood that, for purposes of this clause “(ii),” in order to determine whether the conditions set forth in Section 7.1 have been satisfied, all references in Section 7.1 to the “Closing Date” shall be deemed to refer instead to June 29, 2021); (iii) if, as of 11:59 p.m. (California time) on October 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Specified Circumstance) and 6.10 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then the Company may, by providing written notice thereof to Marvell at or prior to 11:59 p.m. (California time) on October 29, 2021, extend the End Date to 11:59 p.m. (California time) on March 1, 2022 (it being understood that, for purposes of this clause “(iii),” in order to determine whether the conditions set forth in Section 6.1 have been satisfied, all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to October 29, 2021); (iv) if, as of 11:59 p.m. (California time) on October 29, 2021, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.7 and 7.9 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then Marvell may, by providing written notice thereof to the Company at or prior to 11:59 p.m. (California time) on October 29, 2021, extend the End Date to 11:59 p.m. (California time) on March 1, 2022 (it being understood that, for purposes of this clause “(iv),” in order to determine whether the conditions set forth in Section 7.1 have been satisfied, all references in Section 7.1 to the “Closing Date” shall be deemed to refer instead to October 29, 2021); and (v) a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Mergers by the End Date is primarily attributable to a failure on the part of such Principal Party to perform any covenant required to be performed by such Principal Party at or prior to the Bermuda Merger Effective Time;

(c) by either Marvell or the Company if: (i) a Specified Governmental Body shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Delaware Merger or the Bermuda Merger; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Delaware Merger or the Bermuda Merger by any Specified Governmental Body that would make consummation of the Delaware Merger or the Bermuda Merger illegal;

(d) by either Marvell or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is primarily attributable to a failure on the part of such Principal Party to perform any covenant or obligation in this Agreement on or prior to the date of the Company Stockholders’ Meeting (or on or prior to the date of any adjournment or postponement thereof);

(e) by either Marvell or the Company if: (i) the Marvell Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Marvell’s shareholders shall have taken a final vote on the Marvell Merger Proposal; and (ii) the Marvell Merger Proposal shall not have been approved at the Marvell Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Marvell Shareholder Vote; provided, however, that a Principal Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the Marvell Merger Proposal approved by the Required Marvell Shareholder Vote is primarily attributable to a failure on the part of such Principal Party to perform any covenant or obligation in this Agreement on or prior to the date of the Marvell Shareholders’ Meeting (or on or prior to the date of any adjournment or postponement thereof);

(f) by Marvell (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

(g) by the Company (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) if a Marvell Triggering Event shall have occurred;

(h) by Marvell if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that any of the conditions set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, (A) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded, and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Material Adverse Effect on the Company shall have occurred following the date of this Agreement; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date (as it may be extended in accordance with Section 8.1(b)) and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Marvell may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Marvell gives the Company written notice of such inaccuracy or breach;

(i) by the Company if: (i) any of Marvell’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in

Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, (A) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded, and (B) any update of or modification to the Marvell Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of Marvell’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; or (iii) a Material Adverse Effect on Marvell shall have occurred following the date of this Agreement; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of Marvell’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Marvell is curable by Marvell prior to the End Date (as it may be extended in accordance with Section 8.1(b)) and Marvell is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Marvell written notice of such inaccuracy or breach;

(j) by the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) in order to accept a Company Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Company Superior Offer that has been executed on behalf of the Person that made such Company Superior Offer (a “Specified Company Acquisition Agreement”), if: (i) the Company’s board of directors, after satisfying all of the requirements set forth in Section 5.2(f)(i), shall have authorized the Company to enter into such Specified Company Acquisition Agreement; (ii) the Company shall have delivered to Marvell a written notice (that includes a copy of the Specified Company Acquisition Agreement as an attachment) containing the Company’s statement confirming that the Company is entering into the Specified Company Acquisition Agreement in the form attached to such notice concurrently with the termination of this Agreement pursuant to this Section 8.1(j); (iii) concurrently with the termination of this Agreement pursuant to this Section 8.1(j), the Company enters into the Specified Company Acquisition Agreement with respect to such Company Superior Offer; and (iv) immediately prior to or concurrently with such termination, the Company shall have paid to Marvell or its designee the Company Termination Fee; or

(k) by Marvell (at any time prior to the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote) in order to accept a Disruptive Marvell Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Disruptive Marvell Superior Offer that has been executed on behalf of the Person that made such Disruptive Marvell Superior Offer (a “Specified Marvell Acquisition Agreement”), if: (i) Marvell’s board of directors, after satisfying all of the requirements set forth in Section 5.3(f)(i), shall have authorized Marvell to enter into such Specified Marvell Acquisition Agreement; (ii) Marvell shall have delivered to the Company a written notice (that includes a copy of the Specified Marvell Acquisition Agreement as an attachment) containing Marvell’s statement confirming that Marvell is entering into the Specified Marvell Acquisition Agreement in the form attached to such notice concurrently with the termination of this Agreement pursuant to this Section 8.1(k); (iii) concurrently with the termination of this Agreement pursuant to this Section 8.1(k), Marvell enters into the Specified Marvell Acquisition Agreement with respect to such Disruptive Marvell Superior Offer; and (iv) immediately prior to or concurrently with such termination, Marvell shall have paid to the Company or its designee the Marvell Termination Fee.

Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by any Principal Party unless any fee required to be paid and any Expense Payment required to be made by such Principal Party at or prior to the time of such termination pursuant to Section 8.3 shall have been paid or made in full.

8.2 Effect of Termination. If this Agreement is terminated as provided in Section 8.1, all further obligations of the parties under this Agreement shall terminate, this Agreement shall be of no further force or effect and there shall be no liability on the part of the Company, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective stockholders or Representatives; provided, however, that: (a) Section 5.18(g), this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any liability for fraud or any knowing and intentional breach of any covenant or obligation contained in this Agreement. For purposes of this Section 8 and Section 9 only: (i) “knowing and intentional breach” means a breach or failure to perform a covenant or obligation that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would reasonably be expected to, cause a material breach of this Agreement; and (ii) “fraud” means the intentional (and not constructive) fraud of a Person in making a representation (whether or not in this Agreement), with the actual (and not constructive) knowledge that such representation was false when made, with the express intention of inducing the person to whom the representation was made to rely on it (it being understood that “fraud” includes extra-contractual fraud).

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement or any of the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Mergers are consummated.

(b) If this Agreement is terminated by Marvell or the Company: (i) pursuant to Section 8.1(d), then the Company shall make the Company Expense Payment to Marvell at the time specified in Section 8.3(h); or (ii) pursuant to Section 8.1(e), then Marvell shall make the Marvell Expense Payment to the Company at the time specified in Section 8.3(h).

(c) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(b); (ii) at or prior to the time of the termination of this Agreement, a Company Acquisition Proposal shall have been made known to the Company or been publicly disclosed, announced, commenced, submitted or made; (iii) prior to the termination of this Agreement, the Company’s stockholders shall not have taken a final vote on a proposal to adopt this Agreement; and (iv) within 12 months after the date of such termination of this Agreement, a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is consummated or a definitive agreement providing for a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is executed, then the Company shall pay to Marvell a non-refundable fee in the amount of $300,000,000 (such non-refundable fee being referred to as the “Company Termination Fee”) in cash; provided, however, that, for purposes of clause “(iv)” of this Section 8.3(c), (A) all references to “15%” in the definition of “Company Acquisition Transaction” shall be deemed to be references to “50%” and (B) the term “Company Acquisition Transaction” shall also be deemed to encompass any transaction involving a merger or other business combination involving the Company and another Entity that results in the Persons who were stockholders of the Company immediately before such transaction retaining or acquiring beneficial ownership of at least 40% of the outstanding shares or equity securities of the Company, of such other Entity, of the surviving or combined Entity in such transaction or of a parent company.

(d) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement, a Company Acquisition Proposal shall have been publicly disclosed, announced or commenced and such Company Acquisition Proposal shall not have been publicly withdrawn at least 10 Business Days prior to the Company Stockholders’ Meeting; and (iii) within 12 months after the date of such termination of this Agreement, a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is consummated or a definitive agreement providing for a Company Acquisition Transaction (whether or not relating to such Company Acquisition Proposal) is executed, then the Company shall pay to Marvell the Company Termination Fee in cash; provided, however, that, for purposes of clause “(iii)” of this Section 8.3(d), (A) all references to “15%” in the definition of “Company Acquisition Transaction” shall be deemed to be references to “50%” and (B) the term “Company Acquisition Transaction” shall also be deemed to encompass any transaction involving a merger or other business combination involving the Company and another Entity that results in the Persons who were stockholders of the Company immediately before such transaction retaining or acquiring beneficial ownership of at least 40% of the outstanding shares or equity securities of the Company, of such other Entity, of the surviving or combined Entity in such transaction or of a parent company.

(e) If this Agreement is terminated: (i) by Marvell pursuant to Section 8.1(f); (ii) by Marvell or the Company pursuant to any other provision of Section 8.1 (other than Section 8.1(a) or Section 8.1(g)) at any time during the period commencing on the occurrence of a Company Triggering Event and ending on the earlier of (A) the tenth day after the final vote by the Company’s stockholders on a proposal to adopt this Agreement at the Company Stockholders’ Meeting (including any adjournments and postponements thereof) and (B) the adoption of this Agreement by the Required Company Stockholder Vote; or (iii) by the Company pursuant to Section 8.1(j), then the Company shall pay to Marvell the Company Termination Fee in cash.

(f) If this Agreement is terminated: (i) by the Company pursuant to Section 8.1(g); (ii) by Marvell or the Company pursuant to any other provision of Section 8.1 (other than Section 8.1(a) or Section 8.1(f)) at any time during the period commencing on the occurrence of a Marvell Triggering Event and ending on the earlier of (A) the tenth day after the final vote by Marvell’s shareholders on a proposal to approve the Marvell Merger Proposal at the Marvell Shareholders’ Meeting (including any adjournments and postponements thereof) and (B) the approval of the Marvell Merger Proposal by the Required Marvell Shareholder Vote; or (iii) by Marvell pursuant to Section 8.1(k), then Marvell shall pay to the Company a non-refundable fee in the amount of $400,000,000 (such non-refundable fee being referred to as the “Marvell Termination Fee”) in cash.

(g) If: (i) this Agreement is terminated by Marvell or the Company pursuant to Section 8.1(b) or Section 8.1(c) (in the case of Section 8.1(c) only, as a result of a suit or legal proceeding brought by (x) a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or (y) a Requesting Authority); and (ii) as of the time of the termination of this Agreement, a Designated Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9 (other than with respect to the Designated Circumstance) and 6.10 (other than with respect to the Designated Circumstance) shall have been satisfied or waived (it being understood that, for purposes of this Section 8.3(g), all references in Section 6.1 to the “Closing Date” shall be deemed to refer instead to the date of termination of this Agreement), then Marvell shall pay to the Company a non-refundable fee in the amount of $460,000,000 (such non-refundable fee being referred to as the “Reverse Termination Fee”) in cash within two Business Days after the date of such termination.

(h) Any Company Termination Fee required to be paid to Marvell pursuant to Section 8.3(c) or Section 8.3(d) shall be paid by the Company contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Company Acquisition Transaction contemplated by Section 8.3(c) or Section 8.3(d). Any Company Termination Fee required to be paid to Marvell pursuant to Section 8.3(e), and any Company Expense Payment required to be made pursuant to clause “(i)” of Section 8.3(b), shall be paid or made by the Company (i) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination, and (ii) in the case of a termination of this Agreement by Marvell, within two Business Days after such termination. Any Marvell Termination Fee or Reverse Termination Fee required to be paid to the Company pursuant to Section 8.3(f) or Section 8.3(g), respectively, and any Marvell Expense Payment required to be made pursuant to clause “(ii)” of Section 8.3(b), shall be paid or made by Marvell (A) in the case of a termination of this Agreement by Marvell, at or prior to the time of such termination, and (B) in the case of a termination of this Agreement by the Company, within two Business Days after such termination.

(i) Each of the parties acknowledges and agrees that in no event shall the Company be required to pay the Company Termination Fee under this Section 8.3 on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events. Each of the parties acknowledges and agrees that in no event shall Marvell be required to

(i) pay both the Marvell Termination Fee and the Reverse Termination Fee under this Section 8.3 or (ii) pay the Marvell Termination Fee or the Reverse Termination Fee under this Section 8.3 on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events. Each of the parties acknowledges and agrees that (A) the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, the parties would not have entered into this Agreement, and (B) none of the Company Termination Fee, the Marvell Termination Fee or the Reverse Termination Fee is a penalty, but rather each is liquidated damages in a reasonable amount that will compensate Marvell or the Company, as the case may be, in the circumstances in which the Company Termination Fee, the Marvell Termination Fee or the Reverse Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement: (1) except in the case of fraud or a knowing and intentional breach of any of the Company’s covenants or obligations contained in this Agreement, if this Agreement is validly terminated in accordance with Section 8.1, Marvell’s right to receive the Company Expense Payment and the Company Termination Fee from the Company in the circumstances under which such amounts are payable pursuant to this Section 8.3 (plus, if the Company Termination Fee or the Company Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)) shall constitute the sole and exclusive remedy of Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub against the Company for any loss suffered as a result of the failure of the Mergers to be consummated or any loss suffered as a result of any breach of any covenant or obligation in this Agreement, and upon payment of such amounts, the Company and its current, former or future stockholders or Representatives shall not have any further liability or obligation relating to or arising out of this Agreement (it being understood that if both the Company Expense Payment and the Company Termination Fee are or become payable pursuant to this Section 8.3, the Company’s aggregate liability for both payments shall not exceed the amount of the Company Termination Fee plus, if the Company Termination Fee or the Company Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)); and (2) except in the case of fraud or a knowing and intentional breach of any of Marvell’s covenants or obligations contained in this Agreement, if this Agreement is validly terminated in accordance with Section 8.1, the Company’s right to receive the Marvell Expense Payment and either the Marvell Termination Fee or the Reverse Termination Fee from Marvell in the circumstances under which such amounts are payable pursuant to this Section 8.3 (plus, if the Marvell Termination Fee, the Reverse Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)) shall constitute the sole and exclusive remedy of the Company against Marvell, HoldCo, Bermuda Merger Sub and Delaware Merger Sub for any loss suffered as a result of the failure of the Mergers to be consummated or any loss suffered as a result of any breach of any covenant or obligation in this Agreement, and upon payment of such amounts, none of Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective current, former or future stockholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement (it being understood that (x) if both the Marvell Expense Payment and the Marvell Termination Fee are or become payable pursuant to this Section 8.3, Marvell’s aggregate liability for both payments shall not exceed the amount of the Marvell Termination Fee plus, if the Marvell Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j) and (y) if both the Marvell Expense Payment and the Reverse Termination Fee are or become payable pursuant to this Section 8.3, Marvell’s aggregate liability for both payments shall not exceed the amount of the Reverse Termination Fee plus, if the Reverse Termination Fee or the Marvell Expense Payment is not timely paid, the interest, costs and expenses described in Section 8.3(j)).

(j) If any Principal Party fails to pay when due any amount payable under this Section 8.3, then (i) such Principal Party shall reimburse the other Principal Party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Principal Party of its rights under this Section 8.3 and (ii) such Principal Party shall pay interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus 500 basis points.

(k) Any fee or other amount payable pursuant to this Section 8.3 shall be paid free and clear of all deductions and withholdings.

(l) For purposes of this Section 8.3: (i) “Company Expense Payment” means a cash payment to Marvell in an amount equal to the aggregate amount of all fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that Marvell has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by Marvell, in connection with or in anticipation of the Contemplated Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, and all fees and expenses relating to Marvell’s due diligence investigation of the Inphi Entities), up to a maximum of $25,000,000; and (ii) “Marvell Expense Payment” means a cash payment to the Company in an amount equal to the aggregate amount of all fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that the Company has directly or indirectly paid or otherwise borne, and all fees and expenses that are or may become payable directly or indirectly by the Company, in connection with or in anticipation of the Contemplated Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, and all fees and expenses relating to the Company’s due diligence investigation of the Marvell Entities), up to a maximum of $25,000,000.

Section 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may be amended by the Company and Marvell at any time (whether before or after the adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Marvell Merger Proposal by Marvell’s shareholders); provided, however, that (a) after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders and (b) after any such approval of the Marvell Merger Proposal by Marvell’s shareholders, no amendment shall be made which by law or any Nasdaq Rule requires further approval of Marvell’s shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, Sections 9.5(b), 9.5(c), the last sentence of Section 9.11, clause “(b)” of Section 9.7 and this sentence (and any other provision of this Agreement to the extent that an amendment or waiver of such provision would modify the substance of such provisions) may not be amended or waived in any manner that is adverse in any material respect to any Financing Source or any of its Financing Source Related Parties without the prior written consent of such Financing Source.

9.2 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Mergers.

9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (including all Exhibits hereto), the Company Disclosure Schedule, the Marvell Disclosure Schedule and the Confidentiality Agreement (as amended pursuant to Section 4.1(b)) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the provisions of the Confidentiality Agreement (as amended pursuant to Section 4.1(b)) shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that nothing in the Confidentiality Agreement shall limit any Principal Party’s remedies in the event of fraud by the other Principal Party or by any of its Subsidiaries or Representatives). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Agreement.

9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action, suit or other legal proceeding between any of the parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chosen Court; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from the Chosen Court; and (iii) agrees that it will not bring any such action in any court other than the Chosen Court. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.8 shall be effective service of process for any such action.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the parties agrees that: (i) it will not bring or support any action, suit or other legal proceeding against the Financing Sources or any of the Financing Source Related Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, including any dispute relating to the Debt Financing, in any forum other than the United States federal court located in, or if that court does not have subject matter jurisdiction, in New York state court located in, the Borough of Manhattan in the City of New York, New York; (ii) all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources or any of the Financing Source Related Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, including any claims or causes of action relating to the Debt Financing shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; and (iii) the provisions of Section 9.5(c) relating to the waiver of jury trial shall apply to any legal proceeding described in clause “(i)” above.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS (INCLUDING ANY ACTION AGAINST ANY FINANCING SOURCE OR ANY FINANCING SOURCE RELATED PARTIES IN RESPECT OF THE DEBT FINANCING,

THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS). EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Disclosure Schedules. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 (or any other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty, or relate to only the particular provision, set forth in the corresponding numbered or lettered section in Section 2 (or any other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty. The Marvell Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3 (or any other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty, or relate to only the particular provision, set forth in the corresponding numbered or lettered section in Section 3 (or any other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty.

9.7 Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Marvell, (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Marvell, HoldCo, Bermuda Merger Sub or Delaware Merger Sub, in whole or in part, by operation of law or otherwise, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), and (c) any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations in violation of clause “(a)” or clause “(b)” above shall be void and of no effect. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) that the Indemnified Persons shall be third-party beneficiaries of Section 5.8, (ii) the Financing Sources and the Financing Source Related Parties shall be third-party beneficiaries of the last sentence of Section 9.1, Sections 9.5(b) and 9.5(c), this sentence and the last sentence of Section 9.11 and (iii) the Company shall have the right (which right is hereby acknowledged by Marvell, HoldCo, Delaware Merger Sub and Bermuda Merger Sub) to pursue claims for damages (including claims for damages based on loss of the economic benefit of the Delaware Merger to the Company’s stockholders) on behalf of its stockholders in the event Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub commits fraud or any knowing and intentional breach of its covenants set forth in this Agreement, which rights shall be enforceable on behalf of the Company’s stockholders only by the Company, in its sole and absolute discretion through actions approved by the board of directors of the Company.

9.8 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if sent or delivered by hand, when delivered; (b) if sent by facsimile transmission before 5:00 p.m. in the delivery location, when transmitted and receipt is confirmed; (c) if sent by facsimile transmission after 5:00 p.m. in delivery location and receipt is confirmed, on the following Business Day; (d) if sent by registered, certified or first class mail, the third Business

Day after being sent; (e) if sent via a national courier service, three Business Days after being delivered to such courier; and (f) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other parties hereto):

if to Marvell, HoldCo, Delaware Merger Sub or Bermuda Merger Sub:

Marvell Technology Group Ltd.

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

Attention: General Manager

Email:       legalnotices@marvell.com

with a copy (which shall not constitute notice) to:

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Attention: Chief Administration and Legal Officer

Email:       mgaynor@marvell.com

and:

Hogan Lovells US LLP

4085 Campbell Avenue, Suite 100

Menlo Park, California 94025

Attention: Richard E. Climan

Christopher R. Moore

Facsimile: (650) 463-4199

Email:       richard.climan@hoganlovells.com

christopher.moore@hoganlovells.com

if to the Company:

Inphi Corporation

110 Rio Robles

San Jose, California

Attention: Richard Ogawa

Facsimile: (408) 217-7351

Email:       rogawa@inphi.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Allison M. Leopold Tilley

Christina F. Pearson

Facsimile: (650) 388-3768

Email:       allison@pillsburylaw.com

christina.pearson@pillsburylaw.com

9.9 Cooperation. Each Principal Party agrees to cooperate with the other Principal Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Principal Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. In the event that the parties are unable to agree to such replacement, the parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

9.11 Remedies. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, any non-breaching party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy. Except as otherwise provided in Section 8.3(i), any and all remedies in this Agreement expressly conferred upon a Principal Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Principal Party, and the exercise by a Principal Party of any one remedy shall not preclude the exercise of any other remedy. Nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. Without limiting the rights of Marvell under the Debt Commitment Letter or the rights of any of the Marvell Entities under any Definitive Debt Financing Agreements, the Company agrees that none of the (i) Financing Sources or (ii) their respective Affiliates or any of such Financing Sources’ or their Affiliates’ respective former, current or future general or limited partners, shareholders, managers, members, agents, officers, directors, employees, accountants, advisors or representatives or any of their respective successors or assigns (the Persons described in this clause “(ii)” being collectively referred to as the “Financing Source Related Parties”) shall have any liability or obligation to the Company, its stockholders or its Affiliates relating to this Agreement or any of the Contemplated Transactions (including the Debt Financing), whether at law, in equity, in contract, in tort or otherwise.

9.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively; (iv) the words “herein,” “hereof,” “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; and (v) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

The parties have caused this Agreement to be duly executed as of the date first above written.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Administration and Legal Officer and Secretary

MAUI HOLDCO, INC.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Legal Officer and Secretary

MAUI ACQUISITION COMPANY LTD

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Authorized Signatory

INDIGO ACQUISITION CORP.

By:	/s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Chief Legal Officer and Secretary

INPHI CORPORATION

By:	/s/ Richard T. Ogawa
Name: Richard T. Ogawa
Title: General Counsel

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“2015 Capped Call Confirmations” means collectively, the confirmation by and between the Company and Morgan Stanley & Co. LLC dated December 4, 2015 and the confirmation by and between the Company and J.P. Morgan Chase Bank, N.A., London Branch dated December 4, 2015.

“2015 Indenture” means the indenture, dated as of December 8, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee.

“2015 Notes” means the Company’s 1.125% Convertible Senior Notes due 2020 issued pursuant to the 2015 Indenture.

“2016 Capped Call Confirmations” means collectively, the confirmation by and between the Company and Morgan Stanley & Co. LLC dated September 7, 2016 and the confirmation by and between the Company and J.P. Morgan Chase Bank, N.A., London Branch dated September 7, 2016.

“2016 Indenture” means the indenture, dated as of September 12, 2016, by and between the Company and Wells Fargo Bank, National Association, as trustee.

“2016 Notes” means the Company’s 0.75% Convertible Senior Notes due 2021 issued pursuant to the 2016 Indenture.

“2020 Capped Call Confirmations” means collectively, the confirmation by and between the Company and the Bank of Montreal dated April 21, 2020, the confirmation by and between the Company and Barclays Bank PLC dated April 21, 2020 and the confirmation by and between the Company and Deutsche Bank AG London Branch dated April 21, 2020.

“2020 Indenture” means the indenture, dated as of April 24, 2020, by and between the Company and U.S. Bank National Association, as trustee.

“2020 Notes” means the Company’s 0.75% Convertible Senior Notes due 2025 issued pursuant to the 2020 Indenture.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”

“Agreement” has the meaning assigned to such term in the preamble to the Agreement.

“Alternative Financing” has the meaning assigned to such term in Section 5.18(e) of the Agreement.

“Appraisal Withdrawal” has the meaning assigned to such term in Section 1.13(b) of the Agreement.

“Appraised Fair Value” has the meaning assigned to such term in Section 1.13(a) of the Agreement.

“Bermuda Companies Act” has the meaning assigned to such term in the recitals to the Agreement.

“Bermuda Merger” has the meaning assigned to such term in the recitals to the Agreement.

“Bermuda Merger Application” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Certificate” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Effective Time” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Bermuda Merger Sub” has the meaning assigned to such term in the preamble to the Agreement.

“Bridge Commitment Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Burdensome Condition” means any condition, remedy or action that Marvell is not obligated to accept or take pursuant to Section 5.9(f) of the Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or San Francisco, California are authorized or obligated by law or executive order to close.

“Capped Call Confirmations” means collectively, the 2015 Capped Call Confirmations, the 2016 Capped Call Confirmations and the 2020 Capped Call Confirmations.

“Certification” has the meaning assigned to such term in Section 2.4(a) of the Agreement.

“Chosen Court” means: (a) if the federal courts have exclusive jurisdiction over the matters at issue in any action, suit or other legal proceeding described in Section 9.5(a) of the Agreement, the United States District Court for the District of Delaware; or (b) if the federal courts do not have exclusive jurisdiction over the matters at issue in any action, suit or other legal proceeding described in Section 9.5(a) of the Agreement, the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; provided, however, that, in the case of this clause “(b)” only, if the Court of Chancery of the State of Delaware does not have jurisdiction over such matters, then the Chosen Court shall be deemed to be the Superior Court of the State of Delaware in and for New Castle County, Delaware.

“Closing” has the meaning assigned to such term in Section 1.3 of the Agreement.

“Closing Date” has the meaning assigned to such term in Section 1.3 of the Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned to such term in the preamble to the Agreement.

“Company 401(k) Plan” has the meaning assigned to such term in Section 5.7(d) of the Agreement.

“Company Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Marvell or any of its Subsidiaries) that would reasonably be expected to lead to a Company Acquisition Proposal.

“Company Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Marvell or any of its Subsidiaries) contemplating or otherwise relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company or any of its Significant Subsidiaries is a constituent or participating Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class) of the Company or any of its Significant Subsidiaries, as applicable; or (iii) in which the Company or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of the Company or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class);

(b) any issuance of securities, acquisition of securities or other transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% (or, in the case of the acquisition of beneficial or record ownership of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class) of the Company or any of its Significant Subsidiaries, as applicable; or (ii) in which the Company or any of its Significant Subsidiaries issues securities representing 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of the outstanding securities of any class of the Company or such Significant Subsidiary, as applicable (or instruments convertible into or exercisable or exchangeable for 15% (or, in the case of securities of any of the Company’s Significant Subsidiaries, 25%) or more of any such class);

(c) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Inphi Entities; or

(d) any liquidation or dissolution of the Company or any of its Significant Subsidiaries.

“Company Adverse Recommendation Change” has the meaning assigned to such term in Section 5.2(e) of the Agreement.

“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2020 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 7, 2020.

“Company Board Recommendation” has the meaning assigned to such term in Section 5.2(d) of the Agreement.

“Company Cash-Out Option” has the meaning assigned to such term in Section 5.4(a) of the Agreement.

“Company Change in Circumstances” has the meaning assigned to such term in Section 5.2(f)(ii) of the Agreement.

“Company Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by the Company to Marvell on the date of the Agreement.

“Company Equity Award” means any Company Option, Company MSU, Company PSU or Company RSU.

“Company Equity Plans” means the Company’s 2000 Stock Option/Stock Issuance Plan, the Company’s Amended and Restated 2010 Stock Incentive Plan, the inducement awards granted in connection with the ClariPhy Communications, Inc. acquisition and the Company ESPP.

“Company ESPP” has the meaning assigned to such term in Section 2.3(b) of the Agreement.

“Company ESPP Rights” has the meaning assigned to such term in Section 5.5 of the Agreement.

“Company Expense Payment” has the meaning assigned to such term in Section 8.3(l) of the Agreement.

“Company Indemnified Persons” has the meaning assigned to such term in Section 5.8(a) of the Agreement.

“Company MSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests in whole or in part based on the per share market value of the Company Common Stock exceeding one or more target levels (including relative to one or more other publicly traded securities).

“Company Option” means an option to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” means the Preferred Stock, $0.001 par value per share, of the Company.

“Company PSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests based on achievement of performance targets and is not a Company MSU.

“Company Recommendation Change Notice” has the meaning assigned to such term in Section 5.2(f)(i) of the Agreement.

“Company Restricted Stock” means each share of Company Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company.

“Company RSU” means each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests solely based on continued service to the Company or an Inphi Entity.

“Company SEC Reports” means all registration statements, proxy statements, Certifications and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 2018, and all amendments thereto.

“Company Stock Certificate” has the meaning assigned to such term in Section 1.8(b) of the Agreement.

“Company Stockholders’ Meeting” has the meaning assigned to such term in Section 5.2(a) of the Agreement.

“Company Superior Offer” means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the outstanding shares of Company Common Stock, that is on terms and conditions that the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel and the likelihood and anticipated timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Mergers.

“Company Termination Fee” has the meaning assigned to such term in Section 8.3(c) of the Agreement.

A “Company Triggering Event” shall be deemed to have occurred if: (a) the Company’s board of directors or any committee thereof shall have: (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Marvell; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.2(e) of the Agreement; (b)(i) the Company, the Company’s board of directors (or any committee thereof) or any director of the Company takes any action that is disclosed in a filing made by the Company or any director of the Company with the SEC indicating that one or more directors of the Company do not support the Delaware Merger, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by the Company or the Company’s board of directors (or any committee thereof), or is disclosed by any director of the Company in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of the Company’s board of directors, the Company Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) the Company shall have failed to include the Company Board Recommendation in the Joint Proxy Statement/Prospectus; (d) Marvell shall have requested, at any time after a Company Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Company Board Recommendation be reaffirmed publicly, and the Company’s board of directors shall have failed to reaffirm the Company Board Recommendation unanimously and publicly within 10 Business Days after such request was made (or, if earlier, prior to the Company Stockholders’ Meeting), it being understood that Marvell shall not be entitled to request such reaffirmation more than one time with respect to each Company Acquisition Proposal (provided that any modification to the financial or other material terms of such Company Acquisition Proposal shall constitute a new Company Acquisition Proposal for purposes of the foregoing); (e) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholders’ Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; or (f) any of the Inphi Entities or any Representative of any of the Inphi Entities shall have breached any of the provisions of Section 4.3 of the Agreement and such breach results in a Company Acquisition Proposal.

“Confidentiality Agreement” means that certain Bilateral Nondisclosure Agreement dated as of September 20, 2020 by and between Marvell Semiconductor, Inc. and the Company, as amended and restated on October 10, 2020.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means all actions and transactions contemplated by the Agreement, including the Mergers.

“Continuing Employee” means each employee of the Company or any Inphi Entity who is employed immediately prior to the Delaware Merger Effective Time and continues employment with HoldCo, the Surviving Delaware Corporation or any Subsidiary or Affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time.

“Continuing Service Provider” means each individual (other than an employee) who is engaged in service to the Company or any other Inphi Entity immediately prior to the Delaware Merger Effective Time and continues in employment with, or service to, HoldCo, the Surviving Bermuda Company, the Surviving Delaware Corporation or any Subsidiary or Affiliate of the Surviving Delaware Corporation after the Delaware Merger Effective Time.

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Contract Worker” means any independent contractor, consultant or retired person or service provider who is or was hired, retained, employed or used by any of the Inphi Entities and who is not: (a) classified by an Inphi Entity as an employee; or (b) compensated by an Inphi Entity through wages reported on a form W-2.

“Conversion Ratio” means an amount equal to the sum of (a) the Exchange Ratio, plus (b) the quotient obtained by dividing (i) the Per Share Cash Amount by (ii) the Marvell Measurement Price.

“Converted Option” has the meaning assigned to such term in Section 5.4(b) of the Agreement.

“Converted PSU” has the meaning assigned to such term in Section 5.4(h) of the Agreement.

“Converted RSU” has the meaning assigned to such term in Section 5.4(d) of the Agreement.

“Convertible Notes” means, collectively, the 2015 Notes, the 2016 Notes and the 2020 Notes.

“Debt Commitment Letters” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Debt Financing” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Definitive Debt Financing Agreements” has the meaning assigned to such term in Section 5.18(a) of the Agreement.

“Delaware Merger” has the meaning assigned to such term in the recitals to the Agreement.

“Delaware Merger Consideration” means, in exchange for shares of Company Common Stock held by a holder who does not perfect his, her or its appraisal rights under the DGCL: (a) the shares of HoldCo Common Stock and the cash consideration such holder is entitled to receive pursuant to Section 1.7(c)(iii) of the Agreement; (b) any cash in lieu of fractional shares of HoldCo Common Stock such holder is entitled to receive pursuant to Section 1.7(e) of the Agreement; and (c) any dividends or other distributions such holder is entitled to receive pursuant to Section 1.11(b) of the Agreement.

“Delaware Merger Effective Time” has the meaning assigned to such term in Section 1.4(b) of the Agreement.

“Delaware Merger Sub” has the meaning assigned to such term in the preamble to the Agreement.

A “Designated Circumstance” shall be deemed to exist if: (a) any condition set forth in Section 6.8 of the Agreement is not satisfied and has not been waived; or (b) as a result of a suit or legal proceeding brought by (i) a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or (ii) a Requesting Authority, any of the conditions set forth in Section 6.9 or Section 6.10 of the Agreement is not satisfied and has not been waived.

“Designated Representations” means the representations and warranties of Marvell contained in: (a) Sections 3.3(a), 3.3(b), 3.3(d), 3.13, 3.14, 3.20 and 3.21 of the Agreement; and (b) clause “(a)” of Section 3.5 of the Agreement.

“DGCL” has the meaning assigned to such term in the recitals to the Agreement.

“Director Option” means a Company Option held by a non-employee member of the Company’s board of directors.

“Director RSU” means a Company RSU held by a non-employee member of the Company’s board of directors.

“Disregarded Company Share” means each share of Company Common Stock that continues to be held by a Subsidiary of the Surviving Delaware Corporation or a Marvell Entity following the Delaware Merger Effective Time in accordance with Section 1.7(c)(i) of the Agreement.

“Disregarded Marvell Share” means each Marvell Common Share that: (a) continues to be held by a Subsidiary of the Surviving Bermuda Company or an Inphi Entity following the Bermuda Merger Effective Time in accordance with Section 1.7(a)(i) of the Agreement; or (b) is canceled and retired in accordance with Section 1.7(a)(ii) of the Agreement.

“Disruptive Marvell Acquisition Proposal” means any offer or proposal that contemplates a Marvell Acquisition Transaction and that is expressly conditioned on the termination of the Agreement.

“Disruptive Marvell Superior Offer” means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, substantially all of the issued and outstanding Marvell Common Shares, that: (a) is expressly conditioned on the termination of the Agreement; and (b) is on terms and conditions that Marvell’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and Marvell’s outside legal counsel and the likelihood and anticipated timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to Marvell’s shareholders than the Mergers.

“Dissenting Company Shares” has the meaning assigned to such term in Section 1.12(a) of the Agreement.

“Dissenting Marvell Shares” means Marvell Common Shares held by a holder of such shares who: (a) did not vote in favor of the Bermuda Merger at the Marvell Shareholders’ Meeting; (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Marvell Common Shares to require appraisal of their Marvell Common Shares pursuant to the Bermuda Companies Act; (c) perfected such right to appraisal; and (d) did not deliver an Appraisal Withdrawal.

“DOL” means the United States Department of Labor.

“Domain Name” means the any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

“EDGAR” has the meaning assigned to such term in Section 2 of the Agreement.

“Employment Law” means any applicable Legal Requirement with respect to employment and employment practices, including those relating to hiring, promotion, termination, terms and conditions of employment, wages, hours, wage statements, meal and break periods, labor relations, other labor-related matters or arising under labor relations laws, discrimination, equal pay, overtime, business expense reimbursements, labor relations, paid and unpaid leaves of absence, paid sick leave laws, work breaks, classification of workers (including exempt and independent contractor status), occupational health and safety, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, visa, work permits, workers’ compensation, affirmative action, federal contracting, benefits, child labor, working conditions, wrongful discharge or violation of personal rights, social benefits contributions, severance pay, WARN, leaves of absences and unemployment insurance.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, security interest, attachment, garnishment, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Customer” means an original equipment manufacturer or other Person with or into whose branded products or internally used products an Inphi Product is included or incorporated. For purposes of this definition, any customer of an Inphi Entity that is not a Supply Chain Customer shall be deemed to be an End Customer.

“End Date” has the meaning assigned to such term in Section 8.1(b) of the Agreement.

“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any Legal Requirement, including any Governmental Authorization required thereunder, relating to: (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, distribution, sale, labeling, production, Release or disposal of hazardous or toxic substances, materials or wastes; or (c) the protection of human health or safety (to the extent relating to exposure to Hazardous Materials).

“Equity Award Cash Consideration Amount” means an amount in cash equal to the sum of (a) the Per Share Cash Amount plus (b) the product of (i) the Exchange Ratio, multiplied by (ii) the Marvell Measurement Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with any of the Inphi Entities within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning assigned to such term in Section 1.9 of the Agreement.

“Exchange Fund” has the meaning assigned to such term in Section 1.9 of the Agreement.

“Exchange Ratio” has the meaning assigned to such term in Section 1.7(c)(iii) of the Agreement.

“Existing D&O Policies” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Expense Payment” means the Company Expense Payment or the Marvell Expense Payment.

“Fee Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“Final Exercise Date” has the meaning assigned to such term in Section 5.5 of the Agreement.

“Financing Source Related Parties” has the meaning assigned to such term in Section 9.11 of the Agreement.

“Financing Sources” means (a) JPMorgan and any financing sources added as parties to any Debt Commitment Letter in accordance with the terms of such Debt Commitment Letters, and (b) any financing sources party to any definitive documentation entered into pursuant to any Debt Commitment Letter.

“Financing Uses” has the meaning assigned to such term in Section 3.18(b) of the Agreement.

“Foreign Export and Import Law” means any Legal Requirement of a Governmental Body (other than a U.S. Governmental Body) regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data.

“Foreign Inphi Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Inphi Entity mandated by a Governmental Body outside the United States; (b) Inphi Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Inphi Employee Plan that covers or has covered any Inphi Associate whose services are or have been performed primarily outside of the United States.

“Form S-4 Registration Statement” means the registration statement on Form S-4 to be filed with the SEC by HoldCo in connection with issuance of HoldCo Common Stock in the Mergers, as such registration statement may be amended prior to the time it is declared effective by the SEC.

“fraud” has the meaning assigned to such term in Section 8.2 of the Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any prime Contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter Contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time since December 31, 2015 with: (a) any Governmental Body; (b) any prime contractor of a Governmental Body in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in clause “(a)” or clause “(b)” above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Authorization” means: (a) any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) any right under any Contract with any Governmental Body, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Body pursuant to any applicable foreign Legal Requirement relating to antitrust or competition matters.

“Governmental Body” means: (a) any multinational or supranational body exercising legislative, judicial or regulatory powers; (b) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) any federal, state, provincial, local, municipal, foreign or other government; (d) any instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization.

“Hazardous Materials” means any substance, material, chemical, element, compound, mixture, solution, and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or other words of similar import, or otherwise regulated, or which can form the basis for Liability, under any Environmental Law. Hazardous Materials include any substance, element, compound, mixture, solution and/or waste to which exposure is regulated by any Governmental Body or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“HoldCo” has the meaning assigned to such term in the preamble to the Agreement.

“HoldCo Common Stock” means the common stock, $0.002 par value per share, of HoldCo.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In-the-Money Company Option” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and has a per share exercise price for the Company Common Stock subject to such Company Option that is less than the Equity Award Cash Consideration Amount.

“Indemnified Persons” has the meaning assigned to such term in Section 5.8(b) of the Agreement.

“Indenture” means the 2015 Indenture, the 2016 Indenture or the 2020 Indenture.

“Inphi Associate” means any current or former employee, Contract Worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to any of the Inphi Entities or any Affiliate of any Inphi Entity.

“Inphi Contract” means any Contract: (a) to which any of the Inphi Entities is a party; (b) by which any of the Inphi Entities or any Inphi IP or any other asset of any of the Inphi Entities is or may become bound or under which any of the Inphi Entities has, or may become subject to, any obligation; or (c) under which any of the Inphi Entities has or may acquire any right or interest.

“Inphi Employee Agreement” means any management, employment, severance, transaction bonus, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Inphi Entities or any Affiliate of any Inphi Entity and any Inphi Associate, other than any such Contract which is terminable “at will” without any obligation on the part of any Inphi Entity or any Affiliate of any Inphi Entity to make any severance, change in control or similar payment or provide any benefit.

“Inphi Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, Contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Inphi Entities or any Affiliate of any Inphi Entity for the benefit of or relating to any current or former Inphi Associate of any Inphi Entity or any ERISA Affiliate of the Inphi Entities, or with respect to which any Inphi Entity has any current, or is reasonably likely to have any future, Liability.

“Inphi Entity” means: (a) the Company; (b) each Subsidiary of the Company; and (c) for purposes of Section 2 of the Agreement, each corporation or other Entity that has been merged into, that has been consolidated with or that otherwise is a predecessor to any of the Entities identified in clauses “(a)” and “(b)” above.

“Inphi Entity Returns” has the meaning assigned to such term in Section 2.15(a) of the Agreement.

“Inphi Inbound License” means any Contract pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Inphi Entity or granted to any Inphi Entity a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).

“Inphi IP” means all Intellectual Property and Intellectual Property Rights in which any of the Inphi Entities has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Inphi Listing Date” has the meaning assigned to such term in Section 2.3(a) of the Agreement.

“Inphi Outbound License” means any Contract pursuant to which any Inphi Entity has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Inphi IP.

“Inphi Patent License” means any Contract pursuant to which: (a) any Inphi Entity has granted to any Person a license, covenant not to sue, or other right or immunity under, in or to any one or more Patents; or (b) any Person has granted to any Inphi Entity any license, covenant not to sue, or other right or immunity under, in or to any one or more Patents (including any Contract that includes grants described in both clause “(a)” and clause “(b)”), in each case where the grant of a license, covenant not to sue, or other right or immunity under, in or to one or more Patents is a primary purpose of the Contract and is not merely incidental to the sale of a product.

“Inphi Pension Plan” means: (a) each Inphi Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA); and (b) any other occupational pension plan, including any final salary or money purchase plan.

“Inphi Product” means any version, release or model of any product or service (including Software) that has been, or is currently being, designed, developed, distributed, provided, licensed or sold by or on behalf of any Inphi Entity.

“Inphi Software” means Software owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any of the Inphi Entities at any time (other than commercially available “shrink wrap” or similar “off-the-shelf” software that is not incorporated or embodied in, or distributed or otherwise made available in connection with, any Inphi Product or otherwise material to an Inphi Entity’s business).

“Inphi Technology” means all IT Systems and Inphi Software or electronic hardware products or services made available, provided, sold, licensed to customers or leased to customers by the Inphi Entities, including any microchips, firmware, on-premise software, mobile applications or browser extensions made available or provided by any of the Inphi Entities.

“Information Privacy and Security Laws” means all applicable Legal Requirements relating to the processing, use, disclosure, collection, privacy, processing, transfer or security of Protected Information, surveillance, espionage or national security and all regulations promulgated and guidance issued by Governmental Bodies thereunder.

“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, recipes, know-how, materials, chemistries, technical data and customer lists, and all documentation relating to any of the foregoing; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)), interfaces, integrated circuits, photomasks, architectures, designs, diagrams, documentation, files, layouts, records, schematics, specifications, verilog files, netlists, emulation and simulation reports, IP cores, gate arrays, test vectors and hardware development tools; (d) URLs and websites; (e) logos and marks (including brand names, product names, and slogans); and (f) any other form of technology, whether or not embodied in any tangible medium.

“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, which may include all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; and (f) any other proprietary rights in Intellectual Property or similar or equivalent rights to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“IT System” means any software, hardware, network or systems owned or controlled by or on behalf of any of the Inphi Entities, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by any of the Inphi Entities, mail server, firewall, database, source code or object code.

“ITAR” means the International Traffic in Arms Regulations.

“J.P. Morgan Securities” has the meaning assigned to such term in Section 3.20 of the Agreement.

“Joint Proxy Statement/Prospectus” means the joint proxy statement/prospectus to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting and to Marvell’s shareholders in connection with the Marvell Shareholders’ Meeting.

“JPMorgan” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“knowing and intentional breach” has the meaning assigned to such term in Section 8.2 of the Agreement.

“Knowledge” means with (a) with respect to the Company, the knowledge of the individuals identified on Part 1.1 of the Company Disclosure Schedule, after reasonable inquiry, and (b) with respect to Marvell, the knowledge of the individuals on Part 1.1 of the Marvell Disclosure Schedule, after reasonable inquiry.

“Leased Real Property” has the meaning assigned to such term in Section 2.7(a) of the Agreement.

“Leases” has the meaning assigned to such term in Section 2.7(a) of the Agreement.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, guidance, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Any statement in Section 3 of the Agreement to the effect that any information, document or other material has been “Made Available to the Company” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least three Business Days before the date of the Agreement; (b) made available for review by the Company or the Company’s Representatives at least 24 hours prior to the execution of the Agreement in the “Maui” virtual data room maintained by Marvell with Intralinks in connection with the Mergers; or (c) acknowledged in writing by the Company or its counsel as being deemed Made Available to the Company.

Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “Made Available to Marvell” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least three Business Days before the date of the Agreement; (b) made available for review by Marvell and Marvell’s Representatives at least 24 hours prior to the execution of the Agreement in the “Palau” virtual data room maintained by the Company with RR Donnelly in connection with the Mergers; or (c) acknowledged in writing by Marvell or its counsel as being deemed Made Available to Marvell.

“Major Customer” has the meaning assigned to such term in Section 2.11(a) of the Agreement.

“Major Supplier” has the meaning assigned to such term in Section 2.11(b) of the Agreement.

“Marvell” has the meaning assigned to such term in the preamble to the Agreement.

“Marvell Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Marvell is a constituent Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (iii) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(b) any issuance of securities, acquisition of securities or other transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of Marvell; or (ii) in which Marvell issues securities representing 15% or more of the outstanding securities of any class of Marvell (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(c) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Marvell Entities; or

(d) any liquidation or dissolution of Marvell or any of its Significant Subsidiaries.

“Marvell Adverse Recommendation Change” has the meaning assigned to such term in Section 5.3(e) of the Agreement.

“Marvell Balance Sheet” means the unaudited consolidated balance sheet of Marvell and its consolidated Subsidiaries as of August 1, 2020 included in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2020, as filed with the SEC on August 28, 2020.

“Marvell Board Recommendation” has the meaning assigned to such term in Section 3.13(b) of the Agreement.

“Marvell Bye-Law Amendment” means an amendment to the Marvell Bye-Laws in the form set forth on Exhibit E.

“Marvell Bye-Law Proposal” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Bye-Laws” means Marvell’s Fourth Amended & Restated Bye-Laws.

“Marvell Change in Circumstances” has the meaning assigned to such term in Section 5.3(f)(ii) of the Agreement.

“Marvell Common Share” means a common share, $0.002 par value per share, of Marvell.

“Marvell Disclosure Schedule” means the disclosure schedule that has been prepared by Marvell in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by Marvell to the Company on the date of the Agreement.

“Marvell Employee Plan” has the meaning assigned to such term in Section 5.7(b) of the Agreement.

“Marvell Entity” means Marvell or any Subsidiary of Marvell.

“Marvell Equity Award” means any Marvell Option, Marvell RSU or Marvell PSU.

“Marvell Equity Plans” means Marvell’s Amended and Restated 1995 Stock Option Plan, the Cavium, Inc. 2016 Equity Incentive Plan, the Cavium, Inc. 2007 Equity Incentive Plan, the Aquantia Corp. 2017 Equity Incentive Plan, the Aquantia Corp. 2015 Equity Incentive Plan, the Aquantia Corp. 2004 Equity Incentive Plan, the QLogic Corporation 2005 Performance Incentive Plan and the Marvell ESPP.

“Marvell ESPP” means Marvell’s 2000 Employee Stock Purchase Plan as Amended and Restated as of October 31, 2011.

“Marvell Expense Payment” has the meaning assigned to such term in Section 8.3(l) of the Agreement.

“Marvell Indemnified Persons” has the meaning assigned to such term in Section 5.8(b) of the Agreement.

“Marvell IP” means all Intellectual Property Rights and Intellectual Property in which any of the Marvell Entities has (or purports to have) an ownership interest.

“Marvell Listing Date” has the meaning assigned to such term in Section 3.3(a) of the Agreement.

“Marvell Measurement Price” means an amount equal to the volume weighted average trading price of a Marvell Common Share on the Marvell Stock Exchange for the five consecutive trading days ending on the trading day immediately preceding the Closing Date.

“Marvell Merger Proposal” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Option” means an option to purchase Marvell Common Shares from Marvell (whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Marvell Preferred Share” means a preferred share, $0.002 par value per share, of Marvell.

“Marvell Products” means all versions, releases and models of all products and services (including Software) that have been, or are currently being designed, developed, distributed, provided, licensed, or sold by or on behalf of any Marvell Entity.

“Marvell PSU” means a restricted stock unit representing the right to vest in and be issued Marvell Common Shares by Marvell, whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests based on achievement of performance targets, including performance targets related to the price of Marvell Common Shares on a relative or absolute basis.

“Marvell Recommendation Change Notice” has the meaning assigned to such term in Section 5.3(f)(i) of the Agreement.

“Marvell RSU” means a restricted stock unit representing the right to vest in and be issued Marvell Common Shares by Marvell, whether granted by Marvell pursuant to the Marvell Equity Plans, assumed by Marvell in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested, which right vests solely based on continued service to Marvell or an Affiliate of Marvell, including units that settle on a deferred basis.

“Marvell SEC Reports” has the meaning assigned to such term in Section 3.4(a) of the Agreement.

“Marvell Share Certificate” has the meaning assigned to such term in Section 1.8(a) of the Agreement.

“Marvell Shareholders’ Meeting” has the meaning assigned to such term in Section 5.3(a) of the Agreement.

“Marvell Stock Exchange” means Nasdaq, but if Nasdaq is no longer the principal U.S. trading market for Marvell Common Shares, then “Marvell Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which Marvell Common Shares are then traded.

“Marvell Termination Fee” has the meaning assigned to such term in Section 8.3(e) of the Agreement.

A “Marvell Triggering Event” shall be deemed to have occurred if: (a) Marvell’s board of directors or any committee thereof shall have: (i) withdrawn the Marvell Board Recommendation; (ii) modified the Marvell Board Recommendation in a manner adverse to the Company; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.3(e) of the Agreement; (b)(i) Marvell, Marvell’s board of directors (or any committee thereof) or any director of Marvell takes any action that is disclosed in a filing made by Marvell or any director of Marvell with the SEC indicating that one or more directors of Marvell do not support the Mergers, (ii) any action referred to in clause “(b)(i)” is otherwise publicly disclosed by Marvell or Marvell’s board of directors (or any committee thereof), or is disclosed by any director of Marvell in a publication, release, report or broadcast that is widely disseminated or (iii) following any meeting of Marvell’s board of directors, the Marvell Board Recommendation is no longer unanimous and such fact is publicly disclosed; (c) Marvell shall have failed to include the Marvell Board Recommendation in the Joint Proxy Statement/Prospectus; (d) the Company shall have requested, at any time after a Disruptive Marvell Acquisition Proposal has been publicly disclosed, commenced, announced or made, that the Marvell Board Recommendation be reaffirmed publicly, and Marvell’s board of directors shall have failed to reaffirm the Marvell Board Recommendation unanimously and publicly within 10 Business Days after such request was made (or, if earlier, prior to the Marvell Shareholders’ Meeting), it being understood that the Company shall not be entitled to request such reaffirmation more than one time with respect to each Disruptive Marvell Acquisition Proposal (provided that any modification to the financial or other material terms of such Disruptive Marvell Acquisition Proposal shall constitute a new Disruptive Marvell Acquisition Proposal for purposes of the foregoing); (e) a tender or exchange offer relating to Marvell Common Shares shall have been commenced and Marvell shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Marvell Shareholders’ Meeting), a statement disclosing that Marvell recommends rejection of such tender or exchange offer and reaffirming the Marvell Board Recommendation; or (f) any of the Marvell Entities or any Representative of any of the Marvell Entities shall have breached any of the provisions of Section 4.4 of the Agreement and such breach results in a Disruptive Marvell Acquisition Proposal.

“Material Adverse Effect on the Company” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, operations, financial condition or results of operations of the Inphi Entities, taken as a whole; provided, however, that an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company if such effect, change, development, event or circumstance results or arises from: (a) any adverse change in economic, financial, capital market, political or social conditions in the United States or in other locations in which the Inphi Entities have material operations that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (b) any adverse change in conditions generally affecting the semiconductor industry that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (c) changes in the stock price or trading volume of the Company Common Stock (it being understood that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether a Material Adverse Effect on the Company has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (d) the failure of the Company to meet securities analysts’ published projections of earnings, revenues or other financial metrics or the failure of the Company to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect on the Company has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (e) any adverse change that is effected after the date of the Agreement in Legal Requirements or other legal or regulatory conditions, or in GAAP or other accounting standards (or the interpretation thereof), that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (f) any act of war, sabotage or terrorism that occurs, worsens or changes after the date of the Agreement in the U.S. or in other locations in which the Inphi Entities have material operations and that does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such act of war, sabotage or terrorism may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (g) any act of God, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, weather conditions, epidemic, pandemic or disease outbreak (including the COVID-19 virus or the continuation or worsening thereof) or other force majeure event (including actions taken by Governmental Bodies in connection with such events) that occurs, worsens or changes after the date of the Agreement and that in each case does not have a disproportionate adverse impact on the Inphi Entities relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such event may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the Company); (h) the public announcement of the Agreement or the Contemplated Transactions (including the public announcement and identification of Marvell as a Principal Party or any public communication by Marvell or any of its Affiliates regarding its plans or intentions with respect to the business of the Company or any other Inphi Entity) or any loss of customers, suppliers, distributors or other business partners or employees suffered by the Company as a result of such public announcement; or (i) any stockholder class action or derivative litigation arising from or relating to the Agreement or the Contemplated Transactions commenced against the Company after the date of the Agreement and alleging a breach of fiduciary duty of the Company’s directors relating to their approval of the Agreement or false or misleading public disclosure by the Company with respect to the Agreement.

“Material Adverse Effect on Marvell” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, operations, financial condition or results of operations of the Marvell Entities, taken as a whole; provided, however, that an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell if such effect, change development, event or circumstance results or arises from: (a) any adverse change in economic, financial, capital market, political or social conditions in the United States or in other locations in which the Marvell Entities have material operations that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (b) any adverse change in conditions generally affecting the semiconductor industry that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (c) changes in the share price or trading volume of Marvell Common Shares (it being understood that the facts or circumstances giving rise to any such change in share price or trading volume may be taken into account in determining whether a Material Adverse Effect on Marvell has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (d) the failure of Marvell to meet securities analysts’ published projections of earnings, revenues or other financial metrics or the failure of the Company to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect on Marvell has occurred or would reasonably be expected to occur, if such facts or circumstances are not otherwise excluded from such determination pursuant to this proviso); (e) any adverse change that is effected after the date of the Agreement in Legal Requirements or other legal or regulatory conditions, or in GAAP or other accounting standards (or the interpretation thereof), that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such adverse change may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (f) any act of war, sabotage or terrorism that occurs, worsens or changes after the date of the Agreement in the U.S. or in other locations in which the Marvell Entities have material operations and that does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such act of war, sabotage or terrorism may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (g) any act of God, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, weather conditions, epidemic, pandemic or disease outbreak (including the COVID-19 virus or the continuation or worsening thereof) or other force majeure event (including actions taken by Governmental Bodies in connection with such events) that occurs, worsens or changes after the date of the Agreement and that in each case does not have a disproportionate adverse impact on the Marvell Entities (other than HoldCo, Bermuda Merger Sub and Delaware Merger Sub) relative to other participants in the semiconductor industry (it being understood that the incremental disproportionate adverse impact or impacts of such event may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on Marvell); (h) the public announcement of the Agreement or the Contemplated Transactions (including the public announcement and identification of the Company or Marvell as a Principal Party or any public communication by Marvell, the Company or any of their respective Affiliates regarding Marvell’s plans or intentions with respect to the business of the Company or any other Inphi Entity) or any loss of customers, suppliers, distributors or other business partners or employees suffered by Marvell as a result of such public announcement; or (i) any shareholder class action or derivative litigation arising from or relating to the Agreement or the Contemplated Transactions commenced against Marvell after the date of the Agreement and alleging a breach of fiduciary duty of Marvell’s directors relating to their approval of the Agreement or false or misleading public disclosure by Marvell with respect to the Agreement.

“Material Contract” has the meaning assigned to such term in Section 2.9(a) of the Agreement.

“Maximum Premium” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Mergers” has the meaning assigned to such term in the recitals to the Agreement.

“Nasdaq” means the Nasdaq Global Select Market, but if the Nasdaq Global Select Market is no longer the principal U.S. trading market for the Company Common Stock or Marvell Common Shares, as applicable, then “Nasdaq” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the Company Common Stock or Marvell Common Shares, as applicable, is then traded.

“Nasdaq Rules” means the rules and regulations of Nasdaq.

“New Debt Commitment Letter” has the meaning assigned to such term in Section 5.18(c) of the Agreement.

“New Fee Letter” has the meaning assigned to such term in Section 5.18(c) of the Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” means Software that is distributed or made available under “open source” or “free software” terms, including any Software distributed or made available: (a) under any license that is approved by the Open Source Initiative and listed at https://www.opensource.org/licenses, including the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms; or (b) with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be (i) disclosed, distributed or made available in source code form, (ii) licensed for the purpose of making modifications or derivative works or (iii) redistributable at no or nominal charge.

“Order” means any order, writ, injunction, judgment or decree.

“Out-of-the-Money Option ” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Delaware Merger Effective Time and which has a per share exercise price for the Company Common Stock subject to such Company Option that is equal to or greater than the Equity Award Cash Consideration Amount.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Per Share Cash Amount” has the meaning assigned to such term in Section 1.7(c)(iii) of the Agreement.

“Permitted Encumbrance” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Inphi Entity is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Legal Requirements, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

“Person” means any individual, Entity or Governmental Body.

“Personal Data” means: (a) any information that identifies, or in combination with other information may identify, is linked to, or relates to an individual, or is capable of being associated with an individual, household or device; and (b) any data that qualifies as “personal data,” “personal information,” “personally identifiable information,” “non-public financial information” or any similar term under Information Privacy and Security Laws.

“Pre-Closing Period” has the meaning assigned to such term in Section 1.7(d) of the Agreement.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, “Money Rates” section, as the prime rate, as in effect from time to time.

“Principal Party” has the meaning assigned to such term in the preamble to the Agreement.

“Protected Information” means any information that: (a) is Personal Data; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) any Inphi Entity receives from or on behalf of any individual customer of such Inphi Entity; (d) is covered by the PCI DSS; (e) is subject to a confidentiality obligation or in which any Inphi Entity has Intellectual Property Rights; or (f) is derived from Protected Information.

“Qatalyst” has the meaning assigned to such term in Section 2.25 of the Agreement.

“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all Patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Registrar” has the meaning assigned to such term in Section 1.4(a) of the Agreement.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Materials from any source into, through or upon the indoor or outdoor environment.

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Requesting Authority” means any U.S. Governmental Body, other than the Federal Trade Commission or the Department of Justice, that, at any time during the Pre-Closing Period, requests, asserts or attempts to assert jurisdiction over, or requests, requires or attempts to require from any of the parties to the Agreement a filing or submission relating to, the Bermuda Merger, the Delaware Merger or any of the other Contemplated Transactions.

“Required Company Stockholder Vote” has the meaning assigned to such term in Section 2.23 of the Agreement.

“Required Marvell Shareholder Vote” means: (a) if the Marvell Bye-Law Amendment is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast on the proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholders’ Meeting (or any adjournment or postponement thereof) at which a quorum is present; or (b) if the Marvell Bye-Law Amendment is not approved, the affirmative vote (in person or by proxy) of three-fourths of the votes cast on the proposal to approve this Agreement, the Statutory Merger Agreement and the Bermuda Merger at the Marvell Shareholders’ Meeting (or any adjournment or postponement thereof) at which a quorum is present.

“Reverse Termination Fee” has the meaning assigned to such term in Section 8.3(g) of the Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” has the meaning assigned to such term in Section 2.3(b) of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Sexual Misconduct Allegation” has the meaning assigned to such term in Section 2.16(g) of the Agreement.

“Significant Subsidiary” means, with respect to an Entity, any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.

“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.

“Solvent” has the meaning assigned to such term in Section 3.19 of the Agreement.

“Source Material” means, collectively, any Software or integrated-circuit, hardware, or component design or programming materials, or related documentation, expressed in source code or other human-readable form, and any elements of design or programming in netlist, hardware description language, or photomask form, including any design databases, GDSII files and circuit schematics and simulations.

A “Specified Circumstance” shall be deemed to exist if: (a) any of the conditions set forth in Section 6.8 or Section 7.8 of the Agreement is not satisfied and has not been waived; or (b) as a result of a challenge, suit, action or legal proceeding brought by a Specified Governmental Body under any applicable antitrust or competition Legal Requirement or by any Requesting Authority, any of the conditions set forth in Section 6.9, Section 6.10 or Section 7.9 of the Agreement is not satisfied and has not been waived.

“Specified Company Acquisition Agreement” has the meaning assigned to such term in Section 8.1(j) of the Agreement.

“Specified Governmental Body” means any Governmental Body that has jurisdiction over: (a) the Company, Marvell, HoldCo, Bermuda Merger Sub, Delaware Merger Sub or any of their respective Significant Subsidiaries; (b) any business or asset of any Inphi Entity that is material to the Inphi Entities, taken as a whole; or (c) any business or asset of any Marvell Entity that is material to the Marvell Entities, taken as a whole.

“Specified Marvell Acquisition Agreement” has the meaning assigned to such term in Section 8.1(k) of the Agreement.

“Specified Representations” means the representations and warranties of the Company contained in: (a) Section 2.3(a), the first and last sentences of Section 2.3(b) and Sections 2.3(d), 2.20, 2.22, 2.23, 2.25 and 2.26 of the Agreement; and (b) clause “(a)” of Section 2.5 of the Agreement.

“Standards Organization” has the meaning assigned to such term in Section 2.8(c) of the Agreement.

“Statutory Merger Agreement” has the meaning assigned to such term in the recitals to the Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Supply Chain Customer” means any contract manufacturer, electronics manufacturing service provider, original design manufacturer or other Person that makes the determination as to whether an Inphi Product will be included or incorporated with or into any product for an End Customer.

“Surviving Bermuda Company” has the meaning assigned to such term in Section 1.1(a) of the Agreement.

“Surviving Delaware Corporation” has the meaning assigned to such term in Section 1.1(b) of the Agreement.

“Tail Policy Purchaser” has the meaning assigned to such term in Section 5.8(c) of the Agreement.

“Takeover Statute” has the meaning assigned to such term in Section 2.21 of the Agreement.

“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Term Loan Commitment Letter” has the meaning assigned to such term in Section 3.18(a) of the Agreement.

“U.S. Export and Import Law” means any U.S. Legal Requirement regulating exports, re-export, deemed (re)export, transfer or imports to or from the United States of goods, services, software or technical data from the United States, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the Arms Export Control Act, ITAR, the economic sanctions laws, regulations and executive orders administered by OFAC, the Tariff Act of 1930 and the Trade Act of 1974.

“Uncertificated Company Share” has the meaning assigned to such term in Section 1.8(b) of the Agreement.

“Uncertificated Marvell Share” has the meaning assigned to such term in Section 1.8(a) of the Agreement.

“Vested Company MSU Shares” has the meaning assigned to such term in Section 5.4(g) of the Agreement.

“WARN” means, collectively, the WARN Act and all similar foreign, state, or local “mass layoff,” “relocation,” “planting closing” or “termination” Legal Requirements.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

EXHIBIT B

FORM OF STATUTORY MERGER AGREEMENT

B-1

EXHIBIT C

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF HOLDCO

C-1

EXHIBIT D

FORM OF AMENDED AND RESTATED

BYLAWS OF HOLDCO

D-1

EXHIBIT E

FORM OF MARVELL BYE-LAW AMENDMENT

E-1